As filed with the Securities and Exchange Commission on October 6, 2008
Registration No.  333-146177

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 2
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 RJO GLOBAL TRUST
(Exact name of registrant as specified in its charter)

Delaware	6799	36-4113382
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o R.J. O’Brien Fund Management, LLC
222 South Riverside Plaza, Suite 900
Chicago, Illinois 60606
telephone (312) 373-5000
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Annette Cazenave
c/o R.J. O’Brien Fund Management, LLC
222 South Riverside Plaza, Suite 900
Chicago, Illinois 60606
telephone (312) 373-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copy to:
Timothy P. Selby, Esq.
Alston & Bird LLP
90 Park Avenue
New York, New York 10016

 Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

 The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The trust changed its name from “JWH Global Trust” to “RJO Global Trust” on September 26, 2008.

Subject to Completion: Dated October 6, 2008

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PART I – DISCLOSURE DOCUMENT
RJO GLOBAL TRUST
998,670.94916 Units of Beneficial Interest
The Trust
The RJO Global Trust is a Delaware statutory trust that trades in the U.S. and international futures and forward markets in equities, fixed income, currencies, interest rates, energy and agricultural products, metals, commodities indices, and stock indices.  The primary objective of the trust is capital appreciation.  R.J. O’Brien Fund Management, LLC, the managing owner of the trust, pursues this objective by allocating the trust’s assets to a diverse group of experienced trading advisors.  The managing owner seeks to reduce volatility and risk of loss by participating in broadly diversified global markets and implementing risk control policies.  An investment in the trust offers a means of diversifying a traditional portfolio of equities and debt.

The Managing Owner
R.J. O’Brien Fund Management, LLC, a registered commodity pool operator, is the managing owner and sponsor of the trust.

Minimum Subscription Amounts
First-time investors (initial subscription)	$5,000
Existing investors (additional subscription minimums)	$1,000
IRAs, tax-exempt accounts	$2,000

The Trading Advisors
The following trading advisors trade the trust’s assets:
•	Abraham Trading, L.P.;
•	AIS Futures Management, LLC;
•	Global Advisors, L.P.;
•	John W. Henry & Company, Inc.; and
•	Peninsula L.P.

The managing owner may add, remove or replace any trading advisor without the consent of or advance notice to investors.

The Units
Units are available for subscription on the last business day of each month at the current net asset value per unit.  As of August 31, 2008, the net asset value per unit was $91.38.  The units are offered in two classes.  Class A units are subject to a selling commission.  Class B units are not charged a selling commission, and will only be offered to certain qualified investors participating in a program through certain financial advisors.

The Offering
Subscriptions will initially be deposited in an escrow account at The Bank of New York Mellon Corporation.  Upon acceptance of an investor’s subscription agreement by the managing owner, 100 percent of the subscription amount will be invested in the trust as of the first business day of the month at which time it will immediately be allocated to the trading advisors.  The units are offered on a continuous basis.  There is no scheduled termination date for the offering of units.  R.J. O’Brien Securities, LLC is the lead selling agent of the units.  Additional selling agents retained by the lead selling agent will use their best efforts to sell the units offered.  There is no minimum number of units which must be sold during a particular month.

THE RISKS YOU FACE
Before you decide whether to invest, you should read this entire prospectus carefully and consider “The Risks You Face” beginning on page 11 and “Conflicts of Interest” beginning on page 61.

•	These are speculative securities. You could lose all or substantially all of your investment in the trust.
•	The trust’s futures, forward and options trading is speculative and trading performance has been, and is expected to be, volatile.
•
The trust takes positions with total values that are bigger than the total amount of the trust’s assets.  The face value of the trust’s positions typically range from two to fifteen times its aggregate net assets.

•	Past performance is not necessarily indicative of future results.
•
The trust is subject to substantial charges and must generate trading profits, after taking into account estimated interest income, of 6.79% to 7.14% with respect to the Class A units (4.79% to 5.14% with respect to Class B units) after one year to cover its expenses and break even.

•	Some assets of the trust are traded on non-U.S. markets that are not subject to the same degree of regulation as U.S. markets.
•	You will be taxed on your share of the trust’s income even though the trust does not intend to make any distributions.
•
There is no secondary market for the units and none is expected to develop.  Units may only be redeemed as of the end of a calendar month subject to a 1.5% redemption charge through the end of the eleventh month after issuance.

Before you invest, you will be required to represent and warrant that you meet applicable state minimum financial suitability standards.  You are encouraged to discuss the investment with your financial, legal, and tax advisors before you invest in the trust.

This prospectus is in two parts: a disclosure document and a statement of additional information.  These parts are bound together, and both contain important information.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

R.J. O’Brien Fund Management, LLC
Managing Owner
The date of this prospectus is             , 2008.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL.  IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS.  SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL.  IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES.  IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS.  THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 23 TO 27 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAKEVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 7.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL.  THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 11 TO 18.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS.  TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS.  FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

RJO GLOBAL TRUST

PART ONE
DISCLOSURE DOCUMENT

Summary	2
Organization Chart	10
The Risks You Face	11
How the Trust Works	18
Performance of the Trust	20
Hypothetical Performance Information	21
Chargses	23
Interest Income	27
The Managing Owner	27
The Trading Advisors	29
Brokerage Arrangements	59
Redemptions; Net Asset Value	60
Conflicts of Interest	61
Fiduciary Duty and Remedies	63
The Trust and the Trustee	64
Tax Consequences	68
Benefit Plan Investors	73
Plan of Distribution	74
Lawyers	76
Accountants	76
Privacy Policy	76

PART TWO
STATEMENT OF ADDITIONAL
INFORMATION

Managed Futures Funds in General	78
The ROle of Managed Futures in Your Portfolio	80
Futures Markets and Trading Methods	83
Supplemental Performance and Statistical Information	86
Exhibit A--Eighth Amended and Restated Declaration and Agreement of Trust	A-1
Exhibit B--Sup0scription Requirements	B-1
Exhibit C-A--Class A Units Subscription Agreement and Power of Attorney	C-A-1
Exhibit C-B--Class B Units Supscription Agreement and Power of Attorney	C-B-1
Request for Redemption	D-1

SUMMARY

This summary highlights certain information contained elsewhere in this prospectus.  Before you decide to invest in the trust, you should read the entire prospectus, the statement of additional information, financial statements, and the exhibits.

The Trust

The RJO Global Trust is a Delaware statutory trust (formed in 1996) that trades in the U.S. and international futures and forward markets in equities, fixed income, currencies, interest rates, energy and agricultural products, metals, commodities indices, and stock indices.  The primary objective of the trust is capital appreciation.  R.J. O’Brien Fund Management, LLC, the managing owner of the trust, pursues this objective by allocating the trust’s assets to a diverse group of experienced trading advisors.  The managing owner seeks to reduce volatility and risk of loss by participating in broadly diversified global markets and implementing risk control policies. An investment in the trust offers a means of diversifying a traditional portfolio of equities and debt.  Investing in the trust poses risks to investors and you are encouraged to read “The Risk You Face” beginning on page 11.

The office of the trust is located at c/o R.J. O’Brien Fund Management, LLC, 222 South Riverside Plaza, Suite 900, Chicago, Illinois 60606; telephone (312) 373-5000.

The Managing Owner

R.J. O’Brien Fund Management, LLC, a registered commodity pool operator, is the managing owner and sponsor of the trust.  The managing owner is a subsidiary of R.J. O’Brien Holdings, Corp.  The managing owner was originally incorporated in Illinois in 2006 and was reformed as a limited liability company in Delaware in July 2007.  The managing owner has been registered with the Commodity Futures Trading Commission (the CFTC) as a commodity pool operator since December 1, 2006, and has been a member of the National Futures Association (the NFA) in such capacity since December 1, 2006.  As of August 31, 2008, the managing owner was managing approximately $69.2 million in client assets.  The managing owner maintains its principal office at 222 South Riverside Plaza, Suite 900, Chicago, Illinois 60606; telephone (312) 373-5000.  See the organizational chart of the trust at page 10.

As of August 31, 2008, the trust’s capitalization was approximately $69,177,836, the net asset value per unit was $91.38, and the trust had approximately 4,436 unitholders.

The History of the Trust

CIS Investments Inc., a subsidiary of Cargill Investor Services, Inc., was the original managing owner of the trust.  On August 31, 2005, Refco Group Ltd., LLC acquired the global brokerage operations of Cargill, including CIS Investments Inc.  At that time, Refco Commodity Management, Inc., a subsidiary of Refco, Inc., became the managing owner of the trust.  On October 17, 2005, Refco, Inc. and Refco Capital Markets Ltd. (an entity which held some of the trust’s excess cash margin) filed for bankruptcy protection in the Southern District of New York (Refco Commodity Management, Inc. filed for bankruptcy protection at a later date).  Subsequently, a subsidiary of R.J. O’Brien Associates, LLC acquired the managing owner interest of the trust from Refco, Inc. and Refco Commodity Management, and on November 30, 2006, R.J. O’Brien Fund Management became the managing owner of the trust.

In October 2005, a portion of the trust’s net asset value equal to an amount representing the excess cash margin held at Refco Capital Markets, Ltd., the trust’s former futures and currency broker, was transferred to a non-trading account.  The trust's capitalization and net asset value per unit excludes the assets in the non-trading account.  A subscription in the trust will not include an interest in the non-trading account as the interests in such account are solely for the benefit of those effected investors.  For more information about Refco, Inc., Refco Commodity Management, and the related bankruptcy, see the notes to our financial statements in Exhibit 13.01 to our annual report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference herein.

The Trading Advisors

The trust was originally established and operated as a single-advisor commodity pool.  As of November 1, 2008, the trust became a multi-advisor commodity pool.  The following trading advisors will each trade a percentage of the trust’s assets, with an initial allocation as indicated below:

•	Abraham Trading, L.P. – Trading Diversified – 20%
•	AIS Futures Management, LLC – Multi Asset Allocation Portfolio – 20%
•	Global Advisors, L.P. – Commodity Systematic – 20%
•	John W. Henry & Company, Inc. – Diversified Plus – 20%
•	Peninsula L.P. – Tactical Macro – 20%

The managing owner is responsible for selecting, monitoring, and replacing trading advisors.  The managing owner may change the allocation to each advisor, add, remove or replace any trading advisor without the consent of or advance notice to investors.

The Trust and Its Investment Objectives

The primary objective of the trust is substantial capital appreciation through trading directed by the diverse group of trading advisors.  At the same time, the trading advisors will attempt to reduce volatility and risk of loss by participating in diversified markets and applying risk control policies.

Through an investment in the trust, investors have the opportunity to participate in markets not typically represented in an individual’s portfolio, and the potential to profit from rising as well as falling prices.  The success of the trading advisors’ trading is not dependent upon favorable economic conditions, national or international.  Indeed, periods of economic uncertainty can augment the profit potential of the trust by increasing the likelihood of significant movements in commodity prices, the exchange rates between various countries, world stock prices and interest rates.  The trust’s assets are rebalanced at the end of each quarter among the trading advisors in accordance with the percentages above.

Below is a brief description of each trading program utilized by the trading advisors on behalf of the trust.

Abraham Trading, L.P. – Trading Diversified:  Abraham Trading was founded in 1988.  Abraham’s trading approach contains four sub-systems with independent entry and exit points along with enhanced risk management applications.  The portfolio includes 40 markets.  The average holding period is four to six weeks.  In June of 1999, the four subsystems became much longer term in nature.  Trade filters were also added and the portfolio expanded to 51 markets.  By 2005, 15 subsystems had been incorporated.  For a complete description of Abraham’s trading program, please see “The Trading Advisors – Abraham Trading Co.” beginning on page 32.

AIS Futures Management, LLC – Multi Asset Allocation Portfolio:  AIS Futures Management was founded in 1992.  AIS’ trading process employs a combination of discretionary input from its principals, who have years of accumulated experience, and the firm's proprietary applied intelligence software based on the quantitative analysis of years of daily historical prices and probability theory.  The trading program maintains long, short or neutral positions in each of the following six asset classes:  equities, fixed income, currencies, metals, agricultural products and energy products.  The research of AIS’ general partner resulted in the selection of these six asset classes to comprise the trading program because AIS deems them to represent major economic/financial sectors and because their research of available studies of asset classes over long periods have demonstrated that the performance of these assets has been non- or negatively correlated to each other.  AIS believes that the unique combination of these six asset classes, because of their historic non- or negative correlation, contributes to the potential for higher risk adjusted returns than for a program that trades more highly correlated assets.  For a complete description of AIS’ trading program, please see “The Trading Advisors – AIS Futures Management LLC” beginning on page 37.

Global Advisors, L.P. – Commodity Systematic:  The operations now conducted by Global Advisors began in 1999.  Global Advisors operates a systematic quantitative trading and portfolio management tool that has been developed specifically for the commodities futures markets.  Global Advisors describes its system’s core trading style as a “breakout follower” because it tends to have a low correlation with pure trend following approaches.  The suite of models has been designed by Global Advisors to offer diversification within the commodity niche, by trading inter and intra-commodity spreads as well as outright commodities. Trades are structured to minimize the effects of transactions costs and to increase capacity within its markets.  The program trades, energy, base metals, precious metals, agricultural markets and commodity indices.  No financial markets are traded.  For a complete description of Global Advisor’s trading program, please see “The Trading Advisors – Global Advisors L.P.” beginning on page 41.

John W. Henry & Company, Inc. – JWH Diversified Plus:  John W. Henry & Company was founded in 1981.  John W. Henry & Company, Inc.’s trading program is a broadly diversified program that combines three separate two-phase reversal systems with a dynamic sizing of individual market positions based on volatility. The three trend-following models utilize different time horizons to permit multiple entry and exit points. Portfolio exposure will vary based on the relative positions (long or short) of the three models used.  For a complete description of John W. Henry’s trading program, please see “The Trading Advisors – John W. Henry & Company, Inc.” beginning on page 45.

Peninsula L.P. – Tactical Macro:  Peninsula L.P. was founded in 1998.  The broad objective of Peninsula’s trading approach is to utilize internally developed fundamental and quantitative models to opportunistically capitalize on macroeconomic and financial market dislocation.  Peninsula applies a short-term, discretionary trading strategy to profit from both intra-day and short horizon market movements around identifiable market equilibria.  The portfolio is primarily comprised of futures and options contracts on U.S. interest rate and U.S. equity indices.  A principal underlying premise of the strategy is that markets at any given time are largely in equilibrium.  For a complete description of Peninsula’s trading program, please see “The Trading Advisors – Peninsula L.P.” beginning on page 55.

The Offering

Units are available for subscription on the last business day of each month at the current net asset value per unit.  As of August 31, 2008, the net asset value per unit was $91.38.  R.J. O’Brien Securities, LLC is the lead selling agent of the units and has retained additional selling agents to offer the units on a reasonable efforts basis.  The units are offered in two classes.  Class A units are subject to a selling commission.  Class B units are not charged a selling commission, and will only be offered to certain qualified investors participating in a program through certain financial advisors.

In order to purchase units, an investor must complete, execute and deliver a subscription agreement and power of attorney, which accompanies this prospectus.  A signed subscription agreement must be received by the trust’s administrator, The Bank of New York Mellon Corporation, no later than the fifth business day prior to the month-end of investment (including the last business day of the month) in order to be received and approved by the managing owner in time for the subscriber to be accepted as an investor as of the last business day of the month.

The minimum initial investment is $5,000 for individuals and $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts.  Subscriptions in excess of these minimums are permitted in $100 increments.  Additional subscriptions by existing unitholders are permitted in $1,000 minimums in $100 increments.  There is no minimum number of units that must be sold during a particular month.  There is no maximum aggregate subscription amount for the trust.

Subscriptions will initially be deposited in an escrow account at The Bank of New York Mellon Corporation.  Upon acceptance of an investor’s subscription agreement by the managing owner, 100% of the subscription amount will be invested in the trust as of the last business day of the month at which time it will immediately be allocated to the trading advisors.  The units are offered on a continuous basis.  There is no scheduled termination date for the offering of units.  The managing owner may, in its sole discretion, reject any subscription in whole or in part.

Major Risks of the Trust

•	The trust is a speculative investment and its performance is expected to be volatile. It is not possible to predict how the trust will perform over the long or short term.
•	Investors must be prepared to lose all or substantially all of their investment in the units.
•	There can be no assurance that the past performance of either the trust or the trading advisors is indicative of how they will perform in the future.
•	To date, the performance of the trust has been volatile. The net asset value per unit has varied by more than 16.01% in a single month.
•	The trust could incur large losses over short periods.
•
The trust is subject to substantial charges and must generate trading profits, after taking into account estimated interest income, of 6.79% to 7.14% with respect to the Class A units (4.79% to 5.14% with respect to the Class B units) after one year to cover its expenses and break even.

•	The trust typically takes positions with a face value of two to fifteen times its total net assets.
•
Trading on foreign contract markets involves additional risks, including the risks of inadequate or lack of regulation, exchange-rate fluctuations, expropriation, credit and investment controls and counterparty insolvency.

•	There can be no assurance of the continued availability of a trading advisor or its key principals.
•
Units may only be redeemed as of the end of a calendar month, subject to a 1.5% redemption charge through the end of the eleventh month after issuance.  Because investors must submit subscriptions as well as redemption notices by the fifth business day prior to month-end, investors will not know the net asset value at the time they acquire or redeem units.

•	Unitholders may not transfer or assign units without providing prior written notice to the managing owner. No assignee may become a substitute unitholder except with the consent of the managing owner.
•	As unitholders, investors have no discretion in the operation of the trust; they are entirely dependent on the managing owner and the trading advisors for the success of their investment in the trust.
•	Profits earned by the trust will be taxable to an investor even though the managing owner does not intend to make any distributions.
•	The trust is subject to conflicts of interest. See “Conflicts of Interest” beginning on page 61.

Please see “The Risks You Face” beginning on page 11 for a more detailed list of relevant risks to an investment in the trust.

Redemptions

You may redeem units at their month-end net asset value at the end of each month.  The Bank of New York Mellon Corporation, the trust’s administrator, must receive your redemption request no later than the fifth business day prior to the month-end of redemption.  Requests for partial redemptions must be for at least $1,000 of units, and a minimum balance of $1,000 must be maintained in such instances.  A redemption charge of 1.5% of the net asset value of the units redeemed will be assessed on units redeemed on or before the eleventh month-end from the date units are issued.

Distributions

The managing owner currently does not intend to make any distributions of trust profits.

Fees and Expenses of the Trust

The trust pays substantial fees and expenses that must be offset by trading gains in order to avoid depletion of the trust’s assets.  A brief description of such fees is described below.  Please see “Charges” beginning on page 23 for additional information.

Fee	Description
Brokerage Fee
4.65% to 5.0% of the trust’s month-end assets on an annual basis (0.3875% to 0.417% monthly) with respect to Class A units and 2.65% to 3.0% of the trust’s month-end assets on an annual basis (0.221% to 0.25% monthly) with respect to Class B units, payable as follows: managing owner fee of 0.75% annually; selling commission of 2.35% annually (of which 2.0% is paid to the selling agents and 0.35% is allocated to other underwriting expenses); clearing, NFA and exchange fees (paid as incurred and estimated at 1.22% to 1.42% annually and capped at 1.57%); and 0.33% to the trust’s consultant, Liberty Funds Group.  Class B units will not be charged the 2.0% selling commission payable to the selling agents.

Management Fees	The trust pays the trading advisors a monthly blended rate of 0.15% (1.8% annually) of net assets.

Incentive Fees	The trust pays each trading advisor a quarterly incentive fee equal to 20.0% of new trading profits.

Ongoing offering costs	The trust pays ongoing offering costs as they are incurred up to a maximum of 0.5% of the trust’s average month-end net assets each fiscal year.

Administrative expenses	The trust pays administrative expenses as they are incurred, currently at 0.40% of net assets per year.

Redemption fee	1.5% of the net asset value per unit will be charged on all units redeemed if the redemption is effected during the first eleven months after issuance.

Breakeven Table

Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $5,000 in the Class A units and the Class B units of the trust and the amount that your investment must earn, after taking into account estimated interest income, in order to breakeven after one year.  The fees and expenses applicable to the trust are described above.

	Class A Units		Class B Units
Expense	Percentage Return	Dollar Return Required[1]	Percentage Return	Dollar Return Required[1]
Brokerage Fee[2]	5.00%	$250.00	3.00%	$150.00
Management Fee[3]	1.80%	$90.00	1.80%	$90.00
Incentive Fee[4]	--	--	--	--
Ongoing Offering Costs	0.50%	$25.00	0.50%	$25.00
Administrative Expenses	0.40%	$20.00	0.40%	$20.00
Interest Income[5]	(0.56%)	$(28.00)	(0.56%)	$(28.00)
Return on $5,000 initial investment required to breakeven[6]	7.14%	$357.00	5.14%	$257.00

(1)	The breakeven analysis assumes that the units have a constant month-end net asset value and assumes a $5,000 investment.
(2)
The brokerage fee ranges from an annual rate of 4.65% to 5.0% of the trusts’ month-end net assets for Class A units and 2.65% to 3.0% for Class B units.  For purposes of calculating the break-even point, the highest possible brokerage fee rate was used for each class of units.

(3)	For purposes of calculating the breakeven amount, the blended rate management fee is equal to 1.8% of net assets on an annual basis.
(4)
 Incentive fees are paid to trading advisors only on new trading profits earned by the trading advisor.  New trading profits are determined after deducting advisor management fees and the brokerage fee and do not include interest income.  Therefore, incentive fees will be zero at the breakeven point on the assets managed by the trading advisors.

(5)
 The trust is paid interest on the average daily U.S dollar balances on deposit with R.J. O'Brien & Associates, LLC at a rate equal to 75% of the average four-week Treasury Bill rate; the remaining 25% of the average four-week Treasury Bill rate is retained by R.J. O'Brien & Associates, LLC.  With respect to non-U.S. dollar deposits, the current rate of interest is equal to a rate of three-month LIBOR less 1.0%.  Any amounts received by R.J. O’Brien & Associates, LLC in excess of amounts paid to the trust are retained by R.J. O’Brien & Associates, LLC.  Based on such assumptions, the rate used for this calculation was 0.56%

(6)
A redeeming unitholder pays redemption charges equal to 1.5% of the redemption proceeds to R.J. O’Brien Fund Management, LLC through the end of the eleventh month after the redeemed unit was purchased.  Redemption charges, if applicable, reduce the redemption proceeds otherwise payable to investors.

Principal Tax Aspects of Owning Units

Taxable U.S. investors are subject to U.S. federal income tax (and applicable state income taxes) each year on their allocable shares of any gains recognized by the trust whether or not they redeem any units or receive any distributions from the trust.

Under current law, 40% of any trading profits on U.S. exchange-traded contracts will be taxable as short-term capital gains at the individual investor’s ordinary income tax rate, while 60% of such gains will be taxable as long-term capital gain at a 15% maximum rate for individuals.  The trust’s trading gains from other contracts will be primarily short-term capital gain.  This tax treatment applies regardless of how long an investor holds units.  If, on the other hand, an individual investor held a stock or bond for more than twelve months, all the gain realized on its sale would generally be taxed as long-term capital gain, generally at a 15% maximum rate through 2010.

Losses on the units may be deducted against capital gains, and, in the case of individuals, any losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year.  Consequently, investors could pay tax on the trust’s interest income even though they have lost money on their units.  See “Tax Consequences” beginning at page 68.

Is the Trust a Suitable Investment for You?

You should consider investing in the trust if you are interested in its potential to produce enhanced returns over the long-term that are generally unrelated to the returns of the traditional debt and equity markets and you are prepared to risk significant or total losses of your investment.  An investment in the trust is a diversification opportunity and is not intended to be a complete investment program.  Only the risk capital portion of your investment portfolio should be considered for an investment in the trust.

To invest, you must have, at a minimum (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (similarly calculated) of at least $70,000, in accordance with the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs, as amended and adopted on May 7, 2007.  A number of states in which the units are offered impose additional or higher suitability standards.  Please see the suitability standards in Exhibit B attached to this prospectus.

These standards are regulatory minimums only, and just because you meet the minimum standard does not necessarily mean the units are a suitable investment for you.  See the “Subscription Requirements” in Exhibit B for specific information about state requirements.

Investors are cautioned not to invest more than 10 percent of their readily marketable assets in the trust.  Investors should be aware that they may lose all of their investments in the trust.

An Investment in the Units Should be Considered as a Three to Five Year Commitment

The market conditions in which the trust is likely to recognize significant profits occur infrequently.  An investor should plan to hold units for long enough to have a realistic opportunity for a number of such trends to develop.  The managing owner believes that investors should consider the units at least a three- to five-year commitment.

Important Information About This Prospectus

This prospectus is part of a registration statement that was filed with the Securities and Exchange Commission (SEC) on behalf of the trust by its managing owner. Before purchasing any units, you should carefully read this prospectus, together with the additional information incorporated by reference into this prospectus, as described under the heading “Incorporation of Certain Information by Reference,” or information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The trust will not make an offer to sell units in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information that was previously filed with the SEC and incorporated by reference hereto, is accurate as of the date of such document. The trust’s performance, financial condition, results of operations and prospects may have changed since that date.

Incorporation of Certain Information by Reference

The SEC allows the trust to “incorporate by reference” into this prospectus certain information that it has filed with the SEC. This means that the trust can disclose important information to you by referring you to those documents without restating that information in this document. The information incorporated by reference into this prospectus is considered to be part of this prospectus. We incorporate by reference into this prospectus the documents listed below, including their exhibits, except to the extent information in those documents differs from information contained in this prospectus:

(a)	The trust’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 20, 2008;
(b)	Exhibit 13.01 to the trust’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 20, 2008;
(c)
The trust’s Quarterly Reports on Form 10-Q for the first quarter ended March 31, 2008 and the second quarter ended June 30, 2008, as filed with the SEC on May 15, 2008, and August 8, 2008, respectively;

(d)	The trust’s Current Reports on Form 8-K, as filed with the SEC on March 4, 2008, April 30, 2008, and September 30, 2008; and
(e)	The financial statements of the managing owner filed with the SEC as Exhibit 99.01 to the trust’s Current Report on Form 8-K on September 30, 2008.

We will provide to any beneficial owner to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus contained in the registration statement, but not delivered with this prospectus. We will provide this information upon written or oral request and at no cost to the requester. You may request this information by contacting the managing owner at: R.J. O’Brien Fund Management, LLC, 222 South Riverside Plaza, Suite 900, Chicago, Illinois 60606; Attention: Annette Cazenave, Senior Vice President, or by calling (312) 373-5000.  You may also access these documents at the managing owner’s website at http://www.rjobrien.com/corp/FundManagement.php.

Where You Can Find More Information

The trust filed its registration statement relating to this offering of units with the SEC.  This prospectus is part of the registration statement, but the registration statement includes additional information.  You may read and copy any of the materials the trust has filed with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  For further information on the Public Reference Room, please call the SEC at 1-800-SEC-0330.  These materials are also available to the public from the SEC’s web site at http://www.sec.gov.

RJO GLOBAL TRUST

Organizational Chart

The following is an organizational chart that shows the relationship among the various parties involved with this offering.  Other than the trading advisors and the trustee, all of the entities indicated in the organizational chart are affiliates of R.J. O’Brien Holdings, Corp.  See “Conflicts of Interest” beginning at page 61.

R.J. O'Brien Holdings, Corp.
R.J. O'Brien & Associates, LLC (Futures Broker)
R.J. O'Brien Securities, LLC (Lead Selling Agent)
R.J. O'Brien Alternative Asset Management, LLC
Customer Agreement
R.J. O'Brien Fund Management, LLC (Managing Owner)
Selling Agreement
Wilmington Trust Company (Trustee)
Declaration and Agreement of Trust
RJO Global Trust
Trading Advisory Agreements
Abraham Trading, L.P.
AIS Futures Management, LLC
Global Advisors, L.P.
John W. Henry & Company, Inc.
Peninsula L.P.

The Risks You Face

           This section includes the principal risks that you will face with an investment in the trust.  You should consider these risks when making your investment decision.  You should not invest in the trust unless you can afford to lose all of your investment.

Possible Total Loss of an Investment in the Trust

You could lose all or substantially all of your investment in the trust.  Neither the trust nor the trust’s trading advisors have any ability to control or predict market conditions.  The investment approach utilized on behalf of the trust may not be successful, and there is no guarantee that the strategies employed by the trust’s trading advisors on behalf of the trust will be successful.

Specific Risks Associated with a Multi-Advisor Commodity Pool

The trust is a multi-advisor commodity pool.  Each of the trust’s trading advisors makes trading decisions independent of the other trading advisors for the trust.  Thus, it is possible that the trust could hold opposite positions in the same or similar futures, forwards, and options, thereby offsetting any potential for profit from these positions.

Investing in the Units Might Not Diversify an Overall Portfolio

One of the objectives of the trust is to add an element of diversification to a traditional securities or debt portfolio.  While the trust may perform in a manner largely independent from the general equity and debt markets, there is no assurance it will do so.  An investment in the trust could increase, rather than reduce, the overall portfolio losses of an investor during periods when the trust, as well as equities and debt markets, decline in value.  There is no way of predicting whether the trust will lose more or less than stocks and bonds in declining markets.  Investors must not rely on the trust as any form of protection against losses in their securities or debt portfolios.

Investors Must Not Rely on the Past Performance of the Trading Advisors or the Trust in Deciding Whether to Buy Units

The performance of the trust is entirely unpredictable, and the past performance of the trust, as well as of the trust’s trading advisors, is not necessarily indicative of their future results.

An influx of new market participants, changes in market regulation, international political developments, demographic changes and numerous other factors can contribute to once-successful strategies becoming outdated.  Not all of these factors can be identified, much less quantified.  There can be no assurance that the trust’s trading advisors will trade the trust’s assets in a profitable manner.

Volatile Performance History

The performance of the trust to date has been volatile.  As of August 31, 2008, the trust has been experiencing a drawdown for the last 63 months, which stood at -31.60% on August 31, 2008. Past performance of the trust is not necessarily indicative of future results.

The Trust’s Substantial Expenses Will Cause Losses for the Trust Unless Offset by Profits and Interest Income

The trust pays annual expenses of approximately 5.14% to 7.14% of its average month-end assets.  In addition to this annual expense level, the trust is subject to 20% quarterly incentive fees on any new trading profits.  Because these incentive fees are calculated quarterly, they could represent a substantial expense to the trust even in a breakeven or unprofitable year.  Additionally, investors who redeem units within the first eleven months after the units are issued would in effect pay 6.64% to 7.64% including the 1.5% redemption fee.

The trust’s expenses could, over time, result in significant losses.  Except for the incentive fee, these expenses are not contingent and are payable whether or not the trust is profitable.  Furthermore, some of the strategies and techniques employed by the trust’s trading advisors may require frequent trades to take place and, as a consequence, portfolio turnover and brokerage commissions may be greater than for other investment entities of similar size.  Investors will sustain these losses if the trust is unable to generate sufficient trading profits to offset its fees and expenses.  Please see the “Break-Even Table” and “Charges” on pages 7 and 23, respectively, for a more complete discussion of the fees to be charged to the trust.

Incentive Fees may be Paid Even Though Trading Losses are Sustained

The trust pays the trading advisors incentive fees based on the new trading profits they generate for the trust.  These new trading profits include unrealized appreciation on open positions.  Accordingly, it is possible that the trust will pay an incentive fee on new trading profits that do not become realized.  Also, each trading advisor will retain all incentive fees paid to it, even if it incurs a subsequent loss after payment of an incentive fee.  Due to the fact that incentive fees are paid quarterly, it is possible that an incentive fee may be paid to a trading advisor during a year in which the assets allocated to the trading advisor suffer a loss for the year.  Because each trading advisor receives an incentive fee based on the new net trading profits earned by the trading advisor, the trading advisors may have an incentive to make investments that are riskier than would be the case in the absence of such incentive fee being paid to the trading advisors based on new trading profits.  In addition, as incentive fees are calculated on trading-advisor-by-trading-advisor basis, it is possible that one or more trading advisors could receive incentive fees during periods when the trust has a negative return as a whole.

An Investment in the Trust is not Liquid

The units are not a liquid investment.  There is no secondary market for the units.  Investors may redeem units only as of the last day of each calendar month on five business days’ notice.  Partial redemptions must be in the amount of at least $1,000 of units and investors must maintain a balance of $1,000 of units.  A redemption fee equal to 1.5% will apply to units redeemed within the first eleven months after their issuance.

The Trust is Subject to Market Fluctuations

Managed futures trading involves trading in various commodity interests.  The market prices of futures contracts fluctuate rapidly.  Prices of futures contracts traded by the trust’s trading advisors are affected generally, among other things, by (1) changing supply and demand relationships, (2) weather, agricultural, trade, fiscal, monetary and exchange control programs, (3) policies of governments and national and international political and economic events; and (4) changes in interest rates.  The profitability of the trust depends entirely on capitalizing on fluctuations in market prices.  If a trading advisor incorrectly predicts the direction of prices in futures, forwards, and options, large losses may occur.  Often, the most unprofitable market conditions for the trust are those in which prices “whipsaw,” moving quickly upward, then reversing, then moving upward again, then reversing again.

Options Trading can be More Volatile than Futures Trading

The trust may also trade options which, although options trading requires many of the same skills, has different risks than futures trading.  Successful options trading requires a trader to assess accurately near-term market volatility because that volatility is immediately reflected in the price of outstanding options.  Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.

The Large Size of the Trust’s Trading Positions Increases the Risk of Sudden, Major Losses

The trust takes positions with face values up to as much as approximately fifteen times its total equity.  Consequently, even small price movements can cause major losses.

As a Result of Leverage, Small Changes in the Price of the Trading Advisors’ Positions May Result in Substantial Losses

Commodity interest contracts are typically traded on margin.  This means that a small amount of capital can be used to invest in contracts of much greater total value.  The resulting leverage means that a relatively small change in the market price of a contract can produce a substantial loss.  Like other leveraged investments, any purchase or sale of a contract may result in losses in excess of the amount invested in that contract.  The trust’s trading advisors may result in losses in excess of the amount invested in that contract.   The trust’s trading advisors may lose more than their initial margin deposits on a trade.

The Trading Advisors’ Trading is Subject to Execution Risks

Market conditions may make it impossible for the trust’s trading advisors to execute a buy or sell order at the desired price, or to close out an open position.  Daily price fluctuation limits are established by the exchanges and approved by the CFTC.  When the market price of a contract reaches its daily price fluctuation limit, no trades can be executed outside the limit.  The holder of a contract may therefore be locked into an adverse price movement for several days or more and lose considerably more than the initial margin put up to establish the position.  Thinly-traded or illiquid markets also can make it difficult or impossible to execute trades.

Unit Values Are Unpredictable and Vary Significantly Month-to-Month

The net asset value per unit can vary significantly month-to-month.  Investors cannot know at the time they submit a subscription or a redemption request what the subscription price or redemption value of their units will be.

The only way to take money out of the trust is to redeem units.  You can only redeem units at month-end on five business days’ advance notice and subject to possible redemption charges and minimum balance and redemption request amounts.  The restrictions imposed on redemptions limit your ability to protect yourself against major losses by redeeming units.

Transfers of units are subject to limitations as well, such as advance written notice of any intent to transfer and the consent of the managing owner prior to the acceptance of a substitute unitholder.

In addition, investors are unable to know whether they are subscribing for units after a significant upswing in the net asset value per unit — often a time when the trust has an increased probability of entering into a losing period.

Possible Effect of Redemptions on the Value of Units

Substantial redemptions of units could require the trust to liquidate investments more rapidly than otherwise desirable in order to raise the necessary cash to fund the redemptions and, at the same time, achieve a market position appropriately reflecting a smaller equity base.  This could make it more difficult to recover losses or generate profits.  Illiquidity in the markets could make it difficult to liquidate positions on favorable terms, and may result in losses.

Incentive-Based Compensation May Affect Trading Advisors’ Trading

The trading advisors are entitled to compensation based upon net trading gain in the value of the assets they manage.  Incentive-based arrangements may give them incentives to engage in transactions that are more risky or speculative than they might otherwise make because speculative investments might result in higher profits in which the trading advisor would participate, resulting in higher incentive fees to them, while resulting in larger losses to the trust.  The trading advisors will not return an incentive fee for a period in which there is net trading gain if, in a subsequent period, the investments under their management suffer a net trading loss.  In addition, because the incentive fee for each trading advisor is based solely on its performance, and not the overall performance of the trust, the trust may indirectly pay an incentive fee to one or more trading advisors during periods when the trust is not profitable on an overall basis.

Disadvantages of Replacing or Switching Trading Advisors

A trading advisor generally is required to recoup previous trading losses before it can earn performance-based competition.  However, the managing owner may elect to replace a trading advisor that has a “loss carry-forward.”  In that case, the trust would lose the “free ride” of any potential recoupement of the prior losses of such trading advisor.  In addition, the trading advisor would earn performance-based compensation on the first dollars of investment profits.  The effect of the replacement of or the reallocation of assets away from a trading advisor, therefore, could be significant.

The Opportunity Costs of Rebalancing the Trading Programs

The quarterly rebalancing of the trust’s assets among its trading advisors and their trading programs may result in the liquidation of profitable positions, thereby foregoing greater profits which the trust would otherwise have realized, and the establishment of unprofitable positions, thereby incurring losses which the trust would otherwise have avoided had rebalancing not occurred.

Alteration of Trading Systems and Contracts and Markets Traded

The trust’s trading advisors may, in their discretion, change and adjust the trading programs, as well as the contracts and markets traded.  These adjustments may result in foregoing profits which the trading programs would otherwise have captured, as well as incurring losses which they would otherwise have avoided.  Neither the managing owner nor the unitholders are likely to be informed of any non-material changes in the trading programs.

Increased Competition from Other Trend-Following Traders Could Reduce the Trust’s Profitability

There has been a dramatic increase over the past twenty-five years in the amount of assets managed by trend-following trading systems like John W. Henry & Company, Inc.’s trading programs.  In 1980, the amount of assets in the managed futures industry were estimated at approximately $300 million; by December 31, 2007 this estimate had risen to approximately $205 billion.  It is also estimated that over half of all managed futures trading advisors rely primarily on trend-following systems.  Although the amount of trading in the futures industry as a whole has increased significantly during the same period of time, the increase in managed money increases trading competition.  The more competition there is for the same positions, the more costly and harder they are to acquire.

Systematic Strategies Do Not Consider Fundamental Types of Data, or Minimally Consider Fundamental Types of Data, and Do Not Have the Benefit of Discretionary Decision Making

Portfolio managers like John W. Henry & Company, Inc., Abraham Trading Co., and Global Advisors L.P. rely primarily on technical, systematic strategies that do not take into account factors external to the market itself (although certain of these strategies may have minor discretionary elements incorporated into their system strategy).  The widespread use of technical trading systems frequently results in numerous managers attempting to execute similar trades at or about the same time, altering trading patterns and affecting market liquidity.  Furthermore, the profit potential of trend-following systems may be diminished by the changing character of the markets, which may make historical price data (on which technical programs are based) only marginally relevant to future market patterns.  Systematic strategies are developed on the basis of a statistical analysis of market prices.  Consequently, any factor external to the market itself that dominates prices that a discretionary decision-maker may take into account may cause major losses for a systematic strategy.  For example, a pending political or economic event may be very likely to cause a major price movement, but a systematic strategy may continue to maintain positions indicated by its trading method that might incur major losses if the event proved to be adverse.

Increasing the Level of Equity Under a Trading Advisor’s Management Could Lead to Diminished Returns

The rates of returns achieved by a trading advisor often diminish as the assets under its management increases.  This can occur for many reasons, including the inability of the trading advisor to execute larger position sizes at desired prices and because of the need to adjust the trading advisor’s trading program to avoid exceeding speculative position limits.  These are limits established by the CFTC and the exchanges on the number of speculative futures and options contracts in a commodity that one trader may own or control.  The trading advisors have not agreed to limit the amount of additional assets that they will manage.

Illiquid Markets Could Make It Impossible for the Trust to Realize Profits or Limit Losses

In illiquid markets, the trust’s trading advisors could be unable to capitalize on the opportunities identified by it or to close out positions against which the market is moving.  There are numerous factors which can contribute to market illiquidity, far too many for the trading advisors to predict when or where illiquid markets may occur.  The trust attempts to limit its trading to highly liquid markets, but there can be no assurance that a market which has been highly liquid in the past will not experience periods of unexpected illiquidity.

Unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets, fixed income relative value strategies and mortgage-backed securities.  There can be no assurance that the same will not happen to the trust at any time or from time to time.  The large size of the positions which the trading advisors acquire for the trust increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

The Trust Trades in Foreign Markets; These Markets Are Less Regulated Than U.S. Markets and Are Subject to Exchange Rate, Market Practices and Political Risks

Some of the trading programs used for the trust trade outside the U.S.  From time to time, as much as 20%–40% of the trust’s overall market exposure could involve positions taken on foreign markets.  Foreign trading involves risks — including exchange-rate exposure, possible governmental intervention and lack of regulation — which U.S. trading does not.  In addition, the trust may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which the trust’s commodity trading advisors base their strategies may not be as reliable or accessible as it is in the United States.  Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics.  The rights of traders or investors in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.

Unregulated Markets Lack Regulatory Protections of Exchanges

A substantial portion of the trust’s trading — primarily its trading of spot and forward contracts in currencies — takes place in unregulated markets.  It is impossible to determine fair pricing, prevent abuses such as “front-running” or impose other effective forms of control over such markets.  The absence of regulation could expose the trust in certain circumstances to significant losses which it might otherwise have avoided.  Because these contracts are not traded on an exchange, the performance of them is not guaranteed by an exchange or its clearinghouse, and the trust is at risk with respect to the ability of the counterparty to perform on the contract.

Electronic Trading

The trust’s trading advisors may from time to time trade on electronic markets and use electronic order routing systems, which differ from traditional open outcry pit trading and manual order routing methods.  Characteristics of electronic trading and order routing systems vary widely among the different electronic systems with respect to order matching procedures, opening and closing procedures and prices, error trade policies and trading limitations or requirements.  There are also differences regarding qualifications for access and grounds for termination and limitations on the types of orders that may be entered into the system.  Each of these matters may present different risk factors with respect to trading on or using a particular system.  Each system may also present risks related to system access, varying response times and security.  Trading through an electronic trading or order routing system also entails risks associated with system or component failure.  In the event of system or component failure, it is possible that for a certain time period, it might not be possible to enter new orders, execute existing orders or modify or cancel orders that were previously entered.  System or component failure may also result in loss of orders or order priority.  Some contracts offered on an electronic trading system may be traded electronically and through open outcry during the same trading hours.  Exchanges offering an electronic trading or order routing system and/or listing the contract may have adopted rules to limit their liability, the liability of futures brokers and software and communication system vendors and the amount that may be collected for system failures and delays.  These limitations of liability provisions vary among the exchanges.

Regulatory Changes Could Restrict the Trust’s Operations

The trust implements a speculative, highly leveraged strategy.  From time to time there is governmental scrutiny of these types of strategies and political pressure to regulate their activities.

Regulatory changes could adversely affect the trust by restricting its markets, limiting its trading and/or increasing the taxes to which unitholders are subject.  The managing owner is not aware of any pending or threatened regulatory developments which might adversely affect the trust.  However, adverse regulatory initiatives could develop suddenly and without notice.

The Trust Could Lose Assets and Have Its Trading Disrupted Due to the Bankruptcy of the Managing Owner, the Trust’s Commodity Broker or Others

The trust is subject to the risk of exchange or clearinghouse insolvency.  Trust assets could be lost or impounded in such an insolvency during lengthy bankruptcy proceedings.  Were a substantial portion of the trust’s capital tied up in a bankruptcy, the managing owner might suspend or limit trading, perhaps causing the trust to miss significant profit opportunities.  The trust is subject to the risk of the inability or refusal to perform on the part of the counterparties with whom those types of contracts are traded.  In the event that the clearing broker is unable to perform, the trust’s assets are at risk and investors may only recover a pro rata share of their investment, or nothing at all.  Exchange-traded futures and futures-styled option contracts are marked to market on a daily basis, with variations in value credited or charged to the trust’s account on a daily basis.  The clearing broker, as futures commission merchant for the trust’s exchange-traded contracts, are required, pursuant to CFTC regulations, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and futures-styled options contracts, including an amount equal to the net unrealized gain on all open futures and futures-styled options contracts.  With respect to the trust’s over-the-counter foreign exchange contracts with R.J. O’Brien & Associates, LLC, there are no daily settlements of variations in value, and there is no requirement to segregate funds held with respect to such accounts.  There are no limitations on the amount of allocated assets a portfolio manager can trade on foreign exchanges or in forward contracts.

Minimal Capitalization of the Managing Owner

The managing owner is minimally capitalized and has an accumulated deficit. As such, investors may have limited recourse against the managing owner in certain circumstances. The managing owner is capitalized in compliance with the guidelines of the North American Securities Administrators Association Statement of Policy on the Registration of Commodity Pool Programs, as most recently amended on May 7, 2007.

Special Redemption in Event of 50% Decline in Net Assets; Limitation on Redemption Payments

 If the trust experiences a decline in net asset value per unit as of the close of business on any business day to less than 50% of the net asset value per unit on the prior highest month-end net asset value, or to $50 or less, the managing owner will liquidate all open positions and suspend trading.  Within ten days of such event, the managing owner shall declare a special redemption date and mail notice of such event to each unitholder.  The right of a unitholder to receive a redemption payment, including in connection with this special notice, depends on the trust’s ability to obtain the necessary funds by liquidating commodity positions and obtaining payments from its commodity brokers, banks, or other persons or entities.

Possibility of Termination of the Trust Before Expiration of Its Stated Term

The managing owner may withdraw from managing the trust upon 120 days’ notice, which would cause the trust to terminate unless a substitute managing owner were obtained.  Other events, such as a substantial decline in the aggregate net assets of the trust or the net asset value per unit, as described in the Eighth Amended and Restated Declaration and Agreement of Trust, could also cause the trust to terminate before the expiration of its stated term.  This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio.  If the registrations with the CFTC or memberships in the NFA of the managing owner or the trust’s trading advisors were revoked or suspended, such entity would no longer be able to provide services to the trust, which would cause the trust to terminate in 90 days unless a substitute managing owner were obtained.

Investors Are Taxed Every Year on Their Share of the Trust’s Profits and Will Need To Fund such Taxes from Other Sources

The managing owner does not intend to make distributions to the unitholders, but intends to re-invest substantially all of the trust’s income and gains for the foreseeable future.  Taxable U.S. investors are subject to U.S. federal income tax (and applicable state income taxes) each year on their allocable shares of any income of the trust, even if they receive no distributions and irrespective of whether they redeem any units.  Investors may need to pay this tax liability out of their other resources or by redeeming units from the trust.

All performance information included in this prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.

Over time, the compounding effects of the annual taxation of the trust’s income may be material to the economic consequences of investing in the trust.  For example, a 10% compound annual rate of return over five years would result in an initial $10,000 investment compounding to $16,105.  However, if one factors in a 30% tax rate each year, the result would be $14,025.

The Trust Generates Short-Term Capital Gains That Are Not Eligible for a Preferential Tax Rate

Investors are taxed on their share of any trading profits of the trust at both short- and long-term capital gain rates depending on the mix of U.S. exchange-traded contracts and non-U.S. exchange-traded contracts traded.  These tax rates are determined irrespective of how long an investor holds units.  Consequently, the tax rate on the trust’s trading gains may be higher than those applicable to other investments held by an investor for a comparable period.

Tax Could Be Due From Investors on Their Share of the Trust’s Interest Income Despite Overall Losses

Investors may be required to pay tax on their allocable share of the trust’s interest income, even though the trust incurs overall losses.  Trading losses should be capital losses that can only be used by individuals to offset capital gains and $3,000 of ordinary income, such as interest income, each year.  Consequently, if an investor were allocated $5,000 of interest income and $10,000 of net trading losses, the investor would owe tax on $2,000 of interest income even though the investor would have a $5,000 economic loss for the year.  The $7,000  loss would carry forward, but subject to the same limitation on its deductibility against ordinary income.

Deductibility of Trust Expenses May Be Limited if Characterized as Investment Advisory Fees

The managing owner does not intend to treat the operating expenses of the trust, including management fees and incentive fees, as “investment advisory fees” for federal income tax purposes.  However, were the operating expenses of the trust characterized as investment advisory fees, non-corporate taxpayers would be subject to substantial restrictions on the deductibility of those expenses, would pay increased taxes in respect of an investment in the trust and may actually recognize taxable income despite having incurred a financial loss.

How the Trust Works

Buying Units

You may buy units in the trust as of the last business day of any month at the current net asset value.  Your subscription must be submitted to the trust’s administrator, The Bank of New York Mellon Corporation, by the fifth business day prior to the month-end of month preceding your subscription date.  Late subscriptions will be applied to unit sales as of the end of the second month after receipt, unless revoked by the investor.

The managing owner has no present intention to terminate the offering, but may do so at any time in its sole discretion.

Units are offered at net asset value.  Investors need to submit subscription agreements with each purchase of units.  The minimum purchase for first-time investors is $5,000 for individuals and $2,000 for IRAs and other tax-exempt accounts.  Existing investors may make additional investments in $1,000 minimums.

Use of Proceeds

100% of all subscription proceeds are invested directly into the trust.

The trust uses subscription proceeds to margin its speculative futures trading, as well as to pay trading losses and expenses.  At the same time that the trust’s assets are being used as margin, they are also available for active or passive cash management.  To date, the trust’s cash has been managed by placing it on deposit with its clearing broker, R.J. O’Brien & Associates, LLC; for U.S.-dollar deposits, 75% of interest earned on the trust’s assets, calculated by the average four-week Treasury Bill rate, is paid to the trust while 25% of the return earned on cash as a whole is retained by the clearing broker.  For all other deposits, 99% of the interest earned on the trust’s assets, calculated by the three-month LIBOR rate.

Redeeming Units

You can redeem units monthly.  To redeem at month-end, contact your financial advisor or the managing owner.  Redemption requests must be received by the trust’s administrator, The Bank of New York Mellon Corporation, no later than the fifth business day prior to the month-end of redemption.

The proceeds of units redeemed through the eleventh month from the date of issuance are reduced by a charge of 1.5% of their redemption date net asset value.  This charge is paid to the managing owner.  If a unitholder acquires units at more than one closing, the units purchased first by such investor and, accordingly, least likely to be subject to redemption charges, are assumed to be those first redeemed.  Requests for partial redemptions must be for at least $1,000 of units, and a minimum balance of $1,000 must be maintained in such instances.

Uncertain Subscription and Redemption Value of Units

The trust sells and redeems units at subscription or redemption date net asset value, not at the net asset value as of the date that subscriptions or redemption requests are submitted.  Investors must submit irrevocable subscriptions and redemption requests no later than the fifth business day prior to the effective date of subscription or redemption.  Because of the volatility of unit values, this delay means that investors cannot know the value at which they will purchase or redeem their units.

Materially adverse changes in the trust’s financial position could occur between the time an investor irrevocably commits to acquire or redeem units and the time the purchase or redemption is made.

No Distributions Intended

The trust does not anticipate making any distributions to investors.  No distributions have been made to date.

Performance of the Trust

RJO GLOBAL TRUST(1)
January 1, 2003 – August 31, 2008
Type of Pool: Publicly Offered; Multi-Advisor; Not Principal Protected
Aggregate Subscriptions:  $468,122,046
Current Capitalization:  $69,177, 836
Date of inception: June 1997
Worst Monthly Decline since January 1, 2003 (Month/Year):  (16.01)% (07/08)
Worst Monthly Decline since Inception (Month/Year):  (16.01)% (07/08)
Worst Peak-to-Valley Decline(2) since January 1, 2003 (Month/Year):  (43.21)% (5/03 – 8/07)
Worst Peak-to-Valley Decline since Inception (Month/Year):  (43.21)% (5/03 – 8/07)
Net Asset Value per Unit, August 31, 2008: $91.38
Number of Unitholders, August 31, 2008: 4,436

Monthly Rate of Return(3) (4)	2008	2007	2006	2005	2004	2003
January	11.54%	(1.24)%	(1.76)%	(9.54)%	1.07%	7.07%
February	11.33	(7.50)	(9.61)	(5.63)	4.54	3.57
March	2.62	(10.83)	2.04	0.50	(4.64)	(3.32)
April	(9.04)	6.26	10.68	(6.40)	(9.38)	1.29
May	5.10	0.42	(1.15)	7.95	(6.21)	7.78
June	4.20	7.02	(11.01)	7.89	(5.16)	(5.74)
July	(16.01)	(6.68)	(8.12)	(1.58)	(3.31)	(2.96)
August	1.21	(6.95)	8.81	2.36	(2.21)	1.02
September		6.14	0.49	0.60	4.26	(2.73)
October		5.05	(4.83)	(1.19)	11.97	(1.06)
November		1.83	5.68	8.44	10.85	(4.77)
December		(1.80)	(6.70)	(8.54)	0.24	7.84
Compound Annual Rate of Return	7.9% (8 mos.)	(9.77)%	(16.84)%	(7.12)%	(0.39)%	6.87%

(1) Effective November 1, 2008, the trust began allocating its assets equally among five trading advisors.  Prior to November 1, 2008, the trust was a single-advisor commodity pool.

(2) Worst Peak-to-Valley Decline is the largest decline in the net asset value per unit without such net asset value per unit being subsequently equaled or exceeded.

(3) Monthly Rate of Return is the net performance of the trust during a month (including interest income) divided by the total equity of the trust as of the beginning of the month.  Performance information is calculated on an accrual basis in accordance with generally accepted accounting principles.

 (4)  In October 2005, $56,544,205 of the trust’s assets were frozen due to the bankruptcy of its former futures broker.  As such, $25.31 of the trust’s net asset value per unit at the end of October 2005 was moved into a non-trading account.  Subsequently, the managing owner determined to state the trust’s rate of return based on traded assets only.  Investors purchasing units pursuant to this prospectus will not be impacted by the bankruptcy of the trust’s prior futures commission merchant.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

HYPOTHETICAL PERFORMANCE INFORMATION

The composite performance information below represents the hypothetical performance of the trust as if each of the five current trading advisors trading assets on behalf of the trust traded the trust’s assets together over the last three years.  The calculations were made based on performance information provided by the trading advisors on actual accounts, net of all applicable fees, and were further reduced by trust level fees such as brokerage commissions and management fees.  The actual management fees and performance fees to be paid by the trust may differ from the fees paid by the accounts relied upon for generating this hypothetical composite performance information.  All distributions of profits were assumed to be reinvested.  The performance information provided by the trading advisors was not independently verified by the managing owner and may reflect the use by the trading advisor of notional funds in the calculation of the trading advisor’s performance.  The initial allocation made to each trading advisor for purposes of calculating the hypothetical performance information was equally divided among each trading advisor and no rebalancing was done or considered.  The trading advisor used by the trust may change at any time.  The hypothetical performance information shown is based on calculations performance in accordance with CFTC and NFA rules.

THE BELOW COMPOSITE PERFORMANCE RECORD IS HYPOTHETICAL AND THESE TRADING ADVISORS HAVE NOT TRADED TOGETHER IN THE MANNER SHOWN IN THE COMPOSITE.  HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED HEREIN.  NO REPRESENTATION IS BEING MADE THAT ANY MULTI-ADVISOR MANAGED ACCOUNT OR POOL WILL OR IS LIKELY TO ACHIEVE A COMPOSITE PERFORMANCE RECORD SIMILAR TO THAT SHOWN ABOVE.  IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED.

ONE OF THE LIMITATIONS OF A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD IS THAT DECISIONS RELATING TO THE SELECTION OF TRADING ADVISORS AND THE ALLOCATION OF ASSETS AMONG THOSE TRADING ADVISORS WERE MADE WITH THE BENEFIT OF HINDSIGHT BASED UPON THE HISTORICAL RATES OF RETURN OF THE SELECTED TRADING ADVISORS.  THEREFORE, COMPOSITE PERFORMANCE RECORDS INVARIABLY SHOW POSITIVE RATES OF RETURN.  ANOTHER INHERENT LIMITATION OF THESE RESULTS IS THAT THE ALLOCATION DECISIONS REFLECTED IN THE PERFORMANCE RESULTS WERE NOT MADE UNDER ACTUAL MARKET CONDITIONS AND THEREFORE CANNOT COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING.  FURTHERMORE, THE COMPOSITE PERFORMANCE RESULTS MAY BE DISTORTED BECAUSE THE ALLOCATION OF ASSETS CHANGES FROM TIME TO TIME AND THESE ADJUSTMENTS ARE NOT REFLECTED IN THE COMPOSITE.

RJO GLOBAL TRUST
Hypothetical Performance Information

Calculated values are for the period 09/01/2003 to 08/31/2008 statistics based on monthly data

Total Return:	105.28	Average Monthly Return	1.28
Compound Annual Return.	15.47	Standard Deviation (Monthly)	3.80
		Standard Deviation (Annual)	13.16
Returns:
Last 12 Months:	32.92	Sharpe:	0.94
Last 6 Months:	-4.39	Sterling:	0.92
Last 3 Months:	-6.45	Barclay:	1.26
Last Month:	-4.79	Efficiency:	1.18

Winning Months:	37	Losing Months:	23
Average Return (winning month):	3.68	Average Loss (losing month):	-2.59
Standard Deviation (winning month):	3.49	Standard Deviation (losing month):	1.96
% Winning Month	61.67	% Losing Month:	38.33

Worst Drawdown:	12.20
Best Month	10.48%	Feb-08
Worst Month	-7.83	Jul-08

	Year	Return
	2008 (8 months)	12.30
	2007	19.33
	2006	9.69
	2005	9.17
	2004	8.4
	2003 (4 months)	17.02

Footnotes:
“Drawdown” is the largest decline in net asset value in a single month.
“Winning month” is a month in which performance was positive, net of fees.
“Losing month” is a month in which performance was negative, net of fees.

Charges

The trust is subject to the following charges and fees:

Recipient	Nature of Payment	Amount of Payment
The Clearing Broker; the Managing Owner; and the Selling Agents	Brokerage fee
4.65% to 5.0% of the trust’s month-end assets on an annual basis (0.3875% to 0.417% monthly) with respect to Class A units and 2.65% to 3.0% of the trust’s month-end assets on an annual basis (0.221% to 0.25% monthly) with respect to Class B units, payable as follows: managing owner fee of 0.75% annually; selling commission of 2.35% annually (of which 2.0% is paid to the selling agents and 0.35% is allocated to other underwriting expenses); clearing, NFA and exchange fees (paid as incurred and estimated at 1.22% to 1.42% annually and capped at 1.57%); and 0.33% to the trust’s consultant, Liberty Funds Group.  Class B units will not be charged the 2.0% selling commission payable to the selling agents.

The Trading Advisors	Management fee	The trust pays the trading advisors a monthly blended rate of 0.15% (1.8% annually) of net assets.
The Trading Advisors	Incentive Fee
As of each calendar quarter-end, 20% of any new trading profits for such quarter generated by a trading advisor will be paid to such trading advisor.  Generally, trading profits for any period equal the sum of (i) the net of any profits and losses realized on all trades closed out during a quarter, and (ii) the net of any unrealized profits and losses on open positions as of the end of such quarter less the net of any unrealized profits and losses on open positions as of the end of the immediately preceding quarter, minus (iii) each trading advisor’s management fee and proportional share of the brokerage fee.

Trading profits do not include interest income.

Recipient	Nature of Payment	Amount of Payment

New trading profits for any quarter are the amount of cumulative calendar quarter-end trading profits in excess of the highest level of such cumulative trading profits as of any previous calendar quarter-end.
New trading profits are calculated before reduction for incentive fees paid or accrued so that the trading advisors do not have to earn back their incentive fees.

The Managing Owner	Redemption Fee
A redemption charge of 1.5% of the redemption date net asset value per unit is imposed on units redeemed on or before the end of the first eleven months after issuance and is deducted from investors’ redemption proceeds and paid to the managing owner.  Requests for partial redemptions must be for at least $1,000 of units and a minimum balance of $1,000 must be maintained in such instances.

Third Parties	Ongoing offering costs
As incurred, subject to a ceiling of 0.5% of the trust’s average month-end net assets in each fiscal year.  None of the third parties paid any ongoing offering costs are affiliated with the trust or the managing owner.

Third Parties	Administrative expenses	As incurred, currently estimated to be approximately 0.40% of net assets per year.
Third Parties	Reimbursement of delivery, insurance, storage and any other extraordinary charges; taxes (if any)	Actual payments to third parties; not subject to estimate.

The above fees are the complete compensation that will be received by the managing owner or its affiliates from the trust.  This excludes redemption fees which will be charged to unitholders if they redeem on or before the eleventh month-end of issuance.

Brokerage Commissions

Commodity brokerage commissions are typically paid upon the completion or liquidation of a trade and are referred to as “round-turn commissions,” which cover both the initial purchase (or sale) and the subsequent offsetting sale (or purchase) of a commodity futures contract.  The trust does not pay commodity brokerage commissions on a per-trade basis but rather pays monthly flat-rate brokerage fees on a percentage of the trust’s average month-end assets.  The trust’s brokerage fee constitutes a “wrap fee,” which covers the fees described below and not just the cost of brokerage executions.  “Brokerage fee” includes: managing owner fee of 0.75% annually; selling commission of 2.35% annually (of which 2.0% is paid to the selling agent and 0.35% is allocated to other underwriting expenses) with respect to Class A units and 0.35% annually with respect to Class B units (no fee is paid to the selling agent with respect to Class B units); clearing, NFA, and exchange fees (paid as incurred and estimated at 1.22% to 1.42% annually and capped at 1.57%); and 0.33% to the trust’s consultant, Liberty Funds Group.  The brokerage fees may not be increased above the current level without the unanimous written consent of all unitholders.  The brokerage commissions to be charged will not exceed the limitations set forth in the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs, as described in Section 9(a) of the Eighth Amended and Restated Declaration and Agreement of Trust.

Administrative Expenses; Ongoing Offering Costs

The trust pays its actual periodic legal, auditing, accounting, transfers, printing, recording and filing fees, postage and trustee’s fees, estimated at approximately 0.40% of the trust’s average month-end net assets during each fiscal year.

The trust pays the costs incurred in the ongoing offering of the units, including the costs of updating this prospectus, regulatory compliance, escrow fees and registration fees if additional units are registered, subject to a ceiling of 0.50% of the trust’s average month-end net assets during any fiscal year.

Management Fees

The trust pays monthly management fees to its trading advisors at a blended rate of 0.15% (a 1.8% annual rate) of the month-end net assets of the assets of the trust.

Incentive Fees

Method of Calculating

You should be aware that this description of how incentive fees are calculated in general and not intended to be exhaustive.  For further information, please see the individual trading advisory agreements for each trading advisor, which were filed as exhibits to Post-Effective Amendment No. 2 to the trust’s Registration Statement on Form S-1, filed with the SEC on October 6, 2008.

The trust pays each trading advisor an incentive fee equal to 20% of any new trading profits as of the end of each calendar quarter.  New trading profits are any cumulative trading profit in excess of the highest level – the “High Water Mark” – of cumulative trading profits as of any previous calendar quarter-end.

Generally, trading profits for any period (i) include net realized and unrealized profits and losses on open positions as of the end of such quarter less net realized and unrealized profits and losses on open positions as of the end of the preceding quarter, (ii) exclude interest income and (iii) are reduced by the trading advisors’ respective management fees and proportional share of the brokerage fee.

No incentive fee shall be paid to a trading advisor until that trading advisor has earned a new trading profit; provided, however, that if the assets are reduced because of redemptions (or a reallocation) that occur at the end of, and/or subsequent to, a calendar quarter in which the trading advisor experiences a futures interest trading loss, the trading loss that must be recovered before the trading advisor will be deemed to experience new trading profit in a subsequent calendar quarter will be reduced on a pro rata basis ..

Additionally, the trust will pay the incentive fees of any additional or replacement trading advisors. Additional or replacement trading advisors (or the trading advisors following the expiration of the initial term of their advisory agreements) may receive incentive fees from the trust that differ from the current trading advisors. It is unlikely that any replacement trading advisor will be required to make up any loss carryforwards of a prior trading advisor before being eligible to earn an incentive fee.

Accrued incentive fees on units when redeemed are paid to the applicable trading advisors.  Any shortfall between cumulative trading profits and the “High Water Mark” in cumulative trading profits is proportionately reduced when units are redeemed.

Trading profits are not reduced by redemption charges.

For example, assume that as of January 1, 2008, the trust is at a “High Water Mark” in cumulative trading profits with respect to a trading advisor.  If trading profits for such month equaled $500,000, all of such trading profits would be new trading profits, resulting in an accrued $100,000 incentive fee.  Assume also that by the end of the next month, losses, the brokerage fee and the management fee have reduced the $500,000 new trading profits to a loss of ($180,000).  If investors then withdrew 50% of its assets, this ($180,000) loss carryforward would be reduced by 50% to ($90,000) for incentive fee calculation purposes.  If during the following month trading profits equaled $200,000, new trading profits of $110,000 would be accrued as of the end of such quarter, and the trading advisors would be entitled to an incentive fee of $22,000 for the quarter.

Paid Equally by All Units

New trading profits may be generated even though the net asset value per unit has declined below the purchase price of certain units.  Conversely, if new units are purchased at a net asset value reduced by an accrued incentive fee which is subsequently reversed, the reversal is allocated equally among all units, although the accrual itself was attributable only to the previously outstanding units.

Extraordinary Expenses

The trust will be required to pay any extraordinary expenses, such as taxes, incurred in its operation.  The trust has had no such expenses to date.  Extraordinary expenses, if any, would not reduce trading profits for purposes of calculating the incentive fees.

Fees and Expenses Paid by the Managing Owner

Selling Commissions and Ongoing Compensation

The 2.0% of the brokerage fee paid as the selling commission with respect to Class A units is paid by the managing owner.  The managing owner is reimbursed by the trust for the amount paid over the subsequent twelve months.  Commencing after the twelfth month following the sale of a unit, the managing owner also causes eligible selling agents to be paid ongoing compensation of up to 2.0% per annum of the average month-end net asset value per unit for all units they have sold which remain outstanding for longer than twelve months.  The maximum amount of underwriting expenses and compensation paid to a Financial Industry Regulatory Authority (“FINRA”) member for units sold pursuant to this prospectus may not exceed ten percent of the subscription amount.

Wholesalers who introduce additional selling agents to the lead selling agent will share the selling commissions and ongoing compensation with their respective additional selling agents.  Additional selling agents who distribute units through correspondents will also share the selling commissions and ongoing compensation with their respective correspondents.  See “Plan of Distribution — Selling Agents.”

Redemption Charges

A redemption charge of 1.5% of the redemption date net asset value per unit is imposed on units redeemed on or before the end of the first eleven months after issuance.  This redemption charge is deducted from investors’ redemption proceeds and paid to the managing owner.  Furthermore, requests for partial redemptions must be for at least $1,000 of units, and a minimum balance of $1,000 must be maintained in such instances.

Interest Income

The trust is paid interest on the average daily U.S dollar balances on deposit with R.J. O’Brien & Associates, LLC at a rate equal to 75% of the average four-week Treasury Bill rate; the remaining 25% of the average four-week Treasury Bill rate is retained by R.J. O’Brien & Associates, LLC.  With respect to non-U.S. dollar deposits, the rate of interest is equal to a rate of three-month LIBOR less 1.0%.  Any amounts received by the futures broker in excess of amounts paid to the trust are retained by the futures broker.

The Managing Owner

The managing owner and commodity pool operator of the trust is R.J. O’Brien Fund Management, LLC, a wholly-owned subsidiary of R.J. O’Brien Holdings, Corp.  The managing owner was originally incorporated in Illinois in 2006 and reformed as a limited liability company in Delaware in July 2007.  It has been registered with the CFTC under the Commodity Exchange Act as a commodity pool operator since December 1, 2006, and has been a member of the NFA since December 1, 2006 in such capacity.  The managing owner maintains its principal office at 222 South Riverside Plaza, Suite 900, Chicago, Illinois 60606; telephone (312) 373-5000.  The records of the trust are kept at the managing owner’s office.  The officers and directors of the managing owner do not receive any compensation directly from the managing owner.  Prior to November 30, 2006, the managing owner of the trust was Refco Commodity Management, Inc., and prior to August 31, 2005, the managing owner of the trust was CIS Investments, Inc.  The managing owner has a fiduciary duty with respect to each investor to act in good faith with respect to each investor.  As of August 31, 2008, the managing owner owned 15,552.13 units of the trust, and one of its principals owned 18.18 units.

In accordance with the Eighth Amended and Restated Declaration and Agreement of trust, which is attached hereto as Exhibit A, as managing owner, the managing owner has the authority to make trading decisions for the trust; therefore, the principals of the managing owner, whose background information is listed below, are the trading principals of the trust.  The trading principals of the trust, on behalf of the managing owner, have delegated this responsibility to the trust’s trading advisors.  See the description of the Trading Advisory Agreements on page 29.

Legal Concerns

There neither now exists nor has there previously ever been any material administrative, civil or criminal action against R.J. O’Brien Securities, LLC or R.J. O’Brien Fund Management, LLC or any of their principals.

Principals of the Managing Owner

The directors and officers of the managing owner are as follows:

Gerald Corcoran, Chief Executive Officer – Mr. Corcoran was appointed chief executive officer of R.J. O’Brien & Associates, LLC and the managing owner in June 2000. He joined R.J. O’Brien & Associates, LLC in July 1987 as chief financial officer, and more recently served as chief operating officer, a position he was promoted to in September 1992. He is also a member of the board of directors of R.J. O’Brien Holdings, Corp. and the managing owner since November 2006, and became a registered NFA principal of the managing owner on December 1, 2006. Prior to joining the R.J. O’Brien Holdings, Corp. family, Mr. Corcoran served as controller for the Chicago Sun-Times, the nation’s 7th largest daily newspaper, from 1984 to 1987. He was a member of the Chicago Mercantile Exchange from 1988 to 1989, where he served on the Clearing House Committee. Mr. Corcoran also serves on the Board of Governors of the Clearing Corporation since 2002. Mr. Corcoran has a Bachelor of Business Administration from Loyola University and is a Certified Public Accountant.  Mr. Corcoran is a registered NFA principal, associated person, and NFA associate member of the managing owner since December 1, 2006.  He is also a registered NFA principal of R.J. O’Brien Alternative Asset Management, LLC since December 10, 2004 and a registered principal since May 2, 1988, associated person since September 4, 1984, and NFA associate member since August 1, 1985 of R.J. O’Brien & Associates, LLC, the futures broker.

Colleen Mitchell Knupp, President – Ms. Knupp was promoted to president of R.J. O’Brien & Associates, LLC in June 2000 and became the president of the managing owner upon its formation in November 2006 and a registered NFA principal, associated person, and NFA associate member of the managing owner on December 1, 2006. Prior to holding these positions, she served as vice president of R.J. O’Brien & Associates, LLC from August 1995 through June 2000 and is a registered NFA principal of R.J. O’Brien & Associates, LLC since July 17, 2001, as well as a registered associated person since September 21, 1995 and NFA associate member since September 5, 1995.  Ms. Knupp was responsible for marketing clearing and execution services to commodity trading advisors, hedge fund managers, and introducing brokers. Formerly, Ms. Knupp served as senior vice president for Terra Nova Trading in Chicago from December 1994 through August 1995, where she organized and managed the NASD broker-dealer and NFA introducing brokerage firm. She has a Bachelor of Arts from Saint Mary’s College in South Bend, Indiana.  Ms. Knupp is a registered representative of the lead selling agent.  Ms. Knupp is also a registered NFA principal, associated person, and NFA associate member of R.J. O’Brien Alternative Asset Management, LLC since December 10, 2004.

Thomas J. Anderson, Chief Financial Officer – Mr. Anderson became the Chief Financial Officer of the managing owner on May 5, 2008 and became a principal of the managing owner on June 6, 2008.  He also serves as the Chief Financial Officer of R.J. O’Brien & Associates, LLC and is a registered NFA principal since June 6, 2008 and an associated person and NFA associate member since May 13, 2008 of R.J. O’Brien & Associates, LLC.  He joined R.J. O’Brien & Associates, LLC and the managing owner in May 2008.  Prior to serving in these positions, Mr. Anderson served as Senior Vice President and Group Chief Operating officer for Newedge Financial Inc. (formerly known as Calyon Financial Inc.), a derivatives brokerage firm, from December 2006 to April 2008. From December 2000 through December 2006, Mr. Anderson served as Newedge’s Senior Vice President and Chief Financial Officer. Before joining Newedge, Mr. Anderson served in several capacities (including Assistant Controller, Controller and Chief Financial Officer) from July 1990 to December 2000 at Lind-Waldock & Company, a retail futures brokerage firm. From September 1987 to July 1990, Mr. Anderson was a Senior Auditor for Checkers, Simon & Rosner.  Mr. Anderson is also a registered representative of the lead selling agent.

Annette A. Cazenave - Senior Vice President.  Ms. Cazenave joined the managing owner as a Senior Vice President with over twenty-five years of comprehensive experience in alternative asset management (futures, derivatives and hedge funds) marketing and business management.  She is a registered NFA principal, associated person, and NFA associate member of the managing owner since December 7, 2006, and is a member of the NFA.  Previously, Ms. Cazenave was Senior Vice President for Refco Commodity Management, Inc., a commodity pool operator, from September 2005 through November 2006 and Vice President Investor Products Group of Cargill Investor Services, a futures commission merchant, from March 2004 through August 2005.  She also served as Vice President, Marketing and Product Development, for Horizon Cash Management, LLC, a short-term, fixed income management firm, from January 2002 through March 2004.  Prior to this, she was President and Principal of Skylark Partners, Inc. in New York, a financial services consulting firm, from March 1993 through December 2002.  Additionally, Ms. Cazenave held senior level positions with ED&F Man Funds Division (now Man Investments), a futures commission merchant (and, within its affiliates, a commodity pool operator and commodity trading advisor, in New York from August 1986 to March 1993).  Ms. Cazenave began her career in August 1979 as a Sugar trader with Farr Man & Company, a commodities trading firm, specializing in sugar and coffee trading.  She holds a B.A. from Drew University and an M.B.A. from Thunderbird, The American Graduate School of International Management.  Ms. Cazenave is also a registered representative of the lead selling agent and a registered NFA associated person of R.J. O’Brien Alternative Asset Management, LLC since April 17, 2007.

R.J. O’Brien Alternative Asset Management, LLC – Principal.  R.J. O’Brien Alternative Asset Management, LLC is a Delaware limited liability company formed in December 2004, and is the subsidiary of R.J. O’Brien & Associates, LLC and the parent of the managing owner.  R.J. O’Brien Alternative Asset Management, LLC became a registered member and commodity pool operator of the NFA on December 13, 2004 and a registered NFA entity principal of the managing owner on July 17, 2007.

R.J. O’Brien Holdings, Corp. – Principal.  R.J. O’Brien Holdings, Corp. is a Delaware corporation, incorporated in May 2007, and a parent of the managing owner.  R.J. O’Brien Holdings Corp. became a registered NFA entity principal of the managing owner on July 17, 2007.

The officers and directors of the managing owner may, from time to time, trade futures, forwards, and options or their own proprietary accounts.  The records of trading in such accounts will not be made available to you for inspection.

Liberty Funds Group

The managing owner has retained Liberty Funds Group, Inc., a Texas based investment management firm, as consultants, to conduct research and analyses on commodity trading advisors, complete due diligence, make portfolio recommendations and provide ongoing portfolio monitoring for the Trust.  Liberty is registered as a commodity pool operator and commodity trading advisor with the CFTC, and is also a registered investment adviser with the SEC.  The managing owner has sole discretion as to whether it engages a commodity trading advisor.  The trust pays liberty a fee equal to 0.33% of the net assets of the trust on an annual basis.  The agreement between the managing owner and Liberty is for an initial term of one year.  Either party may terminate it upon providing 120 days notice to the other party.

The Trading Advisors

Trading Advisory Agreements

The following description of the advisory agreements is general and not intended to be exhaustive.  You should be aware that the terms and conditions of each advisory agreement may be different, and that these differences affect the rights of the parties to the advisory agreements.

The trust and the managing owner have entered into five advisory agreements with the following commodity trading advisors (CTAs):  Abraham Trading, L.P.; AIS Futures Management, LLC; Global Advisors L.P.; John W. Henry & Company, Inc.; and Peninsula L.P.  Effective November 1, each CTA will begin acting as trading advisor with respect to 20% of the assets of the trust.

The managing owner will pay each CTA an annual management fee of up to 2% of the trust’s assets traded by that CTA.  The managing owner will also pay each CTA an incentive fee of up to 20% of the new trading profit (as defined in each advisory agreement) generated by the CTA.

The advisory agreements have an initial term of one year.  The CTAs may terminate their respective advisory agreement upon written notice sixty days prior to the expiration of the initial one-year period.  If the advisory agreements are not terminated upon the expiration of the initial one-year period, the advisory agreement will automatically renew for an additional one-year period, and will continue to renew for additional one-year periods until terminated as provided for in the advisory agreements.

The trust and managing owner are entitled to terminate the advisory agreements at any month-end upon five days’ prior written notice to the counterparty CTA or upon the occurrence of specific events (as specified in each advisory agreement).  Each CTA is entitled to terminate its respective advisory agreement at any time upon thirty days’ written notice to the trust and managing owner if other certain events occur (as specified in each advisory agreement).

As specified in the advisory agreements, each CTA will indemnify the trust and managing owner against any liability incurred as a result of the CTA’s breach of its advisory agreement (including any representations, warranties, or covenants therein) or the CTA’s bad faith, misconduct, or negligence.  Additionally, as specified in the advisory agreements, each CTA will indemnify the trust and managing owner against any liability incurred in respect of the offer and sale of units of the trust, insofar as such liability is based upon (i) a breach by the CTA of an applicable law, regulation, representation, warranty, agreement, or (ii) any materially untrue statement or omission regarding the CTA and furnished by the CTA which was made in any prospectus (including amendments and supplements) or sales literature.

Generally the CTAs will be indemnified (as specified in the advisory agreements) against any liability incurred as a result of activity taken pursuant to the advisory agreements, so long as the action or omission giving rise to the liability did not constitute negligence, misconduct, breach of an advisory agreement, representation, warranty, or covenant, and the act or omission was done in good faith.  Generally the CTAs will also be indemnified (as specified in the advisory agreements) against any liability incurred in respect of the offer or sale of units of the trust, unless such liability is based upon (i) a breach by the CTA of an applicable law, regulation, representation, warranty, agreement, or (ii) any materially untrue statement or omission regarding the CTA and furnished by the CTA which was made in any prospectus (including amendments and supplements) or sales literature.

Introduction to Trading Advisor Descriptions

The biographies of the principals of each trading advisor and those persons with responsibility for making trading decisions for the trading advisors and brief summaries of the trading program of each trading advisor for the trust are set forth below.  The success of the trust is dependent upon the collective success of the trading advisors in their trading for the trust.  However, in evaluating these descriptions, an investor should be aware that the trading advisors’ trading methods are proprietary and confidential, the trading advisors selected may change over time, and even if the same trading advisors continue to trade for the trust, they may make substantial modifications to their respective trading program.  Investors generally will not be made aware when a trading advisor makes a modification to its trading program.

The following descriptions of the trading advisors, the trading programs and their principals are general and are not intended to be exhaustive.  It is not possible to provide a precise description of any trading advisor’s trading program.  Furthermore, the trading advisors may refer to specific aspects of their trading program, which aspects may also be applicable to other trading advisors that did not choose to make specific reference to these aspects of their own trading programs.  As a consequence, contrasts in the following descriptions may not, in fact, indicate a substantive difference between the different programs involved.  All non-proprietary information about a trading program that the trading advisor believes to be material has been included.

A trading advisor’s registration with the CFTC or its membership in the NFA should not be taken as an indication that any such agency has recommended or approved the trading advisor.

The trading advisors and their principals have no affiliation with any futures commission merchant, introducing broker, or principal thereof, and do not and will not participate in brokerage commissions, directly or indirectly.  As of the date of this prospectus, none of the trading advisors or any principal of a trading advisor beneficially owns any units in the trust.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FURTHERMORE, THE RATES OF RETURN EARNED WHEN A TRADING ADVISOR IS MANAGING A LIMITED AMOUNT OF EQUITY MAY HAVE LITTLE RELATIONSHIP TO THE RATES OF RETURN WHICH TRADING ADVISOR MAY BE ABLE TO ACHIEVE WHEN MANAGING LARGER AMOUNTS OF EQUITY.

CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE TO BE CHARGED TO THE TRUST.

TRADING OF FUTURES AND FORWARD CONTRACTS AND RELATED INSTRUMENTS IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT THE TRADING ADVISORS WILL TRADE PROFITABLY OR AVOID INCURRING SUBSTANTIAL LOSSES.

Notes to Performance Information

In reviewing the descriptions of the trading advisors’ performance information, prospective investors should understand that such performance is “net” of all fees and charges and generally includes interest income applicable to the accounts comprising each composite performance summary.  Such composite performance is not necessarily indicative of any individual account.  In addition, particular conventions adopted by certain trading advisors with respect to the calculation of the performance information set forth in this prospectus are described following the capsules summary sections with respect to each Trading Advisor.

1.	“Name of commodity trading advisor” is the name of the trading advisor which directed the accounts included in the performance summary.

2.	“Name of program” is the name of the trading program used by the trading advisor in directing the accounts included in the performance summary.

3.	“Inception of trading by CTA” is the date on which the relevant trading advisor began directing client accounts.

4.	“Inception of trading in program” is the date on which the relevant trading advisor began directing client accounts pursuant to the program shown in the performance summary.

5.	“Number of open accounts” is the number of accounts directed by the relevant trading advisor pursuant to the program shown in the performance summary through August 31, 2008.

6.	“Aggregate assets overall” is the aggregate amount of actual assets under the management of the relevant trading advisor in all programs operated by such trading advisor through August 31, 2008.

7.
“Aggregate assets in program” is the aggregate amount of total equity, including “notional” equity, under the management of the relevant trading advisor in the program shown in the performance summary through August 31, 2008.

8.
“Worst monthly drawdown” is the largest monthly percentage loss experienced by any account of the Trading Advisor in the relevant program in any calendar month since January 2003 and ending August 31, 2008.  “Loss” for these purposes is calculated on the basis of the loss experienced by each such account, expressed as a percentage of the total equity (including “notional” equity) of such account.

9.
“Worst peak-to-valley drawdown” is the largest percentage decline (after eliminating the effect of additions and withdrawals) experienced by any account of the trading advisor in the relevant program since January 2003 and ending August 31, 2008 from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end. Worst peak-to-valley drawdown is calculated on the basis of the loss experienced by each such account in the relevant program, expressed as a percentage of the total equity (including “notional” equity) in such account.

10.
“Annual return” is calculated by multiplying on a compound basis each monthly rate of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are for the period indicated.

1.	Abraham Trading Co.

Introduction

Abraham Trading Co. ("ATC") is engaged in the business of offering trading advice to customers with respect to futures contracts, options on futures contracts and physical commodities, forward contracts and other commodity-related contracts traded on United States, foreign, and international exchanges and markets.  ATC trades commodity interests in interest rate sensitive instruments, currencies, agricultures, energies, metals as well as other markets.  Abraham Trading Co.’s principal business address is the Moody Building, Second & Main, Canadian, Texas 79014; telephone (806) 323-8000.

Abraham Trading, L.P. is a Texas limited partnership organized January 2004.  It succeeded Abraham Trading Co. and still operates under the assumed name Abraham Trading Co.  Abraham Trading Co. was a corporation organized under the laws of the State of Texas on August 13, 1990.  The sole general partner of Abraham Trading LP is Salem Abraham L.L.C., whose sole owner and principal is Salem Abraham.  Salem Abraham and Salem Abraham L.L.C. are both registered as principals of ATC as of October 24, 1988 and February 24, 2004, respectively.  Salem Abraham became registered as a commodity trading advisor on October 24, 1988.  ATC succeeded to such commodity trading advisor registration on September 11, 1990, at which time it also registered as a commodity pool operator.  ATC is a registered member (#0214261) of the NFA since October 24, 1988.  Salem A. Abraham was registered as an associated person of ATC on October 11, 1990.

ATC has two principals:  Salem A. Abraham and Salem Abraham LLC.  Salem Abraham LLC is an entity principal of ATC.

ATC Principals

Salem A. Abraham is the sole person responsible for making trading decisions on behalf of ATC.  Salem Abraham is registered with the NFA as a principal since October 24, 1988, and associated person of ATC since October 11, 1990, and is a member of the NFA since September 11, 1990.  Salem Abraham attended the University of Notre Dame from August 1984 until December 1987 when he graduated cum laude with a B.A. degree in Finance.  His interest in commodity trading began while still in college, and it was during the spring and summer of 1987 that he developed his present trading strategy.  During this time, he did extensive research in the technical and methodological aspects of commodities trading.  Combining the information he had gathered with ideas that he had developed during his research, he began the task of back-testing the profitability of numerous trading theories in an effort to establish the relative validity of those theories.  This testing was accomplished by running computer simulations using historical data and/or by manually studying historical charts.  Through this process many long-venerated trading strategies were shown to be unviable in changing market conditions, while other strategies were modified in order to maximize their profitability.  This research led Salem to develop a trend following trading system, and in August 1987, while still in college, he began to test that approach by trading commodity interests for his own account.  In January 1988, he began to manage customer accounts using his systematic approach, initially through a joint account with three of his relatives.  He became registered as a commodity trading advisor in October 1988 and organized ATC in August 1990 to act as CTA for all customer accounts.  Salem continues to conduct research on trading strategies.

Salem Abraham LLC is a registered NFA entity principal of ATC since February 24, 2004.

ATC Key Personnel

Shaun Jordan, Director of Marketing, is registered with the CFTC as an associated person of ATC since October 30, 2003, and is a member of the NFA since June 13, 2003.  He joined ATC in early 2003 to market to new clients as well as service existing clientele.  He graduated from the University of Texas at Austin with a degree in Economics in 1991.  In 1997 he received his MBA with a focus in Marketing from The University of Texas at Austin. Prior to joining ATC, Shaun operated a sports marketing company that placed elite athletes in instructional clinic environments around the world.  His sponsors included NIKE, Dell Computer Corporation, and The Pepsi Bottling Group.  Shaun was a member of the 1988 and 1992 USA Olympic Swim Teams, winning two Olympic Gold Medals.

Barry D. Sims, Director of Marketing and Operations, is registered with the CFTC as an associated person of ATC and is a member of the NFA, both since January 18, 1997.  He attended Texas Tech University from 1976 through 1979.  While attending school he was employed by The American State Bank in Lubbock, Texas, as a Data Processing Officer.  His duties included applications programming, operations, and management of an ATM network.  From April 1980 to April 1981 he was a conversion and installation specialist for Gruhlkey Data Systems, a software development company for financial institutions.  From March 1981 to January 1983 he was an independent contractor for American State Bank managing application conversions.  In February 1983 he joined Financial Information Technology, Inc. and Bank Services Corporation of Colorado Springs, Colorado, where he became Vice President.  His duties included management, customer relations, and marketing.  In May of 1992 Barry left Bank Services Corporation to start an information management and technology consulting firm in Pampa, Texas.  His clients included banks, accountants, lawyers, doctors and Abraham Trading Co.  He sold his consulting firm and joined ATC in March 1995.  Although not a principal of ATC, Barry assists Salem with the Company’s technology, marketing, operating, and trading efforts.

Larry S. Smith is registered with the CFTC as an associated person of ATC and is a member of the NFA, both since January 18, 1997. He attended West Texas A&M University in Amarillo from August 1989 through August 1993 where he received a B.B.A. degree in Finance.  After graduation he joined Golden Empire Mortgage in Las Vegas, Nevada as a loan officer.  He joined ATC in March 1995.  His duties include performance table accounting and he is also the assistant trader responsible for the trading desk.  Although not a principal, in his role as assistant trader, Larry has worked with ATC’s brokers to improve the execution and implementation of ATC’s trading strategies.

ATC and its principals may, from time to time, trade securities, futures, and related contracts for their own proprietary accounts.  If ATC or its principals engage in such trading, investors will not be able to inspect such records.

ATC, its principals, and key personnel do not have any beneficial or ownership interest in the trust.

Legal Concerns

There have been no material administrative, civil, or criminal proceedings against ATC or any of its principals, which are pending, are on appeal or have concluded at any time during the last five years.

Trading Program

The following description of ATC, its trading systems, methods, models, and strategies is general and not intended to be exhaustive.  Additionally, the following description of ATC’s trading strategy relates to ATC generally and not to the trust itself.

ATC has developed a managed account program pursuant to which it directs the speculative purchase and sale of commodity interests for the accounts of participating customers in accordance with its trading methods and strategies.

Salem A. Abraham is employed by ATC and is the sole person responsible for overseeing ATC’s trading decisions.  ATC’s trading approach draws upon Salem Abraham's judgment, experience and his knowledge of the technical factors affecting various commodity markets and attempts to identify optimal trading opportunities.  The approach is primarily guided by trading systems which are owned by Salem Abraham but are licensed to ATC.  These trading systems are trend following in nature and are based on classical technical analysis.

The underlying premise of ATC’s trading approach is that commodity interests will, from time to time, enter into periods of major price change to either a higher or lower level.  These price changes are known as trends, which have been observed and recorded since the beginning of market history.  There is every reason to believe that in free markets prices will continue to trend.  The trading approach used by ATC is designed to exploit these price moves.

The trading systems which are licensed to ATC and which guide ATC's trading decisions were developed by Salem through intense research designed to uncover trading opportunities.  Primarily, this research focused on events in the marketplace which are often precursors to the development of a trending price in a given market.  The trading approach relies heavily on the disciplined management of risk.  In evaluating the various factors which make up a trading decision, the systems pay close attention to each trade's risk-reward potential, how it fits into the risk profile of the entire portfolio, and whether it adheres to the account's overall trading goals.

Salem may refine or change ATC’s trading approach (including enhancements or changes to his trading systems which are licensed to ATC or the addition or deletion of commodity interests traded) at any time without prior notice to or approval by its customers.  There can be no assurance that ATC's approach to trading the commodities markets will yield the same results that have been achieved in the past.

Goal of Trading; Markets Employed

The trading approach employed by ATC in trading customer accounts uses technical analysis to anticipate movements in prices.

Technical analysis is based on the theory that the study of the commodities markets themselves provides a means of anticipating the external factors that affect the supply and demand of a particular commodity in order to predict future prices.  Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting supply and demand for a particular commodity; consequently, only a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest are of predictive value when determining the future course of price movements.  In general, trading recommendations may be based on computer-generated signals, chart interpretation, mathematical measurements or a combination of such items.

Technical analysis is of particular concern in the timing of entry and exit positions and in evaluating the extent to which the market price reflects the underlying value.  ATC's evaluation of the technical position of the market can thus help in determining the direction of prices and is also used as a tool in risk control.  ATC believes that the confluence of technical signals gives it optimal risk/reward possibilities.

In its evaluation of the markets, ATC will generally utilize a trend following strategy.  Successful speculative commodity trading depends upon establishing a position and then maintaining the position while the market moves in a favorable direction.  The trader then seeks to exit the particular market and/or may establish reverse positions when the favorable trend either does not materialize or reverses.  Trading will not normally be successful if the particular market is moving in an erratic and non-trending manner or if the market moves in the direction opposite to that predicted by the trader.  Because of the nature of the commodities markets, prices frequently appear to be trending when the market is, in fact, without a trend.  In addition, a particular trading method may identify markets as trending favorably to a particular position in the market even though actual market performance thereafter is the reverse of the trend identified.

A trend following trading strategy will seldom direct market entry or exit at the most favorable price in the particular market trend.  Rather, this type of trading method seeks to close out losing positions and to hold portions of profitable positions for as long as the trader determines that the particular market trend continues to exist.  However, there can be no assurance that profitable positions can be liquidated at the most favorable price in a particular trend.  As a result, the number of losing transactions may exceed the number of profitable transactions.  However, if the approach is successful, these losses should be small and should be more than offset by a few large gains.

ATC's trading strategy is to identify a trend and initiate a position until a neutral or opposite trend signal is generated.  The position is then closed out or reversed.  This strategy does not always result in a position being held in every commodity traded since individual commodities may have extended non-trending periods.

ATC presently monitors and trades 60 commodity interests: Wheat; Kansas City Wheat; Corn; Soybeans; Soybean Oil; Soybean Meal; Canola; British Pound; Canadian Dollar; Swiss Franc; Euro; Japanese Yen; Mexican Peso; Euro/Japanese Yen Cross Rate; Australian Dollar; Euro/British Pound Cross Rate; Silver; Platinum; Copper; Gold; Aluminum; Zinc; Nickel; U.S. Treasury Notes; U.S. Treasury Bonds; Australian Bonds; Japanese Bonds; German Bunds; British Gilts; Canadian Bonds; EuroDollar; Australian Bank Bills; Euribor; Crude Oil; Brent Crude; Heating Oil; London Gas Oil; Harbor Unleaded Gas; Natural Gas; Cotton; Sugar; London Sugar; Coffee; London Robusta Coffee; Cocoa; London Cocoa; Orange Juice; Lumber; Milk; Live Cattle; Feeder Cattle; Lean Hogs and Pork Bellies; S&P 500 Mini; Russell 2000 Mini; FTSE 100; Euro Stoxx 50; Hang Seng Index; Nikkei 225; Australian SPI 200 Index. Trades are normally executed on the futures exchanges but from time to time ATC may utilize the inter-bank market in some of its currency trades. ATC may trade any commodity interests that are now or may hereafter be offered for trading on United States and international exchanges and markets. In that regard, ATC from time to time in its sole discretion may add commodity interests to or delete interests from participating customers' portfolios.

Emphasis on Risk Management

A vital part of ATC's trading strategy is sound risk management.  The good times, when the markets are in trending periods, will take care of themselves.  ATC's trading strategy is designed to endure the imminent non-trending periods in order to profit when trends in the markets do occur.  Each commodity interest is tracked on its own merits, and a stop loss level is determined at the time a trade is entered.  Stops are designed to weed out losing trades quickly and attempt to limit any loss to no more than a nominal percentage of the account's net assets.

On average, ATC utilizes approximately 20% of the nominal account value of participating customers to meet initial margin requirements, although this percentage may vary widely.

Since all trading methods and strategies to be utilized by ATC are proprietary and confidential, the foregoing discussion is necessarily of a general nature.

Abraham Diversified Past Performance

You are cautioned that the information set forth in the following capsule summary is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by ATC or the trust in the future, since past results are no guarantee of futures results.  There can be no assurances that ATC or the trust will make any profits at all, or will be able to avoid incurring substantial losses.  You should also note that interest income may constitute a significant portion of a commodity pool’s total income, and in certain circumstances, may generate profits where there have been realized or unrealized losses from commodity trading.  A portion of the trust’s assets are allocated to the Abraham Diversified program.

Set forth below in Capsule A is the past performance history of Abraham Trading Diversified, one of the programs that will be traded for the trust.

Prospective investors should note that the following table for ATC’s Diversified Program presents performance data in composite form.  Accordingly, individual accounts may have achieved better or worse results than those shown in Capsule A.  The accounts reflected in the table generally have followed the same basic trading methods and strategies described under “Trading Program.”  Moreover, all accounts in the Diversified Program normally have been traded in parallel.  However, the accounts were charged monthly management fees of between 0% and 1/6 of 1% of equity and incentive fees ranging between 13.33% and 35% of net performance.  When reviewing performance records, prospective investors should understand that it is important to note that in a presentation of past performance data, different accounts, even though they are traded according to the same set of rules, can have varying investment results.  The reasons for this include (1) the period during which they are active and when they began trading, (2) the trading strategy used, since modifications to a trading strategy can occur, (3) the account size, since an account with a limited amount of funds may have different results than an account with a greater amount of funds available, (4) the liquidity of the futures contract traded may not be sufficient to allow an order to be placed with a sufficient number of contracts to ensure that every customer account will participate in every trade an advisor makes for its managed accounts, (5) the brokerage commission rate charged to an account, since brokerage commissions will affect the account's performance, (6) the management fee and performance fee rates may vary from account to account, (7) split fills received on block orders placed by the advisor, and (8) there may be other strategic considerations that an advisor may take in electing to make or liquidate a particular trade for some or all of his customers.  However, in ATC’s opinion, the following capsule adequately reflects the performance of ATC’s Diversified Program of comparable accounts in all material respects.

The rates of return reported below for ATC’s Diversified Program are based on a computation that uses the nominal values of all the accounts, funded for an entire month or period, managed by Abraham Trading Company using its Diversified Program.  This means that (i) ATC has managed in the past and might manage in the future some accounts which are fully-funded and others which are funded at less than 100%; (ii) the value of fully-funded accounts included in the subset constitutes at least 10% of the cash and other margin qualifying assets (“Actual Funds”) plus the amount by which the account’s trading level exceeds the Actual Funds (“Nominal Account Size”); and (iii) there are no material differences in gross trading profit (loss) between the Fully-Funded subset and the Nominal Account Size.

The information presented in the following table has not been audited.  However, ATC believes that such information is accurate and fairly presented.

Capsule A

Abraham Trading, L.P.
Abraham Trading Diversified

Name of commodity trading advisor:	Abraham Trading Company
Name of program:	Diversified
Inception of trading by CTA:	January 1998
Inception of trading in program:	January 1998
Number of open accounts:	10
Aggregate assets overall as of August 31, 2008:	$284,501,001
Excluding “notional” equity:	$106,698,783
Including “notional” equity:	$284,501,001
Aggregate assets in program as of August 31, 2008:	$280,573,565
Excluding “notional” equity:	$102,771,347
Including “notional” equity:	$280,573,565
Worst monthly drawdown:	(12.25%), August 2004
Worst peak-to-valley drawdown:	(27.18%), November 2004 – July 2005
2008 year-to-date return:	10.10% (8 months)
2007 annual return:	19.20%
2006 annual return:	8.93%
2005 annual return:	(10.95%)
2004 annual return:	15.38%
2003 annual return:	74.66%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

2.	AIS Futures Management LLC

Introduction

AIS Futures Management LLC (“AIS”), a Delaware limited liability company, is engaged in the business of offering trading advice to clients with respect to forward contracts, futures contracts, options on futures contracts and physical commodities and other commodity-related contracts traded on all exchanges, both foreign and domestic.  AIS directs the speculative purchase and sale of commodity interest contracts for the accounts of participating clients pursuant to a multi-asset investment program called the Multi Asset Allocation Portfolio (“MAAP”).  MAAP was developed by Mr. John R. Hummel and Mr. Bradley C. Stern, the principals and members of AIS.  MAAP is a trading process employing a combination of discretionary input from its principals, who have years of accumulated experience, and the firm’s proprietary applied intelligence software based on the quantitative analysis of year’s of daily historical prices and probability theory.  MAAP maintains long, short, or neutral positions in each of the following six asset classes: equities, fixed income, currency, metals, agricultural products, and energy products.  Because speculative commodity trading can lead to substantial losses as well as gains, each prospective client should carefully consider the risks involved in commodity interest trading before investing in MAAP.

Mr. John R. Hummel organized AIS (initially using the name Hummel, Inc.) under the laws of the State of Delaware on September 3, 1987.  AIS Futures Management, Inc. registered as a commodity pool operator with the CFTC and became a member of NFA on May 14, 1990.  AIS Futures Management, Inc. registered with the CFTC as a commodity trading advisor on August 20, 1992.  AIS Futures Management LLC succeeded to the registration of AIS Futures Management, Inc. as a commodity trading advisor and commodity pool operator on August 11, 1997.  (References herein to “AIS” refer to the Delaware corporation prior to August 11, 1997 and to the Delaware limited liability company on and after August 11, 1997.)  AIS maintains all of its business records at its principal place of business, located at 187 Danbury Road, Suite 201, Wilton, Connecticut 06897; telephone (203) 563-1180.

AIS has three principals:  John Hummel, Bradley Stern, and Robert Ward.

AIS Principals

John Hummel has been the President, Treasurer, Director, and a member of AIS since its inception, as well as a registered NFA principal, associated person, and NFA associate member since May 14, 1990.  Mr. Hummel has been a research analyst and portfolio manager in the securities field since 1967 and has traded commodities for his personal account since February 1981 and for customers since 1983.  Mr. Hummel has also been, since its inception in 1993, the President, a Director and a member of AIS Capital Management LLC and its predecessor, AIS Capital Management, Inc., a registered commodity pool operator and investment adviser, and has been a registered NFA principal, associated person, and NFA associate member of AIS Capital management, Inc. since September 10, 1993.  Mr. Hummel currently serves as the portfolio manager of AIS Balanced Fund, L.P. (formerly Cohen Premier Balanced Fund L.P.) and AIS Capital Growth Fund, L.P., the general partner of which is AIS Capital Management LLC. From May 1990 until March 31, 1993, Mr. Hummel was affiliated with Cowen & Company, a broker-dealer and investment adviser formed in 1918 which is a member of the New York Stock Exchange and all other principal U.S. exchanges.  At Cowen & Company, Mr. Hummel was directly responsible for managing individual and institutional stock and bond portfolios.  From June 1987 until joining Cowen & Company, Mr. Hummel was affiliated with Matuschka & Co. L.P. (formerly Matuschka Moser Partners L.P.), a U.S. affiliate of The Matuschka Group, a privately-owned investment firm headquartered in Germany, where he was directly responsible for managing individual and institutional stock and bond portfolios.  Also during such time, Mr. Hummel was affiliated with Matuschka Moser Futures Management Corporation where he acted as a portfolio manager with respect to futures trading.  Prior to joining Matuschka & Co. L.P., Mr. Hummel was a Managing Director of Mitchell Hutchins Asset Management, Inc. (which was later acquired by UBS Global Asset Management US Inc.), at the time a subsidiary of PaineWebber Inc., where he had been responsible for individual and institutional investment portfolios since 1977.  Mr. Hummel directed the trading of Mitchell Hutchins Futures Fund, Ltd. from its inception in December 1983 through May 31, 1987.  From 1969 to 1976, Mr. Hummel served as President of Asset Management Corporation, an investment advisory firm which he helped organize.  From 1967 to 1969, Mr. Hummel worked as a research analyst for Robert W. Baird & Co., a brokerage firm in Milwaukee, Wisconsin.  Mr. Hummel received a B.S. degree in investment management from Northwestern University in 1967.

Bradley C. Stern is the Vice-President, a member and a registered NFA principal of AIS and AIS Capital Management LLC since November 9, 1993. He became an associated person and NFA associate member of AIS on March 4, 1993 and an associated person and NFA associate member of AIS Capital Management LLC on March 30, 2004.  Mr. Stern graduated from Emory University in May 1988 with a B.B.A. degree and did post-graduate work in finance at New York University 1991 and 1992.  In September 1988, he became an account executive with Winston Resources, a recruiting firm.  In April 1989, he worked as a liaison between retail brokers and insurance companies regarding such insurance products as annuities, term life and whole life insurance at Thomson McKinnon Securities Inc., a registered broker-dealer.  In September 1989, Mr. Stern became an Assistant Portfolio Manager at Cowen & Company and his responsibilities increased over the following three years to include acting as a Trading Analyst for Cowen & Company.  In March 1993, Mr. Stern left Cowen & Company with Mr. Hummel to join AIS as an associated person.

Robert F. Ward is a Portfolio Manager with 29 years of investment consulting and investment experience.  Prior to joining AIS, he was a Senior Vice-President, Investments, with Morgan Stanley (2000-2005), Paine Webber (1988-2000), and Kidder Peabody, Inc. (1983-1988).  His business relationship with AIS and John Hummel has spanned over two decades.  Mr. Ward holds a B.A. in History from Metropolitan State College.  Mr. Ward is a registered NFA principal of both AIS and AIS Capital Management LLC since March 7, 2006.  He is also a registered branch manager as of March 1, 2006 and associated person and NFA associate member as of January 30, 2006, as well as a registered branch manager as of March 1, 2006, associated person as of December 29, 2005, and NFA associate member as of December 19, 2005 of AIS Capital Management LLC.

AIS and its principals may, from time to time, trade securities, futures, and related contracts for their own proprietary accounts.  If AIS or its principals engage in such trading, investors will not be able to inspect such records.

Neither AIS nor its principals have any beneficial or ownership interest in the trust.

Legal Concerns

There have been no material administrative, civil, or criminal proceedings against AIS or any of its principals, which are pending, are on appeal or have concluded at any time during the last five years.

Trading Strategy

The following description of AIS, its trading systems, methods, models, and strategies is general and not intended to be exhaustive.  Additionally, the following description of AIS’s trading strategy relates to AIS generally and not to the trust itself.

MAAP Trading Program

The MAAP Investment Process begins with a global macro economic analysis and then uses technical and systematic study of current trends and futures’ contract valuation to determine the direction and size of positions in MAAP.  Once in a position, trend-following strategies are also employed and at times are more of an influence on position size and direction than valuation levels of the underlying futures contract.

MAAP allocates approximately 1/6 of the portfolio’s potential total contract value (when fully invested) to each of the following three financial markets:  equities, represented by positions in the S&P 500 futures contract; fixed income, represented by U.S. Treasury bond futures; and currencies, represented by Japanese yen futures.  AIS believes that these six asset classes represent major economic/financial sectors of the global economy and that historically the performance of many of these asset classes has been non-correlated or negatively correlated to each other.

Within each of the three physical commodity asset classes, while still allocating 1/6 to each asset class, AIS trades several markets that at times have a high degree of correlation.  Within the 1/6 “agricultural products” allocation, soybean futures generally represent the largest potential position, but the portfolio also may include positions in corn, wheat, soybean oil and soybean meal futures.  Within the 1/6 “metals” allocation, gold futures generally represent the largest potential position, but the portfolio also may include positions in silver and copper futures.  Within the 1/6 “energy products” allocation, crude oil futures generally represent the largest potential position, but the portfolio also may include positions in heating oil, unleaded gasoline and natural gas futures.  When the portfolio is fully invested, the relative weight of each contract position within the asset class is influenced by the relative liquidity of each contract traded.  AIS believes that the primary benefit of trading multiple markets within an asset class is the potential for moderation of portfolio volatility at major turning points for a specific asset class.  At the major trend turning points for an asset class, certain markets may lead the reversal while others will lag.  Therefore, trading several markets within the asset class should lead to a more gradual shift from short to long or long to short as each market shifts at a slightly different point.

The MAAP Investment Process begins with an analysis of the global macro economic conditions that could impact the environment for the six sectors traded.  AIS believes that global economic growth rates, inflation trends, government policies, currency and interest rate trends, and demographic factors all interact to impact price trends in the various markets traded.  In addition to global macro trends, analysis of specific supply and demand trends within each of the three commodity sectors is conducted on an ongoing basis.  Finally, AIS analyzes the potential of supply demand conditions and price trends in one sector to impact prices in other sectors.  Using their analysis of fundamental conditions, the trading principals then look to their quantitative and systematic models and utilize technical analysis to help with the timing of the trade and size of the new or readjusted position.  The trading principals believe that combining both fundamental and quantitative analysis creates a more in-depth understanding of market dynamics.

Although AIS generally takes positions in the most liquid, front month futures contract, it also analyzes spread relationships in order to take advantage of extremes in pricing between front month futures contracts and forward month futures contracts and may at times utilize forward month futures.  AIS believes this flexibility periodically offers opportunities to reduce portfolio risk or increase portfolio return.  AIS may also buy or sell options on futures at its discretion in an effort to reduce portfolio risk or to allow a Managed Account to enter or exit positions at certain prices and times.

AIS MAAP 2X-4X Past Performance

You are cautioned that the information set forth in the following capsule summary is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by AIS or the trust in the future, since past results are no guarantee of futures results.  There can be no assurances that AIS or the trust will make any profits at all, or will be able to avoid incurring substantial losses.  You should also note that interest income may constitute a significant portion of a commodity pool’s total income, and in certain circumstances, may generate profits where there have been realized or unrealized losses from commodity trading.  A portion of the trust’s assets are allocated to the AIS MAAP 2X-4X program.

Set forth below in Capsule A is the past performance history of AIS MAAP 2X-4X, one of the programs that will be traded for the trust.

Capsule A

AIS Futures Management LLC
MAAP 2X-4X

Name of commodity trading advisor:	AIS Futures Management LLC
Name of program:	MAAP Program Two to Four Times Leverage
Inception of trading by CTA:	July 1992
Inception of trading in program:	October 1992
Number of open accounts:	5
Aggregate assets overall as of August 31, 2008:	$470 million*
Aggregate assets in program as of August 31, 2008:	$220,415,525
Worst monthly drawdown:	(15.94%), August 2008
Worst peak-to-valley drawdown:	(27.94%), June 2008 – August 2008
2008 year-to-date return:	14.92% (8 months)
2007 annual return:	54.03%
2006 annual return:	1.31%
2005 annual return:	28.92%
2004 annual return:	23.92%
2003 annual return:	34.73%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

*This total does not include the assets of individuals who do not pay fees.

3.	Global Advisors L.P.

Introduction

Global Advisors L.P. (“GALP”) is authorized and regulated by the Financial Services Authority of the United Kingdom.  GALP has been registered with the NFA as a member and commodity trading advisor since June 26, 2001.  GALP is not registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended, but may do so in the future.

The investment and trading strategy of GALP and the implementation thereof is conducted by Global Advisors Limited (“GAL”) in its capacity as general partner of GALP.

GALP’s main office, where its books and records are kept, is located c/o GAL at 19 Berkeley Street, Fourth Floor Rear, London, W1J 8ED, UK; telephone number +44-207-629-7447; facsimile number +44-207-629-0356; email address rpn@GlobalAdvisors.co.uk.

Russell Newton is a principal of GALP, Daniel Masters is a principal (pending) of GALP, and both GAL and Radigund Partnerships Inc. are entity principals of GALP.

GALP Principals

Daniel Masters is a director and shareholder of GAL. He has been a director of GAL since August 20, 1999 and a shareholder of GAL since Februrary 23, 1999.  He is registered as an associated person and NFA associate member of GALP since June 26, 2001, and applied to be a principal on July 15, 2008.  He is  registered as an Approved Person of GALP with the FSA.  Together with Mr. Newton, Mr. Masters co-manages the client accounts of GALP. Mr. Masters is a beneficial owner of Radigund Partnerships, Inc. and Radigund Management, LLC which are limited partners of GALP. Mr. Masters is based in New York.

Prior to commencing the business of GAL, Mr. Masters was employed by Morgan Guaranty Trust Company (“MGT”), a diversified financial institution, in New York from February 1994 to February 1999.  His most recent position at MGT was head of the global energy trading business.  In this capacity he directed trading strategies and was responsible for risk management for a group of some thirty individuals.  Mr. Masters' business mandate spanned all actively traded energy bases including physical markets, forward transactions, swaps, options and exotic derivative products.  Mr. Masters was also responsible for directing research into methods of profiting systematically from the price, political and fundamental information available in the energy markets.  From July 1987 to January 1994, Mr. Masters was employed by the Phibro Energy Division of Salomon, Inc. (“Phibro”).  Recently, his responsibilities at Phibro included several trading and risk management functions.  He was involved in the establishment of the UK natural gas and electricity markets, transacting some of the first electricity forward agreements and some newly structured options-related physical natural gas deals.  Prior to this, Mr. Masters held a senior trading position in the Zug, Switzerland, office of Phibro, where Mr. Masters ran a speculative forward, physical and futures book focused on the Atlantic Basin region, including Brent, WTI, Dubai and several other physical grades.  He also was an original and subsequently very active participant in the Contract for Difference (“CFD”) market in Europe, trading based on price relationships between physical crude and corresponding futures.  Mr. Masters' first employment, from September 1985 to June 1987, was with Shell International Trading Company in London, UK, one of the largest physical oil trading companies in the world.  During this period he had experience as a physical oil trader in the European and Mediterranean region, an energy risk manager and a coordinator of a portfolio of physical North Sea crude oils.  Mr. Masters earned a Bachelor of Science (Honours) in Physics from Exeter University, UK in 1984, and followed that with a Masters in Management Science and Operational Research from Imperial College, London, UK in 1985.

Russell Newton is a limited partner of GALP and a director and shareholder of GAL.  He has been a director of GAL since January 12, 1999, and a shareholder of GAL since February 20, 1999.  He is registered with the NFA as a principal, an associated person, and NFA associate member of GALP since June 26, 2001, and as an Approved Person of GALP with the FSA.  Together with Mr. Masters, Mr. Newton co-manages the client accounts of GALP.  Mr. Newton, supported by his team of quantitative analysts, is solely responsible for the management and trading of the portfolio.  Mr. Newton is based in London.  From July 1994 to February 1999, Mr. Newton was employed by MGT in London.  His most recent position, held since mid-1997, was global commodities strategist.  This post covered base and precious metals as well as energy, and included development and execution of new derivative trade structures, market analysis (economic, fundamental, statistical and technical), market modeling and technical trading system design.  Prior to this, Mr. Newton was head of European Energy Trading at MGT, while also trading a forward, futures, physical and swaps speculative book, focusing on Brent and Dubai crude oils.  From 1987 to 1994 Mr. Newton traded North Sea and Middle Eastern crude oil markets for Shell International Trading Company (from September 1986 to November 1992), Phibro (from December 1992 to January 1994) and finally RheinOel Limited (from January 1994 to July 1994), all in London.  In the late 1980s, while head of futures and forwards trading at Shell International Trading Company, he was among those responsible for developing pricing models of the Brent CFD market.  Mr. Newton has extensive experience of computer systems analysis, design and programming.  He is skilled in several computer languages.  Mr. Newton received a Bachelor of Arts (Honors) in Natural Sciences (Experimental Psychology) from Cambridge University, UK, in 1986.

GAL is a limited liability company which was incorporated in England in October 1996 and is the general partner of GALP.  GAL's directors are Daniel Masters & Russell Newton.  GAL has been an NFA registered entity principal of GALP since June 26, 2001.

Radigund Partnerships Inc. has been an NFA registered principal of GALP since July 2, 2002.

GALP and its principals may, from time to time, trade securities, futures, and related contracts for their own proprietary accounts.  If GALP or its principals engage in such trading, investors will not be able to inspect such records.

Neither GALP nor its principals have any beneficial or ownership interest in the trust.

Legal Concerns

There have been no material administrative, civil, or criminal proceedings against GALP or any of its principals, which are pending, are on appeal or have concluded at any time during the last five years.

Trading Program

The following description of GALP, its trading systems, methods, models, and strategies is general and not intended to be exhaustive.  Additionally, the following description of GALP’s trading strategy relates to GALP generally and not to the trust itself.

Objective

The objective of GALP’s Commodity Systematic Program ("the Program") is to seek profits from commodity interest transactions while taking reasonable steps to protect capital relative to the rates of return sought.  No assurance can be given that this objective will be met, and an investment in the offered program should only be considered by investors that can assume the significant risks associated with commodity interest trading, including the loss of their entire investment.  GALP attempts to accomplish this objective by following the trading methods set forth below.

Trade Selection

GALP operates a fully automated and systematic quantitative trade and portfolio management tool that has been developed for the commodity futures markets.  This tool has been designed to run as a low volatility, low draw-down system that provides diversification across a wide range of instruments, including inter- and intra-commodity spreads.  It trades infrequently and incrementally with the aim of reducing the effects of transaction costs and to increase capacity within its markets.

GALP will use the systematic tool described above to manage the Program's relative exposure to the commodity markets.  The system is comprised of three parts:

•	The first part processes the data and then extracts those features relevant to the trading system, discarding noise in an adaptive and novel manner.

•	The second part then takes this feature set and applies the trade models, outputting a set of positions and stops across the commodity portfolio.

•	The third and final part of the system comprises the portfolio overlay.

Money Management

GALP and its principals believe that money management discipline is a vital element of any trading program.  This discipline is comprised of the following major components which are utilized in the Program:

1.	Diversification

GALP trades primarily U.S. exchange-traded commodity futures and options on futures contracts, and may trade on any United States and non-United States exchange that has been designated as a “contract market” by the CFTC and on certain other non-United States exchanges.  “Commodity interests” include, but are not limited to, contracts on and for physical commodities, currencies, money market instruments and items which are now, or may hereafter be, the subject of trading futures contracts, swaps, and other commodity-related contracts.  GALP may also trade the cash and forward markets, including the interbank market and exchange of futures for physicals (“EFPs”) for its client accounts.

The trading strategy is designed to gain exposure to opportunities in the majority of actively traded market groups, while simultaneously limiting, to the extent possible, the exposure in any one particular group.  The intent of this policy is to increase, on a discretionary basis, opportunities for gain, decrease risk and provide more consistent returns.  Especially in view of the above, there may be times, due to market and other conditions, when trading is not well diversified; in fact, on occasion, there may be a heavy concentration of a given commodity (such as Brent crude) or a commodity complex (such as energies) which could result in a greater return or risk to the account.

2.	Risk Management

GALP estimates that for the program, which targets 10% annualized volatility, approximately 5%-10% of a client account’s net asset value on both an intraday and overnight basis will be committed to margin at any one time.  However, margin usage may, from time to time, be greater or less than this range, depending on market conditions, current margin requirements and changes in account equity.

3.	Client Rebalancing

GALP seeks to ensure that market risk and return are appropriately balanced across clients in proportion to each client's account equity.  GALP regularly balances clients' exposure to net position in each futures contract, or option on futures contract accordingly.

Trades are allocated during the month on a ticket-by-ticket basis according to volume and price sequence parameters determined near the beginning of the month with client account equities.  As the program's net contract positions are added to or reduced, each client's exposure to the Program’s net position in a contract under this method may not exactly equal its proportionate level of risk as represented by its account equity.  To correct these risk imbalances, at its discretion GALP makes trades on a regular basis which rebalance client account risks to what they should be given each client's account equity.  GALP may simultaneously reduce a position for one client while adding to a position for another client at prevailing market prices to adjust each client’s risk to its appropriate level given their account size as a proportion of the Program’s overall assets under management.  Discretion includes employing knowledge of a contract's volatility and the size of the necessary rebalancing trades, and balancing that need with the desire to minimize slippage and commissions for clients.  Near the beginning of each month, GALP rebalances each client account to reflect their proportion of the net equity in the Program.

Modification

GALP does not intend to alter its primary reliance on a combination of outside source data in conjunction with internally developed proprietary trading systems that evaluate technical and fundamental indicators deemed relevant by GALP to evaluate trading opportunities.  However, GALP reserves the right to make minor adjustments to its risk management and other trading policies.

GALP Commodity Systematic Past Performance

You are cautioned that the information set forth in the following capsule summary is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by GALP or the trust in the future, since past results are no guarantee of futures results.  There can be no assurances that GALP or the trust will make any profits at all, or will be able to avoid incurring substantial losses.  You should also note that interest income may constitute a significant portion of a commodity pool’s total income, and in certain circumstances, may generate profits where there have been realized or unrealized losses from commodity trading.  A portion of the trust’s assets are allocated to the GALP Commodity Systematic program.

Capsule A

Global Advisors L.P.
Commodity Systematic

Name of commodity trading advisor:	Global Advisors L.P.
Name of program:	Commodity Systematic
Inception of trading by CTA:	July 2005
Inception of trading in program:	July 2005
Number of open accounts:	2
Aggregate assets overall as of August 31, 2008:
Excluding “notional” equity:	$64,259,410
Including “notional” equity:	$217,172,976
Aggregate assets in program as of August 31, 2008:
Excluding “notional” equity:	$49,105,318
Including “notional” equity:	$64,469,360
Worst monthly drawdown:	(4.65%), August 2007
Worst peak-to-valley drawdown:	(5.45%), July 2008 – July 2008
2008 year to date return:	10.18% (8 months)
2007 annual return:	14.87%
2006 annual return:	21.91%
2005 annual return:	11.50%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

4.	John W. Henry & Company, Inc.

Introduction

John W. Henry & Company, Inc. (“JWH”), a Florida corporation, began managing assets in 1981 as a sole proprietorship and was later incorporated in 1982 to conduct business as a commodity trading advisor.  JWH’s offices are located at 301 Yamato Road, Suite 2200, Boca Raton, Florida 33431.  JWH’s registration as a commodity trading advisor became effective on November 26, 1980, and as a commodity pool operator on May 23, 2006.  JWH is a member of NFA in this capacity.  “JWH” is the registered trademark of John W. Henry & Company, Inc.

JWH has ten principals.  John W. Henry, Kenneth S. Webster, CPA, Matthew J. Driscoll, Kevin S. Koshi, David M. Kozak, Robert K. Breyer, Edwin B. Twist, Kenneth L. Mahes, Michael Flannery, and John W. Henry Trust, as an entity principal of JWH.

JWH Principals

The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990.

Mr. John W. Henry is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990.  He is also a member of the JWH Investment Policy Committee.  In addition, from September 5, 1990 to September 14, 2001 and since January 10, 2006 he has been a principal of Westport Capital Management Corporation (WCM), an affiliate of JWH registered as a commodity pool operator with the NFA; he has been registered as an associated person of WCM since September 14, 1990.. He has been a principal of JWH since November 19, 1980 and an associated person of JWH since August 10, 1987. Previously, Mr. Henry was a principal of JWH Asset Management, Inc. (JWHAM) from July 9, 1996 through February 2, 2000, JWH Financial Products, Inc. (JWHFP) from January 6, 1997 through February 10, 2002, JWH Investment Management Inc. (JWHIMI) from July 7, 2000 through July 25, 2006, and Global Capital Management Limited (GCM) from May 18, 1990 through April 30, 2008.  These firms were registered as commodity pool operators and/or commodity trading advisors: GCM operated a commodity pool offshore; JWHAM, JWHFP and JWHIMI never conducted or engaged in any business activities.  At JWH, Mr. Henry oversees trading program design and composition, reviews and approves research and system development proposals prior to implementation in trading, reviews and approves of decisions involving the strategic direction of the firm, and discusses trading activities with trading supervisors.  JWH’s corporate officers, rather than Mr. Henry, manage JWH’s day-to-day operations.  Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly owned by Mr. Henry, and sublicensed by Elysian Licensing Corporation to JWH and used by JWH in managing client accounts.  Mr. Henry conducts his business responsibilities for JWH from Boca Raton, Florida and Boston, Massachusetts.

Mr. Henry has served on the Boards of Directors of the Futures Industry Association (FIA), the National Association of Futures Trading Advisors (NAFTA), and the Managed Futures Trade Association, and has served on the Nominating Committee of the National Futures Association (NFA).  He has also served on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing, and issues regarding a potential merger.  Mr. Henry has received an honorary doctorate degree from Boston University, a lifetime achievement award from Alternative Investment News, and the Futures Hall of Fame award from the Futures Industry Association.  In December 2005, Mr. Henry was named as a trustee of The Massachusetts General Hospital and The General Hospital Corporation, both of which are located in Boston, Massachusetts.  Since the beginning of 1987, he has devoted, and will continue to devote, a substantial amount of time to activities in businesses other than JWH and its affiliates.  From January, 1999 until February, 2002, Mr. Henry was chairman of the Florida Marlins Baseball Club LLC.  Since February, 2002, Mr. Henry is Principal Owner of New England Sports Ventures, LLC, which owns the Boston Red Sox baseball team, New England Sports Network, and certain real estate, including Fenway Park.  He holds comparable positions with the individual business entities engaged in these activities.  Mr. Henry is regularly involved in the businesses of New England Sports Ventures with professional management of the Red Sox (including its president and chief executive officer) and of the other entities owned by New England Sports Ventures.

Mr. Kenneth S. Webster, CPA is president and chief operating officer.  He is responsible for the day-to-day management of the firm.  Since January 7, 2003 Mr. Webster has also been a principal of WCM; he has been registered as an associated person of WCM from July 22, 1997 to November 12, 1997, and from January 6, 2003 to the present.  Since April 23, 2004 he has been a principal of JWH Securities, Inc., a broker dealer registered with FINRA, both affiliates of JWH.   Previously, Mr. Webster was a principal of JWH Investment Management, Inc. from February 2,2004 through July 25, 2006, and of Global Capital Management Limited from January 7, 2003 through April 30 , 2008.  Since joining JWH in January 1995, Mr. Webster has held positions of increasing responsibility. Mr. Webster has been a principal of JWH since January 2, 2001; he was also a principal of JWH from October 29, 1997 to October 22, 1998.  He has been registered as an associated person of JWH since June 30, 1997. Prior to his employment at JWH, Mr. Webster was the Controller of Chang Crowell Management, a registered CTA, from December 1991 to December 1994.  From June 1987 to December 1991, Mr. Webster was employed by Coopers & Lybrand in their financial services audit practice; PricewaterhouseCoopers (the successor to Coopers & Lybrand) is one of the world's largest professional services firms. It was formed in 1998 from a merger between Price Waterhouse and Coopers & Lybrand, both formed in London.   PricewaterhouseCoopers is now a Big Four auditor, alongside KPMG, Ernst & Young and Deloitte Touche Tohmatsu.   Mr. Webster received a B.B.A. in Accounting from Pace University.

Mr. Matthew J. Driscoll is a senior vice president, chief investment officer, director of research and a member of the JWH Investment Policy Committee.  He is responsible for the overseeing all trading activity, as well as coordinating and managing research activities.  Mr. Driscoll joined JWH in 1991 as a member of the trading department and he became a principal of JWH June 10, 1997.  Since joining the firm, he has held positions of increasing responsibility as they relate to the development and implementation of JWH’s trading strategies and procedures; he has played a major role in the development of JWH’s 24-hour trading operation.  He attended Pace University.

Mr. Kevin S. Koshi is a member of the JWH Board of Directors, a senior vice president of JWH, and a member of the JWH Investment Policy Committee.  He is responsible for the implementation and oversight of the firm’s proprietary strategies and investments.  Mr. Koshi joined JWH in 1988 as a professional in the finance department and since 1990 has held positions of increasing responsibility in the trading department.  Mr. Koshi has been a principal of JWH since May 23, 1992.  He has been registered as associated person of JWH since September 10, 1998.  He received a B.S. in Finance from California State University at Long Beach.

Mr. David M. Kozak is a senior vice president, general counsel and secretary to the corporation.  He has also been a principal of   WCM since June 27, 1996.  Mr. Kozak has been a principal of JWH since October 24, 1995.  Previously Mr. Kozak was a principal of JWH Asset Management Inc from July 9, 1996 through February 2, 2000, JWH Financial Products, Inc. from January 6, 1997 through February 10, 2002, JWH Investment Management, Inc. from July 7, 2000 through July 25, 2006, and Global Capital Management Limited from February 2, 2004 through April 30, 2008.  Before joining JWH in September 1995, he had been a partner from June, 1989 to August, 1995 at the law firm of Chapman and Cutler, where he concentrated in commodity futures law with an emphasis on commodity money management.

Mr. Kozak currently serves as chairman of the subcommittee on CTA and CPO issues of the Futures Regulation Committee of the New York City Bar Association.  He is also a member of the NFA's Membership Committee, as well as the NFA's Special Committee on CPO/CTA Disclosure Issues and the Special Committee for the Review of Multi-tiered Regulatory Approach to NFA Rules.  Mr. Kozak formerly served as the secretary and a director of the MFA, as a member of MFA’s Executive Committee, and as chairman of its Government Relations Committee. He received a B.A. from Lake Forest College, a M.A. from The University of Chicago and a J.D. from Loyola University of Chicago.

Mr. Robert K. Breyer is a vice president and chief financial officer.  He is responsible for the daily operation of the Investment Support, Marketing, and Finance departments of the firm. He has also been a principal of WCM since March 7, 2007 and an associated person of that firm since August 1, 2005.  Since joining JWH in February 1997, Mr. Breyer has held positions of increasing responsibility.  He became a principal of JWH March 2, 2007. He has been an associated person  of JWH since March 23, 1998. Prior to his employment at JWH, from March 1992 to February 1997, Mr. Breyer held positions of increasing responsibility at Amalgamated Bank of New York in their Accounting and Investment Services Groups.  Mr. Breyer received a B.S. in Business Administration from Drexel University and MBA in Financial Management from Pace University.

Mr. Edwin B. Twist is a member of the JWH Board of Directors.  Mr. Twist joined JWH as internal projects manager in 1991 and has been a director since 1993. Mr. Twist has been a principal of JWH since July 26, 1993. Mr. Twist was a principal of JWHIMI from January 19, 1996 to July 18, 1999 and from July 7, 2000 to July 25, 2006. His responsibilities include assisting with internal projects.

Mr. Kenneth L. Mahes is a vice president and chief technology officer, responsible for the development and maintenance of all aspects of the JWH technology infrastructure. Mr. Mahes became a principal of JWH March 20, 2007. Since joining JWH in July 1996, Mr. Mahes has held positions of increasing responsibility where he has been responsible for the development and support of JWH’s trade execution, trade accounting and reconciliation systems as well as related reporting applications. Prior to joining JWH, Mr. Mahes was a vice president for Bankers Trust Company in charge of systems supporting the bank’s pension portfolio business for the Investment Management Division from July 1987 to June 1996.  From September 1986 to July 1987, Mr. Mahes worked for Merrill Lynch developing software for the Telecommunications Administration group, which was responsible for keeping track of all telecommunications equipment that was used throughout Merrill Lynch and the payment of bills for this equipment.  From January 1984 to September 1986, Mr. Mahes worked for Dean Witter developing software for the Corporate Finance group, which was responsible for corporate transactions such as mergers and acquisitions, leveraged buyouts, and private equity financing.  Mr. Mahes attended Bernard M. Baruch College.

Mr. Michael Flannery is chief trader.  Mr. Flannery joined JWH in November 1997 and has served as trading desk manager since January 1998. He has been a principal of JWH since January 12, 2007he has been registered as an associated person of JWH since January 12, 1998. .  Mr. Flannery began his career in July, 1987 with Refco, Inc. where worked until September, 1990. His duties at Refco included work on the CBOT and CME floors; research related to forecasting agricultural and currency contracts pricing;  designing, managing and marketing a personal computer based back office account information system; coordinating programming, accounting  and margin department work to convert account information systems to a PC format;  and providing services to institutional clients in financial futures and options.  At Refco, Mr. Flannery was registered as an associated person from August 16, 1989 to May 27, 1994 and from July 13, 1995 to October 24, 1997.  From late 1990 until May, 1994, he was co-founder, president and head trader of MTF Ltd., a 24-hour trading operation that was responsible for the execution and implementation of multiple trading systems for a high net worth investor.  From May 1994 until January 1995, he was partner and head trader for Lindahl & Flannery Capital Management, a diversified futures portfolio manager that was based on the proprietary trading disciplines developed by partner John Lindahl.  Prior to joining JWH in late 1997, Mr. Flannery was a Vice President and Operations Manager at Refco Institutional Management (RIM), which provided brokerage services to the commodity trading advisor and hedge fund community.  Mr. Flannery received a B.A. in Sociology and Economics from Yale University in 1987.

John W. Henry Trust is a registered NFA entity principal of JWH since November 27, 1990.

JWH and its principals may, from time to time, trade securities, futures, and related contracts for their own proprietary accounts.  If JWH or its principals engage in such trading, investors will not be able to inspect such records.

Neither JWH nor its principals have any beneficial or ownership interest in the trust.

Legal Concerns

There have been no material administrative, civil, or criminal proceedings against JWH or any of its principals, which are pending, are on appeal or have concluded at any time during the last five years.

Trading Program

The following description of JWH, its trading systems, methods, models, and strategies is general and not intended to be exhaustive.  Additionally, the following description of JWH’s trading strategy relates to JWH generally and not to the trust itself.

JWH specializes in managing institutional and individual capital in the global futures, financial futures and foreign exchange markets.  Since 1981, JWH has developed and implemented proprietary trend-following trading techniques.  As of the date of this prospectus, JWH offers six trading programs.

Investment Philosophy and Methodology

The JWH investment philosophy has been based, since the inception of the firm, on the premise that market prices, rather than market fundamentals, are the key aggregator of information necessary to make investment decisions and that market prices, which may at first seem random, are actually related through time in complex, but discernible ways.  This philosophy is based on analysis of historical data that revealed that market adjustments sometimes form price trends that can be exploited for profit.  JWH believes there is an inherent return opportunity in participating in price movement trends that its systematic and analytic models have identified.  JWH trading programs may participate in either rising or falling trends; they do not have a directional bias nor do they try to forecast or predict market turning points.  Once a program has established a position in a market that has been identified as trending, no pre-set price target for profits is established given the highly variable nature of market trends.

JWH believes that the behavior of markets is based on investors’ expectations, which may at times adjust slowly through time and manifest themselves in long-term price trends. Markets do not adjust immediately to new information. JWH’s investment decision process has been designed to analyze and exploit these trends. JWH’s investment philosophy maintains that market prices initially react to new or emerging information or events, but the aggregate impact on price may be a lengthy process. While prices may at first represent an over- or under-reaction to new information, prices eventually will reflect all relevant information. In other words, anything that could possibly affect the market price of a commodity or financial instrument – including fundamental, political, or psychological factors – eventually will be reflected in the price of that commodity or instrument. The foundation for JWH’s analysis is, therefore, a study of market price, rather than market fundamentals or the prediction of trends.

JWH believes that the price adjustment process takes time, since reactions of market participants to changing market dynamics initially may be inefficient; that is, investors may not react immediately to information because of differing evaluation processes, differing levels of risk tolerance, or uncertainty. Gradual price adjustments manifest themselves in long-term trends, which themselves can influence the course of events and from which profit opportunities can arise. JWH believes that such market inefficiencies can be exploited through a combination of trend detection and risk management.

How JWH Programs Can Make Money

Style, Timing and Market Characteristics

JWH’s investment programs have different combinations of style, timing, and market characteristics.  While some characteristics may overlap, each investment program has a distinctive combination of style, timing, and markets.  This does not mean that one program will have higher returns than another will or that a certain set of characteristics is preferable for one type of market.  Investment style differences are primarily based on the number of directional phases that investment programs use for markets – long, short or neutral – and how position sizes are determined, whether static or dynamic.  At times, an investment program may, for certain markets, use a style different from its primary style.  Timing – whether trends are recognized over a short to very long term period – is a distinguishing characteristic of JWH investment programs.  JWH investment programs can also be distinguished by the markets they trade.

Trading

JWH programs will frequently maintain positions even when markets have short-term volatility or when no trends exist. In these market conditions, flat or negative performance may occur because stop-loss risk management or position adjustments are not initiated by certain adverse price moves.  Some JWH programs may take a neutral position (exit a market) rather than risk trading capital when no trend is identified.  While there can be no guarantee against losses, the JWH trading systems are designed to preserve capital and maintain an account’s positions, while waiting for profitable trending opportunities over longer periods of time.  Once a JWH program has identified a long-term trend, positions will be maintained, even if losses are incurred in the short term.  While JWH is waiting for longer-term trends to develop, significant drawdowns may take place.

Disciplined Investment Process

JWH believes that an investment strategy can only be as successful as the discipline of the manager to adhere to its requirements in the face of market adversity. Unlike discretionary traders, whose decisions may be subject to behavioral biases, JWH practices a disciplined investment process.

By quantifying the circumstances under which key investment decisions are made, the JWH methodology offers investors a consistent approach to markets, unaffected by judgmental bias.

Disciplined Adaptation to Changing Market Conditions

JWH seeks to maintain a commitment to consistent portfolio construction and program integrity.  JWH generally has not changed the fundamental elements of the portfolios by short-term performance, although adjustments may be, and have been, made over time.  In addition, JWH has not changed the basic methodologies that identify signals in the markets for each program.  JWH believes that its long-term track record has benefited substantially from its adherence to its models during and after periods of negative returns; however, adherence to its strategy may lead to prolonged periods of market losses and high risk.

The dynamic elements of the JWH investment process involve periodic adaptation to changing market conditions and subjective discretionary decisions on such matters as portfolio weightings, leverage, position size, effective trade execution, capacity and entry into new markets – all of which depend on professional experience and market knowledge.  These changes are made as warranted by JWH’s research findings concerning its portfolios and their performance.

Duration of Positions Held

JWH’s historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time.  Therefore, market exposure to profitable positions is not changed based on the time horizon of the trade; positions held for two to four months are not unusual, and positions have been held for more than one year.  Losing positions are generally reversed or eliminated relatively quickly because a trend did not extend for a requisite period of time, with most closing within a few days or weeks.  However, if the JWH system detects a profitable underlying trend, a position trading at a loss may be retained to capture the potential benefits of participating in that trend.  Throughout the investment process, trading methodologies have been designed to reduce the possibility of an extraordinary loss on a single position; however, significant profit givebacks or losses may be incurred under volatile market conditions.

Equity Drawdowns

Historically less than one-third of all trades made pursuant to JWH’s investment programs have been profitable.  Large profits on a few trades in positions that typically exist for several months have produced favorable results overall.  The greatest cumulative percentage decline in net asset value that JWH has experienced since inception in any single investment program, measured on a month-to-month composite basis was nearly 60 percent.  Another program incurred a loss, calculated on the same basis, in excess of 50 percent.  Measured on a day-to-day composite basis, those program drawdowns exceeded the monthly levels.  Prospective investors in the trust should understand that similar or greater drawdowns are possible in the future.

Discretionary Aspects

JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models, which may affect performance positively or negatively.  This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur cyclically during holiday seasons or on the basis of irregularly occurring market events.  Subjective aspects of JWH’s quantitative models also include the determination of position size in relation to account equity, when an account should commence trading, the investment of assets associated with additions, redemptions and allocations, contracts and contract months traded, and effective trade execution.

Program Modifications

The basic philosophy underlying the firm’s investment methodology has remained intact throughout its history and most investment programs maintain a consistent portfolio composition to allow profit opportunities in as many major market trends as possible, in accordance with the investment objectives of each program.

Proprietary research may be conducted to refine the JWH investment strategies.  The potential benefits to a program of employing more than one investment methodology, applying investment methodologies in varying combinations, and the possible substitution of alternative investment methodologies with respect to particular contracts may be assessed through the testing of different methodologies, along with the possible benefits of such modifications to improve program performance over historical levels.  In addition, risk management research and investment program analysis may suggest modifications regarding the relative weighting among various contracts, modifying the style and/or timing used by an investment program to trade a particular contract, the addition or deletion of a contract traded by an investment program, or a change in position size in relation to account equity.  JWH’s research on these and other issues has resulted in investment program modifications from time to time in the past, and are expected to do so in the future.

All cash in a JWH investment program is available for trading, although the amounts committed to margin will vary from time to time.  As capital in each JWH investment program increases, additional emphasis and weighting may be placed on certain markets that have historically demonstrated the greatest liquidity.  Furthermore, the weighting of capital committed to various markets in the investment programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations, and other factors warrant.  The managing owner will generally not be informed of any such changes.

Adjusting the Size of Positions Taken

Position size adjustments relative to account equity are an integral part of JWH’s investment strategy and historically have been made in a systematic manner as equity in the account from trading profits increases.  JWH may override indicated systematic position size adjustments when, in its discretion, it deems that is warranted by its assessment of market conditions.  In the case of declines in equity, position sizes are generally maintained in spite of any trading losses.  Systematic methods for maintaining or adjusting the trade size to equity in an account may affect performance and will alter the risk exposure of the account, with leverage increasing in down markets until losses are offset, and decreasing in profitable market conditions until systematic adjustments are made.

JWH may also use discretion to adjust the size of a position in relation to equity in the account for markets or for entire investment programs.  Such adjustments may not be made for all JWH programs.  Factors that may affect decisions to adjust the size of a position in relation to account equity include ongoing research, program volatility, current market volatility, risk exposure, subjective judgment, and evaluation of these and other general market conditions.

Decisions to change the size of a position may positively or negatively affect performance and will alter risk exposure for an account, since such adjustments will also alter the volatility of JWH programs.  Adjustments in position size relative to account equity may lead to greater profits or losses, more frequent and larger margin calls, and greater brokerage expense.  No assurance is given that such adjustments will result in increased program profitability.  JWH reserves the right to alter, at its sole discretion and without notification, its policy regarding adjustments in position size relative to account equity.

Addition, Redemption and Reallocation of Capital for Commodity Pool Accounts

Investors purchase or redeem units at net asset value on the close of business on the last business day of the month.  In order to provide market exposure commensurate with the trust’s equity on the date of these transactions, JWH may, at its sole discretion, adjust its investment of the assets associated with the addition, redemption and reallocation of capital as near as possible to the close of business on the last business day of the month to reflect the amount then available for trading.

Based on JWH’s determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month, or at its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month.  No assurance is given that JWH will be able to achieve the objectives described above in connection with trust equity level changes.  The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

Physical and Cash Commodities

JWH may trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures, options and forward contracts when JWH believes that cash markets offer comparable or superior market liquidity or the ability to execute transactions at a single price.  Cash transactions, as opposed to futures transactions, relate to the purchase and sale of specific physical commodities.  Whereas futures contracts are generally uniform except for price and delivery time, cash contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss, and the like.  There is no limitation on daily price movements of cash, swap, or forward contracts transacted through banks, brokerage firms, or government dealers, and those entities are not required to continue to make markets in any commodity.  The CFTC does not regulate cash transactions, which are subject to the risk of counterparty failure, inability or refusal to perform with respect to such contracts.

Reliance on Timely and Accurate Market Data

JWH's ability to detect market trends and trade them profitably depends on its access to timely and accurate market price data throughout the trend identification and trading processes. If price data is not available or is delayed, JWH would be unable to trade for client accounts until reliable data sources have been restored. Data reconciliation procedures are applied each day to confirm accurate price quotations, and on the subsequent day prices that were employed in the JWH systems are re-reconciled in an attempt to identify changes from previously posted prices. JWH's traders are required to confirm a price from multiple sources before executing a trade, and, during volatile market conditions, traders request confirmation of high and low prices from the floor before placing a trade. Inaccurate information may be generated by a data vendor, or an exchange may transmit inaccurate prices that a vendor then distributes to JWH, but which are later cancelled or amended by the exchange. In addition, JWH may obtain from third parties, such as clearing firms, information about prices or about contract specifications and changes to them. Inaccurate price information may cause JWH to enter or close trades that it would not otherwise have entered or closed, to trade or fail to trade at times that would have been indicated by accurate data, or to be completely unable to place a trade. Communications or technical failure may also cause an electronic trading tool to fail, which could cause JWH to fail to act when a trading stop is reached. As a result of such potential data problems, client accounts may be unable to exit positions or miss the opportunity to establish new positions. JWH receives price data electronically. Data providers typically make no representations or warranties about the accuracy or timeliness of the data they provide, and assume no financial liability for lost profits, trading losses or other consequential damages. Data providers also disclaim any responsibility for events of force majeure, as well as for actions (or inaction) of third party information, hardware and software providers, and for interruption of means of communication. Because all of the data required for JWH's trading is provided from third parties, JWH, cannot, despite its employment of the precautions described above, make any assurances that its efforts will detect erroneous or incomplete data, or prevent client accounts from incurring losses or missing profit opportunities.

Business Interruption Risk

During both 2004 and 2005, the operations of JWH at its Boca Raton, Florida, offices were disrupted by hurricanes which required recovery periods to re-establish communications and other utilities. JWH continued its trading operations during those periods without interruption from back up locations. Any future business interruption events, whether weather-related or otherwise, that affect the south Florida area could similarly disrupt the trading operations of JWH, despite the back up precautions it has established. JWH has a business continuity plan, but it cannot guarantee that business interruption events will not have an impact on its operations.

JWH Diversified Plus Past Performance

You are cautioned that the information set forth in the following capsule summary is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by JWH or the trust in the future, since past results are no guarantee of futures results.  There can be no assurances that JWH or the trust will make any profits at all, or will be able to avoid incurring substantial losses.  You should also note that interest income may constitute a significant portion of a commodity pool’s total income, and in certain circumstances, may generate profits where there have been realized or unrealized losses from commodity trading.  A portion of the trust’s assets are allocated to the JWH Diversified Plus program.

Set forth below in Capsule A is the past performance history of JWH Diversified Plus, one of the programs that will be traded for the trust.

JWH Diversified Plus is a broadly diversified program that combines three separate two-phase reversal systems with a dynamic sizing of individual market positions based on volatility. The three trend-following models utilize different time horizons to permit multiple entry and exit points.  Portfolio exposure will vary based on the relative positions (long or short) of the three models used. The program is designed to have lower volatility compared to most other JWH programs.  Like all JWH trend-following programs, it uses a non-predictive, disciplined and systematic approach to investing.

JWH Diversified Plus began trading client capital on January 8, 2007 as an allocation in the Strategic Allocation Program.  It began trading a standalone client account on April 2, 2007.

Capsule A

John W. Henry & Company, Inc.
JWH Diversified Plus

Name of commodity trading advisor:	John W. Henry & Company, Inc.
Name of program:	JWH Diversified Plus
Inception of trading by CTA:	October 1982
Inception of trading in program:	April 2007
Number of open accounts:	4
Aggregate assets overall as of August 31, 2008:	$248, 477,535
Aggregate assets in program as of August 31, 2008:	$51,052,717
Worst monthly drawdown:	(16.91)%, July 2008
Worst peak-to-valley drawdown:	(24.25)%, June 2008 – August 2008
2008 year-to-date return:	(2.14)% (8 months)
2007 annual return (from inception):	24.15%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

5.	Peninsula, L.P.

Introduction

Peninsula L.P. (“Peninsula”) began operations in 1998.  The short term discretionary approach employed by the firm has a very low correlation to each of the other managers in the portfolio.  The firm’s volatility target is also lower than the other managers in the portfolio.

Peninsula registered with the NFA as a member and a commodity trading advisor on February 9, 2007.

Peninsula has two principals:  Balbinder “Bo” Thiara and James “Jim” Crombie.

Peninsula Principals

Balbinder “Bo” Thiara is a Portfolio Manager for Peninsula and a registered NFA principal since December 4, 2006 and a registered NFA associated person and NDA associate member of Peninsula since February 9, 2007.  He as been an associate member of the NFA since February 9, 2007, and has eighteen years experience in international financial markets focused on hedge fund management, trading and risk management.  In addition to performing macroeconomic research and developing investment ideas around global financial trends, Mr. Thiara has traded positions in every major financial center including New York, Chicago, London, Tokyo, Hong Kong and Singapore.  He served as General Partner and Senior Portfolio Manager in the Global Macro Group at Omega Advisors, Inc. in New York.  He was responsible for trading a book comprising of a wide array of financial instruments including bonds, currencies and equities, as well as derivatives and options in over 30 countries comprising G10 and all major emerging markets.  Previously Mr. Thiara was a vice-president at Salomon Brothers and Lehman Brothers with responsibility for multi-currency liability management for clients such as sovereign treasury operations, central banks and multi-lateral financial institutions.

Mr. Thiara graduated from UCLA with a degree in Economics and minor emphasis in Physics and Mathematics.  He received an MBA from The Wharton School at the University of Pennsylvania with majors in Finance and Strategic Management.

James “Jim” Crombie is a Portfolio Manager of Peninsula and applied to be a registered NFA principal on August 26, 2008.  He has fifteen years of principal side trading experience in risk arbitrage, statistical arbitrage, convertible arbitrage and quantitative equity strategies.  Mr. Crombie’s trading tenure began in 1994 through 1997 as a proprietary trader for JPMorgan on the risk arbitrage desk where he traded merger stocks, and a special situations portfolio consisting of convertible bonds and high frequency statistical arbitrage trades.  During his time at JPMorgan, the risk arbitrage desk grew to be one of the major profit centers in the global equities division.  From 1997 until early 2000, Mr. Crombie was the head trader at Rose Glen Capital where he traded the firm’s convertible arbitrage portfolio.

In January 2000, Mr. Crombie was recruited by Marin Capital to trade special situations and convertible bonds.  Beginning in July 2001 through joining Peninsula in November 2006, Mr. Crombie traded managed accounts programs for family offices and institutional investors in the convertible arbitrage and S&P futures trading strategies.  During this period he was primary advisor to Raven Investment Group, a specialized long volatility bias fund, for a large Forth Worth, Texas based family office and to other institutional funds.

Mr. Crombie earned his M.B.A. from the Darden School at the University of Virginia and a B.A. in Economics and in Communications from the University of Virginia.

Peninsula and its principals may, from time to time, trade securities, futures, and related contracts for their own proprietary accounts.  If Peninsula or its principals engage in such trading, investors will not be able to inspect such records.

Neither Peninsula nor its principals have any beneficial or ownership interest in the trust.

Legal Concerns

There have been no material administrative, civil, or criminal proceedings against Peninsula or any of its principals, which are pending, are on appeal or have concluded at any time during the last five years.

Trading Strategy

The following description of Peninsula, its trading systems, methods, models, and strategies is general and not intended to be exhaustive.  Additionally, the following description of Peninsula’s trading strategy relates to Peninsula generally and not to the trust itself.

Investment Strategy

The Peninsula strategy utilizes internally developed fundamental and quantitative models to capitalize on macroeconomic and financial market dislocations.  The strategy is designed to take advantage of market volatility.  A short-term trading strategy is applied to profit from both intra-day and short-horizon market movements around identifiable market equilibria.  The portfolio is principally comprised of US equity futures and US interest rate futures contracts.

A principal underlying premise of the strategy is that markets at any given time are largely in equilibrium.  Performance is not necessarily predicated on successfully forecasting of longer-term market price movements.  The strategy has the following characteristics: (1) focused on highly liquid markets; (2) opportunistic trading with disciplined downside risk management; (3) fundamentals driven by shorter-term, high-frequency macro indicators; (4) lesser dependence on long-term forecasting; and (5) highly reactive to market catalysts and events.

Performance Objectives

Peninsula’s performance objectives are three-fold: (1) target an annualized standard deviation of 10-15%; (2) generate an annualized return which is greater than the volatility; and (3) generate a low correlation to the broad commodity trading advisor and hedge fund benchmarks.

The Investment Approach

The foundation of the investment approach is the application of fundamental and qualitative analysis in order to develop an assessment of the investment landscape in terms of risk and opportunity.  Once this has been established, then an internally developed technical and quantitative framework is utilized for establishing entry and exit points of individual trades.  Parts of the system are proprietary and research is applied to continually develop the approach in light of the changing investment environments.

While the investment approach starts with fundamental analysis of the investment environment, technical and quantitative analysis is employed as the primary tool to generate profit and manage risk.  Methods such as trend, momentum, and volatility indicators, and support, resistance, and volume analyses are employed.  Bo Thiara and Jim Crombie are responsible for making the day–to-day investment and trading decisions.

Peninsula’s investment and trading approach is always driven by anticipated profitability relative to expected risk.  However, the assessment of return and risk, and the variables that define them are different in every market environment.  Factors such as volatility, correlation and liquidity are closely monitored and the non-stationary nature of these variables is continuously assessed.

The integrity of the underlying investment approach and research framework described above is strictly maintained over time.  However, Peninsula does factor changes in the investment environment in determining position sizing and leverage.

Trades

Generally speaking, Peninsula’s trades are either outright or intra-market spreads.  Two principal trading strategies are employed:

•
Directional Strategies: These investments are dependent on a fundamental change in the direction or volatility of an instrument’s perceived value.  Strong economic, liquidity or asset class trends are best captured with directional investments.

•	Relative Value Strategies: These investments will take long and short positions in interest rate futures securities and other instruments that are similar to each other along several parameters.

All trades are currently done in the listed derivatives exchanges.  As Peninsula’s liquidity needs increase, it will utilize inter-bank foreign exchange markets as well as other OTC products such as options and swaps.

Position Sizes

Position sizing is a function of Peninsula’s conviction of the trade and its duration, and our assessment of potential downside.  Peninsula’s downside risk framework for individual positions and strategies is multi-dimensional.  Peninsula analyzes the expectations for moderate downside occurrences as well as severe downside occurrences to determine potential losses.  The risk management objective is two-fold:  minimize the probability of drawdown as well as the magnitude of the drawdown.

A variety of factors such as the strength of signals from Peninsula’s models, liquidity conditions, volatility, and market positioning drive our position allocation process.  The drawdown limits for a single open directional position is generally between 0.25% and 0.60% of net asset value.

Peninsula intends to actively manage and trade positions to maximize risk-adjusted return.  Strategies and individual positions will be liquidated or otherwise closed out when the our trading models indicate that market mis-pricing of risk and return have been eliminated or converged (or diverged) to the level implied by Peninsula’s technical and quantitative analysis.  While exit points are established at the time of implementation of a particular strategy or position, the risk and return objectives are monitored on a real-time basis.  Thus, if events occur which change the assessment of expected risk and return, the exit points and trading profile of the strategy may be adjusted.

Bo Thiara and Jim Crombie, the portfolio managers, are ultimately responsible for all subjective decisions concerning the portfolios, including the timing of position initiations and liquidations, sizings and rebalancings, price targets and stop losses.  Every position has a Good-Till-Canceled stop-loss that is left with our counterparty.  Orders are tracked on a real-time basis to ensure that market orders are executed.

Peninsula normally maintains between one to five positions spread across the US equity futures and the US interest rate futures markets.

Peninsula Tactical Macro Past Performance

You are cautioned that the information set forth in the following capsule summary is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by Peninsula or the trust in the future, since past results are no guarantee of futures results.  There can be no assurances that Peninsula or the trust will make any profits at all, or will be able to avoid incurring substantial losses.  You should also note that interest income may constitute a significant portion of a commodity pool’s total income, and in certain circumstances, may generate profits where there have been realized or unrealized losses from commodity trading.  A portion of the trust’s assets are allocated to the Peninsula Tactical Macro program.

Set forth below in Capsule A is the past performance history of Peninsula Tactical Macro, one of the programs that will be traded for the trust.

Capsule A

Peninsula L.P.
Tactical Macro

Name of commodity trading advisor:	Peninsula L.P.
Name of program:	Tactical Macro
Inception of trading by CTA:	January 1998
Inception of trading in program:	January 2000
Number of open accounts:	14
Aggregate assets overall as of August 31, 2008:	$405 million
Aggregate assets in program as of August 31, 2008:	$405 million
Worst monthly drawdown:	(9.78%), March 2002
Worst peak-to-valley drawdown:	(9.78%), March 2002
2008 year-to-date return:	39.38% (8 months)
2007 annual return:	23.43%
2006 annual return:	7.63%
2005 annual return:	10.55%
2004 annual return:	10.55%
2003 annual return:	2.32%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Brokerage Arrangements

The Futures Broker

R.J. O’Brien & Associates, LLC is the trust’s futures broker.  The futures broker executes and clears the trust’s futures transactions and provides other brokerage-related services.  The futures broker is a Delaware limited liability company and a privately-owned futures commission merchant.  The futures broker is a founding member of the Chicago Mercantile Exchange and is a full clearing member of the Chicago Board of Trade, the New York Mercantile Exchange, the Commodity Exchange of New York, and the New York Board of Trade.

The futures broker, and its affiliated entities, are clearing members of principal exchanges around the world and have clearing relationships on all major international futures exchanges.  The futures broker is registered with the CFTC as a futures commission merchant and is a member of the NFA.

Certain employees of the futures broker are members of various futures exchanges and may serve on the governing bodies and standing committees of those exchanges, their clearinghouses, and the NFA.  In that capacity, these employees have a fiduciary duty to the exchanges and would be required to act in the best interests of such exchanges, even if that action might be adverse to the interests of the trust.

In the ordinary course of its business, the futures broker is engaged in civil litigation and subject to administrative proceedings which, in the aggregate, are not expected to have a material effect upon its condition, financial or otherwise, or the services it will render to the trust.

The trust and the futures broker have entered into a customer agreement that provides that, for as long as the trust maintains an account with the futures broker, the futures broker will execute and clear trades for the trust upon instruction of each trading advisor, and will receive the monthly brokerage fees.  The customer agreement is terminable immediately upon notice by either party.  If for any reason the trust elects to terminate the customer agreement with the futures broker, no assurance may be given that the trust will be able to retain the brokerage services of another futures broker at the same commission rate.  The futures broker is responsible for execution and clearance of futures contracts (and options, which will only be purchased if the futures broker is able to sustain the entire loss of the premium and related transaction costs and will only be sold if the futures broker either owns the underlying futures contract or is able to withstand substantial financial losses) as well as for certain administrative duties such as record keeping, transmittal of confirmation statements and calculating equity balance and margin requirements for the trust’s account.  The agreement provides that the futures broker will not be liable to the trust except for gross negligence or willful misconduct.

Trust assets are deposited with R.J. O’Brien & Associates, LLC in its capacity as the futures broker.  The futures broker credits interest monthly to the trust’s account on substantially all of the trust’s average daily balances on deposit at the futures broker.  The futures broker retains any economic benefit derived from possession of the trust’s assets in excess of the amount credited to the trust’s account.  The trust fulfills its margin requirements with the futures broker on a cash-only basis.

The Foreign Currency Broker

Deutschebank is R.J. O’Brien & Associates, LLC’s prime broker and acts as counterparty for spot and forward currency trades.  Under most normal circumstances, a trading advisor will contact at least two counterparties for a quote on each of the trust’s currency trades.

Redemptions;
Net Asset Value

Redemptions

The trust is intended as a medium- to long-term, “buy and hold” investment.  The trust’s objectives are to achieve substantial capital appreciation over time.  The trust is not intended to achieve, nor to attempt to achieve, significant appreciation over the short-term.

A unitholder may cause the trust to redeem any or all of such unitholder’s units at net asset value as of the close of business on the last business day of any calendar month.  Investors must redeem units with a total net asset value of at least $1,000 and maintain a balance of at least $1,000 of units, unless an investor is redeeming his or her entire position.  Written redemption requests may be submitted to The Bank of New York Mellon Corporation or to a redeeming unitholder’s financial advisor but in either case must be received by The Bank of New York Mellon Corporation no later than five business days prior to month-end (including the last business day of the month) to effect redemption as of such month-end.  A form of Request for Redemption is attached to the Subscription Agreement and Power of Attorney as an Annex.

Redemption proceeds will generally be paid within ten business days after the month-end of redemption, either directly to the redeeming unitholder or to the unitholder’s customer securities account as directed by the unitholder.  However, in special circumstances, including, but not limited to, default or delay in payments due to the trust from banks or other persons, the trust may, in turn, delay payment to persons requesting redemption of units of the proportionate part of the redemption value of their units equal to the proportionate part of the net assets of the trust represented by the sums that are the subject of such default or delay.

A unit which is redeemed at or prior to the end of the eleventh full month after its issuance will be assessed a redemption charge of 1.5% of the net asset value per unit as of the date of redemption.  In the event that an investor acquires units at more than one time, such investor’s units will be treated on a “first-in, first-out” basis for purposes of determining whether redemption charges apply.

The managing owner may declare additional redemption dates, including special redemption dates under certain circumstances.  If as of the close of business on any day the net asset value of a unit has decreased to less than 50% of the previous highest month-end net asset value per unit, after adding back all distributions, the managing owner shall liquidate all of the trust’s open positions, suspend trading and within ten business days after the suspension of trading declare a special redemption date by notice to unitholders and otherwise in accordance with the Eighth Amended and Restated Declaration and Agreement of Trust.

Unitholders may not transfer or assign units without providing prior written notice to the managing owner.  No assignee may become a substitute unitholder except with the consent of the managing owner.

Notices of redemption are irrevocable once submitted.  The net asset value per unit as of the date of redemption may differ substantially from the net asset value per unit as of the date that irrevocable notice of redemption must be submitted.

Unitholders need not redeem all of their units in order to redeem any such units, provided that they redeem the equivalent numver of units that equal at least $1,000 and that the minimum number of units invest equals at least $,1000 after any partial redemption.

Net Asset Value

The net assets of the trust are its assets less its liabilities determined in accordance with generally accepted accounting principles.  The net asset value per unit is the net assets of the trust divided by the number of units outstanding.

Futures or option contracts traded on a United States commodity exchange are valued at the settlement price on the date of valuation.  If an open position cannot be liquidated on the day with respect to which net assets are being determined, the settlement price on the first subsequent day on which the position can be liquidated shall be the basis for determining the liquidating value of such position for such day, or such other value as the managing owner may deem fair and reasonable.  The liquidating value of a commodity futures or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the managing owner on a basis consistently applied for each different variety of contract.  Accrued incentive fee liabilities reduce net asset value (subject, however, to possible whole or partial reversal if the trust incurs subsequent losses) even if such accrued incentive fees may never, in fact, be finally paid to a trading advisor.

Conflicts of Interest

General

The managing owner has not established any formal procedures to resolve the following conflicts of interest.  Consequently, there is no independent control on how the managing owner resolves these conflicts which can be relied upon by investors as ensuring that the trust is treated equitably with other clients of the managing owner.  Unitholders will be dependent on the good faith of, and the legal and fiduciary obligations imposed on, the parties involved with such conflicts to resolve them equitably.  Although the managing owner will attempt to monitor and resolve these and any other conflicts in good faith, they may result in losses for the trust.

Although the following conflicts of interest are present in the operation of the trust, the managing owner does not believe that they are likely to have a material adverse effect on its performance.

The Managing Owner

The managing owner and its affiliates are the primary service providers to the trust and will remain so even if using other firms might be better for the trust.  Futures trading is highly competitive.

The business terms of the trust — other than the management and incentive fees payable to the trading advisors, which were individually negotiated between the managing owner and the trading advisor — were not negotiated.  The managing owner unilaterally established these terms, balancing marketing and performance considerations and its interest in maximizing the revenues generated to the managing owner.

The managing owner’s interest in maximizing its revenues could cause it to take actions which are detrimental to the trust in order to increase the managing owner’s income from the trust or decrease its costs in sponsoring the trust.  Also, because the managing owner does not have to compete with third parties to provide services to the trust, there is no independent check on the quality of such services.  The managing owner may lower the quality of such services in order to maximize the net revenues which it receives from the trust, possibly causing the net asset value per unit to decline.

The Trading Advisors

General

The trading advisors manage many accounts other than the trust’s.  Consequently, the trading advisors may devote less resources to the trust’s trading than the trading advisors otherwise might, to the detriment of the trust.

The principals of the trading advisors may devote a substantial portion of their business time to ventures unrelated to their respective trading advisor and futures trading, and from time to time certain staff members of the trading advisors may provide support services for those other business ventures.  Those principals and others who supervise and manage the trading advisors’ staff supporting other business ventures have a conflict of interest in allocating their time, and the time of certain staff members, between their duties to their respective trading advisor and duties or commitments involving such other business ventures. The trust may be at a competitive disadvantage to other accounts which are managed by advisors whose principals devote their entire attention to futures trading.

Financial Incentives to Disfavor the Trust

If the trust has losses, the trading advisors may have an incentive to prefer other clients because the trading advisors could begin to receive incentive compensation from such clients without having to earn back any losses.

Any action which the trading advisors take to maximize its revenues by disfavoring the trust, either in respect of the resources devoted to its trading or the programs selected for it, could adversely affect the trust’s performance, perhaps to a material extent.

The Selling Agents

The selling agents, including the lead selling agent, will receive substantial selling commissions on the sale of units.  Consequently, the selling agents have a conflict of interest in advising their clients whether to invest in or sell the units.  Additionally, the agreement between the trust and the lead selling agent has not been negotiated at arms-length.

Eligible selling agents also receive, beginning in the thirteenth month after each month-end sale of units, ongoing compensation based on the net asset value of units sold by them which remain outstanding.  Consequently, in advising clients whether to redeem their units these selling agents will have a conflict of interest between their interest in maximizing the compensation which they will receive from the trust and giving their clients the financial advice which the selling agents believe to be in such clients’ best interests.  The same conflict of interest extends to the wholesalers and correspondents who distribute units.

The Futures Broker

The futures broker is an affiliate of the managing owner.  As such the commissions charged have not been negotiated at arms-length.  Additionally, the managing owner has a conflict of interest in obtaining favorable brokerage fees for the futures broker.  The managing owner also has a disincentive to replace R.J. O’Brien & Associates, LLC as futures broker as they are affiliates.  While the managing owner could obtain lower commission rates from other futures brokers, it believes that the customer agreement and other arrangements with the futures broker are fair, reasonable and competitive.

The terms of this offering were not subject to independent due diligence.

The trust, futures broker, and the managing owner are represented by a single counsel. Therefore, the terms of this offering relating to those parties were not negotiated at arm's-length. In addition, no independent due diligence has been conducted with respect to this offering.

The selection of a trading advisor may benefit R.J. O'Brien Associates, LLC as futures broker.

The managing owner is responsible for selecting and replacing, if necessary, each trading advisor. However, since selecting trading advisors who engage in a high volume of trades will increase commodity broker costs, without necessarily increasing revenue, the general partner has an incentive to select trading advisors who trade less frequently.

Affiliates of the managing owner, the trading advisors, and the futures broker may trade for their own accounts in competition with the trust.

The managing owner does not trade futures, forwards, or options for its own account, but officers, directors, and employees of the managing owner, futures broker, and the trading advisors and their affiliates, principals, officers, directors, and employees, may trade futures, forwards, and options for their own proprietary accounts. Their trading records will not be available to you. As a result, you will not be able to compare the performance of their trading to the performance of the partnerships.

Fiduciary Duty and Remedies

The managing owner has a fiduciary responsibility for the safekeeping and use of all funds and assets of the trust and the managing owner will not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the trust.  No unitholder may contract away the fiduciary obligation owed to the unitholders by the managing owner under common law.

In evaluating the conflicts of interest, a prospective investor should be aware that the managing owner has a responsibility to the unitholders to exercise good faith and fairness in all dealings affecting the trust.  If a unitholder believes that the managing owner has violated its fiduciary duty to the unitholders, such unitholder may seek legal relief individually or on behalf of the trust under applicable laws to recover damages from or require an accounting by the managing owner.  The Eighth Amended and Restated Declaration and Agreement of Trust is governed by Delaware law, and any breach of the managing owner's fiduciary duty under the Eighth Amended and Restated Declaration and Agreement of Trust will generally be governed by Delaware law.  the managing owner may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to the managing owner have been disclosed to you in the prospectus.  See “Conflicts of Interest” beginning on page 61.

The duties of the commodity trading advisors are set forth in the trading advisory agreements with the trust and the managing owner.  For further information, please see “Trading Advisory Agreements” beginning on page 29.

The duties of the selling agents are set forth in the lead selling agent agreement among the trust, the managing owner, the futures broker and the lead selling agent, and the additional selling agent agreements between the lead selling agent and each additional selling agent.  Under the lead selling agent agreement, the lead selling agent agrees that it will use its best efforts to retain qualified additional selling agents.  The lead selling agent also agrees that it will comply fully with all applicable laws and regulations, and the rules, policy statements, and interpretations of FINRA, the Securities and Exchange Commission (the “SEC”), the CFTC, state securities administrators, and any other regulatory or self-regulatory body in connection with appointment of the additional selling agents.  Under the lead selling agent agreement, the managing owner, and not the trust, will indemnify the lead selling agent and the additional selling agents against, among other things, any losses arising out of any material misstatement or omission in this prospectus, and the lead selling agent agrees to indemnify the trust, the managing owner and their affiliates for any loss arising out of a misstatement or omission in this prospectus regarding the lead selling agent that was furnished or approved by them or arising out of the actions or capacities of the lead selling agent or any additional selling agent in connection with the services they render pursuant to their respective agreements.

Under the additional selling agent agreements, the additional selling agents agree to use their reasonable efforts to procure subscriptions for units by investors who satisfy the trust's suitability requirements.  The additional selling agents also agree that they will comply fully with all applicable federal and state securities and commodities laws, including and the requirements, rules, policy statements, and interpretations of the SEC, the CFTC, FINRA, the securities and Blue Sky laws of the jurisdictions in which they solicit subscriptions, and the securities and commodities exchanges and other governmental and self-regulatory authorities and organizations having jurisdiction over it or the units.  Under the additional selling agent agreements, the lead selling agent, and not the trust or managing owner, will indemnify the additional selling agents for losses arising out of material misstatements or omissions in this prospectus, and the additional selling agents will indemnify the trust, the managing owner, the lead selling agent and their affiliates for any losses arising out of a material breach of the additional selling agent agreements by the additional selling agents.

The Trust and the Trustee

Principal Office; Location of Records

The trust is organized under the Delaware Statutory Trust Act.  The trust is administered by the managing owner, whose office is located at 222 South Riverside Plaza, Suite 900, Chicago, Illinois 60606 (telephone: (312) 373-5000).  The records of the trust, including a list of the unitholders and their addresses, is located at the foregoing address, and available for inspection and copying (upon payment of reasonable reproduction costs) by unitholders or their representatives during regular business hours as provided in the Eighth Amended and Restated Declaration and Agreement of Trust.  To the extent permitted by law, a unitholder may also request a copy of the list of unitholders and their addresses by mailing to the managing owner such request, along with payment of reasonable reproduction and mailing costs and a written statement that the information contained therein will not be used for commercial purposes, as described in Section 19(c) of the Eighth Amended and Restated Declaration and Agreement of Trust.  The managing owner will maintain and preserve the books and records of the trust, including records of the information used to determine that an investment in the trust is suitable and appropriate for each investor, for a period of not less than six years.  The managing owner may cause the trust to retain the services of an administrator to assist the managing owner in fulfilling its obligations to the trust.  The managing owner may also engage transfer agents, custodians, and other agents for the trust.

Certain Aspects of the Trust

Under the Delaware Statutory Trust Act, unitholders (in their capacities as beneficial owners (including the managing owner, except to the extent otherwise provided herein)) are entitled to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware.  Prospective investors should not anticipate any legal or practical protection under the Delaware Statutory Trust Act greater than those available to stockholders of such a corporation.  A number of states do not have business trust statutes such as that under which the trust has been formed in the State of Delaware.  It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, investors in the trust, although entitled under Delaware laws to the same limitation on personal liability as stockholders, are not so entitled in such state.  The trust is governed by the Eighth Amended and Restated Declaration and Agreement of Trust, which is attached to this prospectus as Exhibit A.  The Sixth Declaration and Agreement of Trust was amended to create a special class of units for unitholders who invested in the trust prior to October 2005, and to permit Refco Commodity Management, Inc., the trust’s former managing owner, to sell the trust’s managing owners’ general liability interest and duties to R.J. O’Brien Fund Management, LLC.  This amendment is not included as a part of this prospectus as it does not impact unitholders purchasing units after August 31, 2007.  A complete copy has been filed on a Current Report on Form 8-K by the trust with the SEC on December 7, 2006 (available at www.sec.gov).

The trust shall indemnify, to the full extent permitted by law, to the extent of the trust’s assets, each unitholder (excluding the managing owner) against any claims of liability asserted against such unitholder solely because it is a beneficial owner of the trust (other than for certain taxes for which such unitholder may be liable under the Eighth Amended and Restated Declaration and Agreement of Trust).  Every written note, bond, contract, instrument, certificate or undertaking made or issued by the managing owner shall give notice to the effect that the same was executed or made by or on behalf of the trust and that the obligations of such instrument are not binding upon the unitholders individually but are binding only upon the assets and property of the trust, and no resort shall be had to the unitholders’ personal property for satisfaction of any obligation or claim thereunder.

No special custody arrangements are applicable to the trust which would not be applicable to a limited partnership, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over the trust.  To the greatest extent permissible under Delaware law, the trustee acts in an entirely passive role, delegating all authority over the operation of the trust to the managing owner.  The managing owner is the functional equivalent of the general partner in a limited partnership.

Although units of beneficial interest in a trust need not carry any voting rights, the Eighth Amended and Restated Declaration and Agreement of Trust gives unitholders voting rights comparable to those typically extended to limited partners in publicly-offered futures funds.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole trustee of the trust.  The trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.  The trustee is unaffiliated with either the managing owner or the selling agents.  The trustee’s duties and liabilities with respect to the offering of the units and the administration of the trust are limited to its express obligations under the Eighth Amended and Restated Declaration and Agreement of Trust.

The rights and duties of the trustee, the managing owner and the unitholders are governed by the provisions of the Delaware Statutory Trust Act and by the Eighth Amended and Restated Declaration and Agreement of Trust.

The trustee serves as the trust’s sole trustee in the State of Delaware.  The trustee will accept service of legal process on the trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act.  The trustee does not owe any other duties to the trust, the managing owner or the unitholders.  The trustee is permitted to resign upon at least 60 days’ notice to the trust, provided that any such resignation will not be effective until a successor trustee is appointed by the managing owner.  The Eighth Amended and Restated Declaration and Agreement of Trust provides that the trustee is compensated by the trust, and is indemnified by the managing owner against any expenses it incurs relating to or arising out of the formation, operation or termination of the trust or the performance of its duties pursuant to the Eighth Amended and Restated Declaration and Agreement of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the trustee.  The managing owner has the discretion to replace the trustee.

Only the managing owner has signed the registration statement of which this prospectus is a part, and only the assets of the trust and the managing owner are subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal and state laws with respect to the issuance and sale of the units.  Under such laws, neither the trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the units.  The trustee’s liability in connection with the issuance and sale of the units is limited solely to the express obligations of the trustee set forth in the Eighth Amended and Restated Declaration and Agreement of Trust.

Under the Eighth Amended and Restated Declaration and Agreement of Trust, the trustee has delegated to the managing owner the exclusive management and control of all aspects of the business of the trust.  The trustee has no duty or liability to supervise or monitor the performance of the managing owner, nor shall the trustee have any liability for the acts or omissions of the managing owner.  In addition, the managing owner has been designated as the “tax matters partner” of the trust for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).  The unitholders have no voice in the operations of the trust, other than certain limited voting rights as set forth in the Eighth Amended and Restated Declaration and Agreement of Trust.  In the course of its management, the managing owner may, in its sole and absolute discretion, retain such persons (except where the managing owner has been notified by the that the managing owner is to be replaced as the managing owner), including an affiliate or affiliates of the managing owner, as the managing owner deems necessary for the efficient operation of the trust.

Because the trustee has delegated substantially all of its authority over the operation of the trust to the managing owner, the trustee itself is not registered in any capacity with the CFTC.

The trust’s Eighth Amended and Restated Declaration and Agreement of Trust effectively gives the managing owner full control over the management of the trust.  Unitholders have no voice in its operations.  In addition, the managing owner is specifically authorized to engage in the transactions described herein (including those involving affiliates of the managing owner), and is exculpated and indemnified by the trust against claims sustained in connection with the trust, provided that such claims were not the result of negligence or misconduct and that the managing owner determined that such conduct was in the best interests of the trust.

Although unitholders have no right to participate in the control or management of the trust, they are entitled to: (i) vote on a variety of different matters; (ii) receive annual audited financial statements, unaudited monthly reports and timely tax information; (iii) inspect the trust’s books and records; (iv) redeem units; and (v) not have the business terms of the trust changed in a manner which increases the compensation received by the managing owner or its affiliates without their unanimous consent.

Unitholders’ voting rights extend to any proposed change in the Eighth Amended and Restated Declaration and Agreement of Trust which would adversely affect them, as well as to their right to terminate the trust’s contracts with affiliates of the managing owner.  Unitholders also have the right to call meetings of the trust in order to permit unitholders to vote on any matter on which they are entitled to vote, including the removal of the managing owner.

Unitholders or their duly authorized representatives may inspect the trust’s books and records, for any purpose reasonably related to their status as unitholders in the trust, during normal business hours upon reasonable written notice to the managing owner.  They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such unitholders represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such unitholders’ interest in the trust.

The Eighth Amended and Restated Declaration and Agreement of Trust contains restrictions on the managing owner’s ability to raise brokerage fees, administrative fees and other revenues received by the The managing owner and its affiliates from the trust, as well as certain other limitations on the various conflicts of interest to which the The managing owner and its affiliates is subject in operating the trust.

The Eighth Amended and Restated Declaration and Agreement of Trust provides for the economic and tax allocations of the trust’s profit and loss.  Economic allocations are based on investors’ capital accounts, and the tax allocations generally attempt to equalize tax and capital accounts by, for example, making a priority allocation of taxable income to unitholders who redeem at a profit.

A unitholder may transfer or assign his or her units upon prior written notice to the managing owner and subject to approval of the substitute unitholder; the managing owner will provide consent when it is satisfied that the transfer complies with applicable laws.  An assignee not admitted to the trust as a unitholder will have only limited rights to share the profits and capital of the trust and a limited redemption right.

The managing owner may amend the Eighth Amended and Restated Declaration and Agreement of Trust in any manner not adverse to the unitholders without need of obtaining their consent.  These amendments can be for clarification of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes the managing owner deems advisable so long as they do not change the basic investment policy or structure.

The trust has agreed to indemnify the managing owner for actions taken on behalf of the trust, provided that the managing owner’s conduct was in the best interests of the trust and the conduct was not the result of negligence or misconduct.  Indemnification by the trust for alleged violation of securities laws is only available if the following conditions are satisfied:

1)	a successful adjudication on the merits of each count alleged has been obtained; or

2)	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

3)	a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and

4)	in the case of 3), the court has been advised of the position of the SEC and the states in which the units were offered and sold as to indemnification for the violations.

Tax Consequences

The following is a summary of some of the federal income tax aspects of an investment in the trust based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, and existing court and IRS interpretation relating thereto, any of which could be changed at any time.  A complete discussion of all federal, state and local tax aspects of an investment in the trust is beyond the scope of this summary, and prospective investors must consult their own tax advisers on such matters.

The Trust’s Tax Status

In the opinion of Alston & Bird LLP, the trust has been, and will be, classified as a partnership for federal income tax purposes.  Consequently, the unitholders individually, not the trust itself, are subject to tax on the income of the trust.

The managing owner believes that all of the income generated by the trust prior has constituted, and all of the income expected to be generated by the trust will constitute, “qualifying income” within the meaning of Section 7704(d) of the Code and has so advised Alston & Bird LLP.  Assuming that the trust does not elect to be taxed as a corporation and that more than 90% of the gross income of the trust for each of its taxable years will constitute “qualifying income” within the meaning of Section 7704(d) of the Code, in the opinion of Alston & Bird LLP, the trust will be classified as a partnership for federal income tax purposes and will not be subject to tax as a corporation under the provisions applicable to “publicly traded partnerships.”

There can be no assurance that the trust will not satisfy the qualifying income test or that the IRS will not assert that the trust should be classified as an association or publicly traded partnership taxable as a corporation.  If it were determined that the trust should be classified as a corporation, the taxable income of the trust would be subject to corporate income tax rates, and distributions (other than certain redemptions) would generally be treated as dividend income to the extent of the trust’s current or accumulated earnings and profits, and unitholders would not report profits and losses of the trust.

The following discussion assumes that the trust will be treated as a partnership for U.S. federal income tax purposes.

Taxation of Unitholders on Profits or Losses of the Trust

Each U.S. taxable unitholder must pay tax on his or her share of the trust’s income and gains.  Such share must be included each year in a unitholder’s taxable income whether or not such unitholder has redeemed units and notwithstanding that the trust will not make distributions to unitholders.  In addition, a unitholder may be subject to paying taxes on the trust’s interest income even though the net asset value per unit has decreased due to trading losses.  See “— Tax on Capital Gains and Losses; Interest Income,” below.

A unitholder’s share of income, gains, losses, and expenses of the trust for federal income tax purposes generally is determined by the allocations made pursuant to the Eighth Amended and Restated Declaration and Agreement of Trust, unless such items so allocated do not have “substantial economic effect” or are not in accordance with the unitholders’ interests in the trust.  It is not certain that the allocations required by the Eighth Amended and Restated Declaration and Agreement of Trust when redemptions of units occur generally will be respected for tax purposes.  If such tax allocations were challenged and not sustained, some or all of a redeeming unitholder’s capital gain or loss could be converted from short-term to long-term and each remaining unitholder’s share of the capital gain or loss that is the subject of such allocations would be increased (solely for tax purposes).

Limited Deductibility of Trust Losses and Deductions

A unitholder may not deduct trust losses or deductions in excess of his or her tax basis in his or her units as of year-end.  Generally, a unitholder’s tax basis in his or her units is the amount paid for such units reduced (but not below zero) by his or her share of any trust distributions, losses and deductions and increased by his or her share of the trust’s income and gains.

Similarly, a unitholder that is subject to the “at risk” limitations (generally, non-corporate taxpayers and closely held corporations) may not deduct losses of the trust to the extent that they exceed the amount such unitholder has “at risk” with respect to such unitholder’s interest in the trust at the end of the year.  The amount that a unitholder has at risk will generally be the same as such unitholder’s adjusted basis as described above, except that it will not include any amount that such unitholder has borrowed on a nonrecourse basis or from a person who has an interest in the trust or a person related to such person.
Losses denied under the basis or at risk limitations are suspended and may be deducted in subsequent years, subject to these and other applicable limitations.

The Code contains rules designed to prevent the deduction of losses from “passive activities” against income not derived from such activities, including income from investment activities not constituting a trade or business, such as interest and dividends (“Portfolio Income”) and salary.  The trust’s trading activities will not constitute a “passive activity” with the result that income derived from the trust’s trading activities will constitute Portfolio Income or other income not from a passive activity.

Because of the limitations imposed upon the deductibility of capital losses (see “— Tax on Capital Gains and Losses” below), a unitholder’s distributive share of any net capital losses of the trust will not materially reduce the federal income tax on his ordinary income.

Limited Deductibility for Certain Expenses

The Code provides that, for non-corporate taxpayers who itemize deductions when computing taxable income, expenses of producing income, including investment advisory fees, are to be aggregated with unreimbursed employee business expenses and other expenses of producing income (collectively, the “Aggregate Investment Expenses”), and the aggregate amount of such expenses will be deductible only to the extent such amount exceeds 2% of a taxpayer’s adjusted gross income.  In addition, for taxpayers whose adjusted gross income exceeds a certain threshold amount (the “AGI Threshold”), Aggregate Investment Expenses in excess of the 2% threshold, when combined with certain of a taxpayer’s other miscellaneous deductions, are subject to a reduction (scheduled to be phased out between 2006 and 2010) equal to the lesser of 3% of the taxpayer’s adjusted gross income in excess of the AGI Threshold and 80% of the amount of certain itemized deductions otherwise allowable for the taxable year (the “Phase-out”).  Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions which are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability.

The IRS could contend that some or all of the management fees and incentive fees, as well as other ordinary expenses of the trust, constitute “investment advisory fees.”  If this contention were sustained, each non-corporate unitholder’s pro rata share of the amounts characterized would be deductible only to the extent that such unitholder’s Aggregate Investment Expenses exceed 2% of such unitholder’s adjusted gross income and, when combined with certain other itemized deductions, exceed the Phase-out.

Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest.  Interest expense incurred by a unitholder to acquire or carry units in the trust will constitute investment interest.  Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income (that is, generally, the excess of (i) gross income from interest, certain dividends, rents and royalties, which would include a unitholder’s share of trust income, and (ii) certain gains from the disposition of investment property, over the expenses directly connected with the production of such investment income).  A non-corporate unitholder’s net capital gain from the disposition of investment property will be included in clause (ii) of the preceding sentence only to the extent that such unitholder elects to make a corresponding reduction in the amount of net capital gain that is subject to tax at the 15% rate described above.   Any investment interest expense disallowed as a deduction in a taxable year solely by reason of the above limitation is treated as investment interest paid or accrued in the succeeding taxable year.

PROSPECTIVE INVESTORS MUST CONSULT THEIR OWN TAX ADVISERS CONCERNING THE FOREGOING “INVESTMENT ADVISORY FEES” ISSUE, WHICH IS A MATTER OF UNCERTAINTY AND COULD HAVE A MATERIAL IMPACT ON AN INVESTMENT IN THE TRUST.

Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts

Section 1256 Contracts are futures, futures options traded on U.S. exchanges, certain foreign currency contracts and stock index options.  The trust will acquire Section 1256 Contracts.  Section 1256 Contracts that remain open at the end of each year are treated for tax purposes as if such positions had been sold and any gain or loss recognized.  The gain or loss on Section 1256 Contracts is characterized as 40% short-term capital gain or loss and 60% long-term capital gain or loss regardless of how long any given position has been held.  Non-U.S. exchange-traded futures and forwards are generally non-Section 1256 Contracts.  Gain or loss on non-Section 1256 Contracts will be recognized when sold by the trust and will be primarily short-term gain or loss.

Taxation of Foreign Currency Transactions

Certain of the trading activities of the trust will be “Section 988 transactions.”  Section 988 transactions include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of a nonfunctional currency or is determined by reference to the value of one or more nonfunctional currencies.  In general, foreign currency gain or loss on Section 988 transactions is characterized as ordinary income or loss except that gain or loss on regulated futures contracts or non-equity options on foreign currencies which are Section 1256 Contracts is characterized as capital gain or loss.  The trust has elected to be treated as a qualified fund.  Pursuant to such election, gain or loss with respect to the trust’s Section 988 transactions (other than foreign currency contracts which are Section 1256 Contracts) will be short-term capital gain or loss.  If the trust so elects but fails to meet the requirements of electing qualified fund status in a taxable year, (i) a net loss recognized by the trust in such taxable year with respect to all forward contracts, futures contracts and options with respect to foreign currency trades by the trust will be characterized as a capital loss, and (ii) a net gain recognized by the trust in such taxable year with respect to certain contracts will be characterized as ordinary income.

Trading and Investing in Derivatives

The trust will invest in and trade derivative instruments, the proper tax treatment of which may not be entirely free from doubt. Unitholders will be required to treat any such derivatives for U.S. federal income tax purposes in the same manner as they are treated by the trust. In addition, the U.S. Treasury Department has issued proposed regulations that affect the timing and character of contingent non-periodic payments on notional principal contracts. If finalized in their current form, these regulations could affect the tax treatment of payments on derivatives treated as notional principal contracts. Potential investors should consult their tax advisors regarding an investment in a partnership that invests and trades in derivatives.

Tax on Capital Gains and Losses; Interest Income

As described above, the trust’s trading generates 60% long-term capital gains or losses and 40% short-term capital gains or losses from its Section 1256 Contracts and primarily short-term capital gain or loss from its non-Section 1256 Contracts.  Individuals pay tax on long-term capital gains at a maximum rate of 15% through 2010.  Short-term capital gains are subject to tax at the same rates as ordinary income.

Individual taxpayers may deduct capital losses only to the extent of their capital gains plus $3,000.  Corporations may deduct capital losses only against capital gains.  Accordingly, the trust could incur significant losses, but a unitholder could be required to pay taxes on his or her share of the trust’s interest income.

If an individual taxpayer incurs a net capital loss for a year, he may elect to carry back (up to three years) the portion of such loss which consists of a net loss on Section 1256 Contracts.  A taxpayer may deduct such losses only against net capital gain for a carryback year to the extent that such gain includes gains on Section 1256 Contracts.  To the extent that a taxpayer could not use such losses to offset gains on Section 1256 Contracts in a carryback year, the taxpayer may carry forward such losses indefinitely as losses on Section 1256 Contracts.

Syndication Expenses

The costs associated with the ongoing offering of the Units under this prospectus and any subsequent ongoing offering expenses incurred by the trust are non-deductible syndication expenses.  The IRS could also contend that a portion of the Brokerage Fees paid to CIS constitute non-deductible syndication expenses.

Cash Distributions and Redemptions of Units

Cash received from the trust by a unitholder as a distribution with respect to such unitholder’s interest in the trust or in redemption of less than all of such interest generally is not reportable as taxable income by a unitholder, except as described below.  Rather, such distribution reduces (but not below zero) the total tax basis of all of the units held by the unitholder after the distribution or redemption.  Any cash distribution in excess of a unitholder’s adjusted tax basis for such unitholder’s interest in the trust is taxable as gain from the sale or exchange of such interest.  Because the tax basis of a unitholder who has not redeemed all of such unitholder’s units is not increased on account of such unitholder’s distributive share of the trust’s income until the end of the trust’s taxable year, distributions during the taxable year could result in taxable gain to a unitholder even though no gain would result if the same distributions were made at the end of the taxable year.  Furthermore, the share of the trust’s income allocable to such a unitholder at the end of the trust’s taxable year would also be includible in the unitholder’s taxable income and would increase such unitholder’s tax basis in such unitholder’s remaining interest in the trust as of the end of such taxable year.

 Redemption for cash of a unitholder’s entire interest in the trust will result in the recognition of gain or loss for federal income tax purposes.  Such gain or loss will be equal to the difference, if any, between the amount of the cash distribution and the unitholder’s adjusted tax basis for such interest.

Taxation of Foreign Investors

A unitholder who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a “Foreign Unitholder”) generally is not subject to taxation by the United States on capital gains from commodity or derivatives trading, provided that such Foreign Unitholder is not a dealer in stocks, securities, commodities or derivatives and (in the case of an individual) does not spend more than 182 days in the United States during his or her taxable year, and provided further, that such Foreign Unitholder is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss is treated as “effectively connected.”  An investment in the trust should not, by itself, cause a Foreign Unitholder to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of the trust will be conducted as described in this prospectus.  Pursuant to a “safe harbor” in the Code, an investment fund whose U.S. business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that neither the foreign investor nor such investment fund is a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange.  The trust believes that its investments normally will satisfy the safe harbor.  If the contracts traded by the trust in the future were not covered by the safe harbor, there is a risk that the trust would be treated as engaged in a trade or business within the United States.  In the event that the trust were found to be engaged in a United States trade or business, a Foreign Unitholder would be required to file a United States federal income tax return for such year and pay tax at full United States rates.  In the case of a Foreign Unitholder which is a foreign corporation, an additional 30% “branch profits” tax might be imposed.  Furthermore, in such event, the trust would be required to withhold taxes from the income or gain allocable to such a unitholder under Section 1446 of the Code.

A Foreign Unitholder is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Foreign Unitholder is not engaged in a trade or business within the United States during a taxable year.  Additionally, a Foreign Unitholder, not engaged in a trade or business within the United States, is not subject to United States tax on interest income (other than certain so-called “contingent interest”) attributable to obligations issued after July 18, 1984 that are in registered form if the Foreign Unitholder provides the trust with the appropriate Form W-8.

It is not clear whether units would be subject to U.S. estate tax in the case of a nonresident alien decedent.

Unrelated Business Taxable Income

Income earned by the trust will not constitute “unrelated business taxable income” under Section 511 of the Code to employee benefit plans and other tax-exempt investors that purchase trust units, provided that no acquisition indebtedness is incurred by such investors to purchase such units or by the trust to purchase assets.

IRS Audits of the Trust and Its Unitholders

The IRS is required to audit trust-related items at the trust rather than the unitholder level.  The managing owner is the trust’s “tax matters partner” with general authority to determine the trust’s responses to a tax audit of the trust.  If an audit of the trust results in an adjustment, all unitholders may be required to pay additional taxes plus interest as well as penalties and additions to tax.

The Code and IRS regulations contain certain “reportable transaction” and “list maintenance” requirements which could apply to the trust and the unitholders.  If such requirements did apply but were not complied with, penalties could apply for noncompliance.   Prospective investors should consult with their tax advisers regarding the applicability of these rules to their investment in the trust.

State and Other Taxes

In addition to the federal income tax consequences described above, the trust and the unitholders may be subject to various state and other taxes.
_______________________________________________

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR
TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST.

Benefit Plan Investors

General

The following section is a summary of the material consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an "employee benefit plan" as defined in ERISA or of a "plan" as defined in Section 4975 of the Code (and including for this purpose, any entity deemed to hold plan assets) should consider before deciding to invest any of such plan's assets in the trust.  The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code that are likely to be raised by the plan fiduciary’s own counsel.

ERISA and Section 4975 of the Code together impose restrictions on plans or accounts of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. These plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans as well as entities deemed to hold the assets of these plans and accounts, but generally do not include any plan maintained by a church or by a state or local government (however, government plans may be subject to rules similar to ERISA and the Code).

In addition, ERISA requires that each plan fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the trust, including the role that an investment in the Trust plays in the Plan's overall investment portfolio. Therefore, fiduciaries of ERISA plans, before deciding to invest in the trust, must be satisfied that:

•	an investment in the trust is consistent with their fiduciary obligations under ERISA;

•	an investment in the trust is a prudent investment for the plan in accordance with Section 404(a)(1)(B) of ERISA;

•	an investment in the trust complies with the requirements under Section 404((a)(1)(C) of ERISA that plan investments be diversified so as to minimize the risk of large losses;

•	an investment in the trust is made in accordance with the documents and instruments governing the plan, including the plan's investment policy, and in accordance with the terms of the trust; and

•	an investment in the trust will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

"Plan Assets"

The purchase of units by a plan raises the issue of whether that purchase will cause, for purposes of Title I of ERISA and subject to Section 4975 of the Code, the underlying assets of the trust to be considered to constitute assets of such plan. A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of an entity will result in the underlying assets of such entity being considered assets of such plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide that assets of an entity will not be considered assets of a plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a "publicly-offered security." A publicly-offered security is a security that is:

•	freely transferable;

•	part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another by the conclusion of the offering; and

•
either is (a) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, if the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

The units are expected to qualify as a "publicly-offered security" pursuant to the foregoing rules.

Ineligible Purchasers

Units may not be purchased with the assets of a plan if the managing owner, the trust, any selling agent, any clearing broker or any of their respective affiliates or any of their respective agents or employees: (1) has investment discretion with respect to the investment of the assets of such plan to be invested in the units; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the plan assets and that the advice will be based on the particular investment needs of the plan; or (3) is an employer maintaining or contributing to the plan, except as is otherwise permissible under ERISA and Section 4975 of the Code. A party that is described in clause (1) or (2) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

Acceptance of subscriptions on behalf of plans is in no respect a representation by the trust, the managing owner, any selling agent or any other party related to the trust that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any particular plan. The person with investment discretion should consult with his or her financial and legal advisors as to the propriety of an investment in the Trust in light of the circumstances of the particular plan and current tax law.

Plan of Distribution

Subscription Procedure

Units are offered at net asset value as of the close of business on the last business day of each calendar month.  The minimum initial investment is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts.  Subscriptions in excess of these minimums are permitted in $100 increments.  Additional subscriptions by existing unitholders are permitted in $1,000 minimums with $100 increments.  Units are sold in fractions calculated to five decimal places.

In order to Class A or Class B units, an investor must complete, execute and deliver to a selling agent an original of the corresponding Subscription Agreement and Power of Attorney Signature Page which accompanies this prospectus, together with a check for the amount of his or her subscription.  Pending investment in the units, subscriptions will be held in escrow at The Bank of New York Mellon Corporation.  Checks should be made payable to “THE BANK OF NEW YORK MELLON CORPORATION, ESCROW AGENT FOR RJO GLOBAL TRUST,” and will be transmitted to the escrow agent by noon of the second business day after receipt by the managing owner.

Subscription payments by clients of certain selling agents may be made by authorizing the selling agents to debit a subscriber’s customer securities account with the amount of the subscription.  When a subscriber authorizes such a debit, the subscriber will be required to have the amount of his or her subscription payment on deposit in his or her account when the subscription is submitted.  The account will be debited, and amounts so debited will be transmitted directly to The Bank of New York Mellon Corporation by such selling agent.  The managing owner will determine, in its sole discretion, whether to accept or reject a subscription in whole or in part.  Such determination is made within five business days after the receipt of a subscription by the managing owner.  The managing owner will send each subscriber whose subscription for units has been accepted a confirmation of such acceptance.  The managing owner and each selling agent will make every reasonable effort to determine that the investment is suitable and appropriate for each investor based solely on information provided by such investor regarding the investor's financial situation and investment objectives.

Subscription documents must be received no later than the fifth business day prior to the month-end of investment (including the last business day of the month) in order to be accepted as of the last day of the month.

Subscription funds that are accepted are invested in short-term United States Treasury bills or comparable authorized instruments while held in escrow pending investment in the units and will earn interest at the applicable rates paid on these instruments.  Interest actually earned on subscriptions while held in escrow will be invested in the trust.

No fees are charged on any subscriptions while held in escrow.  Subscribers are notified prior to any return of their subscriptions, and the amounts returned to them shall in no event be reduced by any deductions for fees or expenses.

Subscriptions, if rejected, will be promptly returned to investors directly or, if applicable, to the appropriate selling agent for credit to an investor’s customer securities account.

Subscribers’ Representations and Warranties

By executing a Subscription Agreement and Power of Attorney Signature Page, such subscriber is representing and warranting, among other things, that: (i) the subscriber is of legal age to execute and deliver the Subscription Agreement and Power of Attorney and has full power and authority to do so; (ii) the subscriber has read and understands “Exhibit B — Subscription Requirements” of this prospectus and meets or exceeds the applicable suitability criteria of net worth and annual income set forth therein; and (iii) the subscriber has received a copy of this prospectus.  These representations and warranties may be used by the managing owner or others against a subscriber in the event that the subscriber were to take a position inconsistent therewith.  No prospective subscriber who is not prepared to make such representations and warranties, and to be bound by them, should consider investing in the units.

The Selling Agents

No selling commissions will be paid directly from the proceeds of this offering.  Nevertheless, and subject to the 10% limitation referenced below, the managing owner will cause the additional selling agents to be paid an initial selling commission of up to 2.0% of the subscription price of all Class A units sold by each additional selling agent.  The managing owner will pay the initial selling commission to the additional selling agents at the time of sale and will be reimbursed by the trust over the next 12 months by 0.1666% of the subscription price each month.  In addition, the managing owner will cause ongoing compensation to be paid to selling agents in the amount of up to 0.1666%% of the net asset value per month (a 2.0% annual rate) of all units sold by them which remain outstanding, beginning with the end of the 13th full month after the date such units were first issued (not the date the subscription was accepted).  There is no selling commission paid with respect to Class B units.

The lead selling agent, an affiliate of the managing owner, serves as a wholesaler of the trust by marketing to additional selling agents.  The managing owner will pay the lead selling agent 0.12% of the subscription price for the services it will provide over the anticipated term of the offering of units.  Wholesaling services consist of an allocable portion of the compensation payable to those employees of the managing owner who provide wholesaling services on behalf of the lead selling agent, legal fees for services provided to the lead selling agent, travel-related expenses, and office overhead.

   The maximum amount of underwriting compensation paid to the lead selling agent, the additional selling agents, and other entities for units sold pursuant to this prospectus will not exceed ten percent of the offering proceeds.

Lawyers

Alston & Bird, LLP, New York, New York has advised the managing owner on the offering of the units.

Accountants

 The consolidated statements of financial condition of RJO Global Trust, including the condensed consolidated schedules of investments, as of December 31, 2007 and 2006, and the related consolidated statements of operations, and consolidated statement of changes in unitholders'  capital for each of the three years in the period ended December 31, 2007, have been audited by CF & Co., L.L.P., an independent registered public accounting firm, as stated in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  The statements of financial condition of R.J. O'Brien Fund Management, LLC, the managing owner of RJO Global Trust, as of December 31, 2007 and 2006, and the related statements of operations, statement of changes in stockholder's/member's equity, and statements of cash flows for the period from October 12, 2006 (inception) to December 31, 2006 and for the year ended December 31, 2007, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements of RJO Global Trust and R.J.O'Brien Fund Management, LLC are incorporated by reference

Privacy Policy

As an investor in the trust, the following applies to you.  The managing owner believes that protecting the privacy of your nonpublic personal information (“Personal Information”) is of the utmost importance.  Personal Information is nonpublic information about you that is personally identifiable and that the managing owner obtains in connection with providing a financial product or service to you.  For example, Personal Information includes information regarding the value of your investment in commodity pool(s) or hedge fund(s).  This notice describes the Personal Information that that managing owner collects about you, and the managing owner’s treatment of that information.

• The managing owner collects Personal Information about you from the following sources:

(i)	Information it receives from you in subscription agreements and related forms (for example, name, address, Social Security number, birth date, assets, income, and investment experience);
(ii)	Information about your transactions with the managing owner, its affiliates, or others (for example, account activity and balances); and
(iii)	Information the managing owner receives from a consumer reporting agency, such as your credit history.

• The managing owner may disclose all of the Personal Information it collects about its customers or former customers, as described above, as permitted by law.  In addition, the managing owner may disclose all of the Personal Information it collects to companies that perform services on its behalf, including selling agents.  Otherwise, the managing owner does not disclose any Personal Information it collects about its customers or former customers to unaffiliated third parties (i.e., parties not within its corporate family).

• The managing owner may disclose the name, address, or other identifying information relating solely to its transactions or experiences with its customers or former customers, as well as other information it is permitted by law to share, among companies within its corporate family.

• The managing owner restricts access to Personal Information it collects about you to its personnel who need to know that information in order to provide products or services to you.  The managing owner maintains physical, electronic and procedural controls in keeping with federal standards to safeguard your Personal Information.

• The managing owner reserves the right to change this Notice, and to apply changes to information previously collected, as permitted by law.  The managing owner will inform you of any changes as required by law.

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

This Prospectus is in two parts:  a Disclosure Document and a Statement of Additional
Information.  These parts are bound together, and both contain important information.

Managed Futures Funds in General

The trust is one type of managed futures fund.  All of these investments products offer, in varying degrees, the possibility of achieving substantial capital appreciation as well as diversifying a portion of a traditional portfolio. Managed futures funds may also incur substantial losses.  The purpose of this section is to provide prospective investors a general overview of where the trust is positioned in the spectrum of managed futures funds.

Managed Futures Funds

A managed futures fund is a professionally managed portfolio typically trading in a wide range of markets through futures, forwards and options contracts.  These markets may include global currencies, interest rates, energy, stock indices, metals and agricultural commodities.  Managed futures funds may trade either or both the short or long side of the market, often on a 24-hour basis, and are generally riskier and have more volatile performance than many other traditional investments.  However, managed futures investments offer a unique return pattern when compared to traditional long-only equity or fixed income investments.  As a result, professional management can be an important advantage in this highly complex and specialized investment area.

Not all managed futures funds are the same.  Like other investment products, managed futures funds are designed with a variety of risk/reward parameters.  The variety of available managed futures funds matches a wide range of individual investment objectives.

The Different Types of Managed Futures Funds

Risk/reward parameters of a managed futures fund may be modified by adjusting the number of trading advisors, trading strategies and/or markets traded.  The increase of diversification in one or more of these categories is generally expected to produce lower but more consistent returns.

Certain managed futures funds are more aggressive than others.  For example, single advisor, single strategy funds are typically expected to have higher profit potential as well as risk because of their dependence upon just one advisor’s performance and, in many cases, a limited number of markets traded.  The returns in these types of managed futures funds often fluctuate significantly from month to month.

The performance volatility of single advisor funds may be reduced by a multi-advisor approach.  Multi-advisor funds typically have lower returns, but also lower risk and volatility than single-advisor managed futures funds (although more risk and volatility than many other investments).  The trust is a multi-advisor, multi-strategy investment.

Managed Futures and the Asset Allocation Process

The primary objective of an asset allocation process is to diversify a portfolio into a variety of investment components.  Each investment component may respond differently to economic cycles and shifts in the financial markets.  Thus, each investment component contributes differently to a portfolio’s overall performance.

A traditional investment portfolio is invested in stocks, bonds and cash equivalents.  Adding “non-traditional” or “alternative” investments, such as managed futures, to a traditional portfolio can be beneficial in the asset allocation process.  Because of its potential non-correlation with the performance of stocks and bonds, the non-traditional component can, if it outperforms either stocks or bonds, improve long-term returns and can also help to reduce volatility of a portfolio.

Prospective investors should carefully evaluate managed futures, weighing its return and diversification potential against the risks, before investing.  Managed futures are speculative investments and are not appropriate for everyone.  There can be no assurance that these investments will be profitable or will avoid losses.

Growth in Futures Investments

There has been a dramatic increase over the past twenty-five years in the volume of futures contracts traded in general as well as the amount of assets invested in the managed futures industry.

The first chart below, Futures Volume by Market Sector, depicts the increased volume of futures contracts traded by market sector from 1980 to 2007.  The second chart on the next page, “Growth in Managed Futures Industry”, illustrates the substantial increase in the amount of assets invested in managed futures.  In 1980, the amount of assets in the managed futures industry were estimated at approximately $300 million; by December 31, 2007, this estimate had risen to approximately $200 billion.

Futures Volume by Market Sector
1980	2007

Source:  Futures Industry Association

The futures volume figures and market sector distributions presented above include both speculative and hedging transactions, as well as options on futures.  A significant portion of currency trading is done in the forward rather than in the futures markets, and, accordingly, is not reflected in the foregoing chart.

The assets categorized above as invested in managed futures are invested in a wide range of different products, including single-advisor and multi-advisor funds, “funds of funds,” “principal protection” pools (in which only a fraction of the assets invested are committed to trading) and to individual managed accounts.

The Role of Managed Futures in Your Portfolio

The managing owner’s objective in sponsoring the trust on a multi-advisor platform is to offer an investment which has the potential of achieving substantial capital appreciation over time to those investors whose risk tolerance levels can accept significant risk and expected volatility in performance.  If substantial losses can be avoided, of which there can be no assurance, the managing owner believes that the trust has a reasonable opportunity to generate significant profits over time, despite exhibiting considerable intra-period volatility, by capitalizing on major price movements when they do occur.  If successful, the trust offers investors the following potential advantages.

Access to the Trading Advisors and the Trading Programs

By investing in the trust, subscribers have the opportunity to place assets with multiple experienced managed futures advisors.

Investment Diversification

The globalization of the world’s economy offers potentially valuable trading opportunities, as major political and economic events continue to influence world markets, at times dramatically.  In recent years, the futures markets have expanded to include a wide array of innovative products to capture potential profit opportunities that arise from volatility in interest rates, significant fluctuations in the value of commodities and currencies, the consolidation of European currencies, fragility in world banking and credit mechanisms and the growing interdependence among national economies.  Moreover, trading on the major exchanges in Chicago, Frankfurt, London, New York, Paris, Singapore, Sydney and Tokyo has expanded and gives managed futures investors access to international markets and global diversification.

Unlike a traditional diversified portfolio of stocks, bonds and real estate, the profit potential of the trust does not depend upon favorable general economic conditions and the trust is as likely to be profitable (or unprofitable) during periods of declining stock, bond and real estate markets as at any other time.  In addition to the expected non-correlation in its performance with the performance of the general equity and debt markets, the trust’s flexibility to take either long or short positions, as opposed to traditional portfolios which are typically heavily weighted towards the former, can be an important advantage in times of economic uncertainty.

An investor who is not prepared to spend substantial time trading in the futures and forward markets may nevertheless participate in the commodities and financial markets through investing in the trust, thereby obtaining potentially valuable diversification from traditional investments such as a diversified portfolio of stocks, bonds and real estate.  By allocating a portion of the risk segment of a traditional diversified portfolio to the trust, an investor has the potential, if the trust is successful, to enhance the prospects for superior performance of the overall portfolio as well as to reduce the volatility of the portfolio over time and the dependence of such portfolio on any single country’s economy.

Opportunity to Profit in Declining as Well as in Rising Markets

The futures markets offer the ability to trade either side of the market.  Unlike short selling in the securities markets, taking short positions in the futures market (or buying a put option or selling a call option) in anticipation of a drop in price can be accomplished without additional restrictions or special margin requirements.  Selling short in the futures markets is no more difficult than establishing a long position.

The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency stability.  Positive and negative returns may be realized in both rising and declining markets.  It is potentially advantageous for investors to own assets which can appreciate during a period of generally declining prices, financial disruption or economic instability.  Investors must realize, however, that the trust is not specifically designed to appreciate in declining markets.  Rather, it is designed to perform independent of the direction of stocks and bonds and the general economy.

Non-Correlation

Managed futures investments have often performed differently from stocks and bonds.  In addition, different types of alternative investments are frequently non-correlated with each other.  This creates the potential to assemble a combination of alternative investments with the potential to profit in different economic cycles and international markets, while reducing the portfolio concentration of traditional long equity and debt holdings.

Statistically, investments with a correlation of 1.00 make or lose money at the same time.  Investments with a correlation of –1.00 always move in the opposite direction.  The following table illustrates the generally low historical correlation of returns between the trust, stocks and bonds as well as other alternative investments products, as represented by commonly used investment industry indices, for the period September 2003 through August 2008.  There can be no assurance, however, that this pattern of low correlation will continue in the future.

Low Historical Correlation to Other Investments

	Correlation to the Trust (September 2003 through August 2008)	Correlation to the S&P 500® (September 2003 through August 2008)
S&P 500® Stock Index	0.02	1.000
Lehman Brothers Government Bond Index	0.03	-0.32
MSCI Europe, Australasia, Far East Index (EAFE)	0.11	0.57
NASDAQ Composite	0.02	0.89
Goldman Sachs Commodity Index	0.664	0.11
Barclay’s CTA Index	0.82	0.19

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The source for all indices above is PerTrac (a product of Strategic Financial Solutions LLC (775-851-5880).

The S&P 500® Stock Index and NASDAQ Composite are capitalization-weighted indices of the common stocks of publicly-traded United States issuers.  The Lehman Brothers Government Bond Index is a total-return index comprised of Treasury Bonds with at least ten years to maturity.  The Goldman Sachs Commodities Index is a composite index of commodity sector returns, representing an unleveraged, long-only investment in commodity futures that is broadly diversified across the spectrum of commodities. The returns are calculated on a fully-collateralized basis with full reinvestment.  The Morgan Stanley Capital International EAFE Index comprises stock indices for 21 countries representing the developed markets in Europe, Australasia and the Far East.  Investors are not able to invest directly in these indices.

The Barclay’s CTA Index represents the composite performance of a large number of commodity trading advisors.  The accounts included in this Index represent a wide variety of materially different products, including discretionary and systematic traders’ styles.  Combining the results of accounts with materially different performance objectives and fee structures into a single index is subject to certain inherent and material limitations.  There can be no assurance that the Barclay’s CTA Index provides any meaningful indication of how managed futures investments, in general, have performed in the past or will perform in the future.  Nevertheless, the Barclay’s CTA Index is one of several widely-used benchmarks of general U.S. managed futures industry performance.  Investors are not able to invest directly in the Barclay’s CTA Index.

Interest on Trust Assets

The trust receives interest income on its assets.  On the first business day of each month, R.J. O’Brien & Associates, LLC credits the trust’s account holding US dollar deposits with interest in the amount of 75% of the average four-week Treasury Bill rate; while the remaining 25% of the average four-week Treasury Bill rate is retained by R.J. O’Brien & Associates, LLC.  With respect to non-U.S. dollar deposits, the rate of interest is equal to a rate of three-month LIBOR less 1.0%.  Any amounts received by R.J. O’Brien & Associates, LLC in excess of amounts paid to the trust are retained by R.J. O’Brien & Associates, LLC.  The interest earned on the trust’s assets can offset a portion, although at current rates not all, of its routine costs.  The trust’s interest income represents a source of revenue entirely independent of its speculative futures and forward trading, but is subject to the risk of trading losses.

Although the managing owner has not yet done so, the managing owner may place some of the trust’s assets with a custodian and hire a third-party cash manager to manage that money.

Small Minimum Investment

Investors in the trust are currently able to gain access to the trust for a minimum investment of only $5,000; $2,000 in the case of eligible employee benefit plans and individual retirement accounts.  A small minimum investment requirement makes the trust accessible to a wide range of investors and also means that no investor must commit a significant amount of assets in order to participate in the trust.

Limited Liability

An investor who opens an individual futures account is generally liable for all losses incurred in such account, and may lose substantially more than such investor committed to the account, particularly in light of the large positions in relation to capital used in futures and forward trading.  However, a unitholder cannot lose more than his or her investment in the trust plus undistributed profits.  In fact, in the event the net asset value of a unit decreases to less than 50% of the previous highest month-end net asset value per unit as of the close of business on any day, the managing owner is required to cause the trust to liquidate all open positions, suspend trading and declare a special redemption date in accordance with the provisions in the Eighth Amended and Restated Declaration and Agreement of Trust.  Without limited liability, it could be imprudent for an investor to participate in strategies like those applied by the trust’s trading advisors where positions may be large in relation to account equity.

Administrative Convenience

The trust is structured so as to substantially eliminate the administrative burden which would otherwise be involved in unitholders engaging directly in futures and forward trading.  Unitholders receive monthly unaudited and annual certified financial reports as well as all tax information relating to the trust necessary for unitholders to complete their federal and state income tax returns.  The approximate daily net asset value per unit is available by calling your financial advisor or the managing owner toll free at (888) 292-9399.

Futures Markets and Trading Methods

The Futures and Forward Markets

The Commodity Futures Modernization Act of 2000 (“CFMA”) became effective in December 2000 and substantially amended various laws relating to the trading of futures and derivatives contracts.  New regulations regarding the trading of futures contracts have been enacted and more are expected.  Although the new regulations have not had a significant impact on the markets traded by the trust, it is impossible to predict how such regulations may impact the trading activities of the trust.  The following discussion describes traditional futures trading and briefly describes the characteristics of new exchanges permitted by the CFMA.

Futures and Forward Contracts

Futures contracts normally have standardized terms, such as size and delivery month, and call for the future delivery of various commodities.  These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract.

Prior to the enactment of the CFMA, futures contracts could only be traded on exchanges that were designated as “contract markets” by the CFTC.  The CFMA permits certain futures contracts between sophisticated parties to be traded “off exchange.”  The CFMA permits several new categories of exchanges to be created, each of which is subject to less regulation than traditional CFTC-approved contract markets.  To date, all of the trust’s futures trading in the United States has been conducted on exchanges subject to the full oversight of the CFTC and the managing owner expects that substantially all of the trust’s futures trading in the United States will continue to be conducted on such exchanges.  However, it is not now possible to determine what impact the existence of these new exchanges will have on the trust’s trading activities.

Forward currency contracts are traded off-exchange through banks or dealers.  In such instances, the bank or dealer generally acts as principal in the transaction and charges “bid-ask” spreads.

Futures and forward trading is a “zero-sum,” risk transfer economic activity.  For every gain there is an equal and offsetting loss.

Exchange of Futures for Physicals (“EFP”) Transactions

Although futures contracts are normally entered into through competitive bidding and offering on an exchange floor (or its electronic equivalent), most U.S. exchanges allow futures contracts also to be established in a transaction known as an exchange of futures for physicals (“EFP”).  In an EFP transaction where two parties engage in a cash sale of a commodity underlying a futures contract, those same two parties are permitted to establish futures positions of an equivalent quantity opposite to their cash transaction.  For example, a seller of a cash commodity would be permitted to establish a long futures position of an equivalent quantity and the buyer of the cash commodity would be permitted to establish a short futures position of the equivalent commodity.  In some futures markets, the cash transaction upon which the EFP is based can be the reversal of a previously entered into but unsettled cash transaction.  In those markets, because the cash transaction is essentially “transitory,” EFPs can serve as a means for parties to enter into futures contracts at negotiated prices and at other than during normal trading hours.

Hedgers and Speculators

The two broad classifications of persons who trade futures are “hedgers” and “speculators.”  Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery.  The futures and forward markets enable the hedger to shift the risk of price changes to the speculator.  The speculator risks capital with the hope of making profits from such changes.  Speculators, such as the trust, rarely make or take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

Exchanges; Position and Daily Limits; Margins

Each of the existing futures exchanges in the United States has an associated “clearinghouse.”  Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker’s open positions.  The clearinghouse “guarantee” of performance on open positions does not run to customers.  If a member firm goes bankrupt, customers could lose money.

The CFTC and the United States exchanges have established “speculative position limits” on the maximum positions that trades may hold or control in futures contracts on certain commodities.

Most United States futures exchanges limit the maximum change in futures prices during any single trading day.  Once the “daily limit” has been reached, it becomes very difficult to execute trades.  Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity and could make it difficult for the trust to liquidate unprofitable positions.

When a position is established, “initial margin” is deposited.  On most futures exchanges, at the close of each trading day “variation margin,” representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader’s account.  If “variation margin” payments cause a trader’s “initial margin” to fall below “maintenance margin” levels, a “margin call” is made, requiring the trader to deposit additional margin or have his position closed out.

The trust’s assets are traded on a number of foreign commodities exchanges.  Foreign commodity exchanges differ in certain respects from their United States counterparts and are not regulated by any United States agency.

Trading Methods

Managed futures strategies are generally classified as either (i) systematic or discretionary; and (ii) technical or fundamental.

Systematic and Discretionary Trading Approaches

A systematic trader relies on trading programs or models to generate trading signals.  Discretionary traders make trading decisions on the basis of their own judgment.

Each approach involves inherent risks.  For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.

Technical and Fundamental Analysis

Technical analysis operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity.  Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects.  Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.

Trend-Following

Trend-following advisors try to take advantage of major price movements, in contrast with traders who focus on making many small profits on short-term trades or through relative value positions.  Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends.  During periods with no major price movements, a trend-following trading program is likely to have big losses.

Risk Control Techniques

Trading advisors often adopt risk management principles.  Such principles typically restrict the size of positions taken as well as establishing stop-loss points at which losing positions are to be liquidated.  However, no risk control technique can assure that big losses will be avoided.

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Supplemental Performance and Statistical Information

The hypothetical compound annualized rate of return of the trust for the most recent five 12-month period and  year-to-date is presented below and is a composite of the performance information available from the five trading programs that the trust invests in.  Please see page 21 – “Hypothetical Performance Information” for more information about the assumptions used to calculate the rates of return shown below.

Hypothetical Annualized RJO Global Trust Performance as of August 30, 2008

Past performance, including hypothetical performance, is not necessarily indicative of future results.

The NFA requires the following disclaimer:  HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.  NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN ABOVE.  IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS FREQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.  ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT.  IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING.  FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS.  THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE PROGRAMS WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

Note About the Following Correlation Analysis

The trust is an actively managed portfolio of futures and forward contracts and related options that pays the fees and expenses described in this prospectus.  The foregoing analysis of the trust’s hypothetical performance in comparison to the market’s references indices that are unmanaged indices commonly used as benchmarks for investments similar to the trust’s, and investors are not able to invest in such indices.  The performance of the indices does not reflect any fees or transaction costs as these expenses do not apply to market indices.  Neither the hypothetical performance of the trust nor the market indices have been adjusted to reflect any taxes applicable to an investor in the trust or in the investment products that track markets indices.

Non-Correlation Analysis

As described on pages 78-80, managed futures investments have often performed differently from stocks, bonds and other types of alternative investments.  This creates the potential to assemble a combination of alternative investments with the potential to profit in different economic cycles and international markets, while reducing the portfolio concentration of traditional long equity and debt holdings.

The following charts illustrate the correlation of returns of a diversified portfolio of U.S. stocks, represented by the S&P 500® Stock Index, to a number of alternative investment strategies, represented by the indices in the charts, as well as to the hypothetical composite performance of the trust, during the period September 2003 through August 2008.  The first chart shows performance correlations during the 33 months of positive performance for the S&P 500 during the period presented.  The second chart shows performance correlations during the 27 months of negative performance for the S&P 500 during the period presented.  These charts demonstrate that based on the hypothetical composite performance of the trust, the correlation of returns of the trust to the returns of stocks and various alternative investment choices in both up and down markets for the broader stock market is low.  There can be no assurance, however, that these non-correlated patterns will continue in the future.

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Hypothetical S&B 500 Index Correlations

(Correlations during the S&P 500 Positive Performing Months during the 5-Year Period Ended August 2008)

The correlations to the S&P 500 during positive performing months shows 10 out of the 33 months represented would have been positive.

Past performance, including hypothetical performance, is not necessarily indicative of future results.

Trading futures is speculative, involves substantial risk, and is not suitable for all investors.

The source for all indices except the MSCI EAFE Index in the tables above is PerTrac (a product of Strategic Financial solutions, LLC, phone number 775-851-5880).  The source for MSCI EAFE Index is Morgan Stanley Capital International Inc. (phone number 312-706-4999).

The NFA requires the following disclaimer:  HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.  NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN ABOVE.  IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS FREQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.  ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT.  IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING.  FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO

ADVERSELY AFFECT ACTUAL TRADING RESULTS.  THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE PROGRAMS WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

Hypothetical S&B 500 Index Correlations

(Correlations during the S&P 500 Negative Performing Months during 5-Year Period Ended August 2008)

The correlations to the S&P 500 during negative performing months shows that 18 out of the 27  months represented would have been positive.

1
0.8
0.6
0.4
0.2
0
-0.2
-0.4
-0.6
0.86
0.54
-0.36
-0.22
-0.24
-0.4
Barclay CTA
Goldman Sachs Commodity Index
Lehman Brothers Treasury Index
MSCI Far East Index
NASDAQ Composite Index
RJO Global Trust

Past performance, including hypothetical performance, is not necessarily indicative of future results.

Trading futures is speculative , involves substantial risk, and is not suitable for all investors.

The source for all indices except the MSCI EAFE Index in the tables above is PerTrac (a product of Strategic Financial solutions, LLC, phone number 775-851-5880).  The source for MSCI EAFE Index is Morgan Stanley Capital International Inc. (phone number 312-706-4999).

The NFA requires the following disclaimer:  HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.  NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN ABOVE.  IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS FREQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.  ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT.  IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING.  FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS.  THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE PROGRAMS WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

Non-correlation is not, however, negative correlation.  The trust’s performance is not expected to be opposite, but rather unrelated, to the performance of stocks and bonds.  The trust’s performance is not expected to be opposite, but, rather, unrelated, to the performance of stocks and bonds.  For example, as shown in the graphs below, during certain periods, the trust would have demonstrated a strong degree of positive correlations to the S&P 500® Stock Index and the Lehman Brothers Government Bond Index (LBGI).

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Hypothetical Correlation Analysis between the Trust and the S&P 500

(5-Year Period Ended August 30, 2008)

The chart below shows that the trust’s hypothetical returns would not have been negatively correlated with the S&P 500.  In fact, the trust performed independently, in a statistical sense, in the period shown.  As the pie chart shows, in 58%, or 35 out of 60 months, the trust’s hypothetical rates of return would have been in the opposite direction of the S&P 500.

Past performance, including hypothetical performance, is not necessarily indicative of future results.

Trading futures is speculative , involves substantial risk, and is not suitable for all investors.

The NFA requires the following disclaimer:  HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.  NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN ABOVE.  IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS FREQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.  ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT.  IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING.  FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS.  THERE ARE NUMEROUS OTHER FACTORS

RELATED TO THE MARKETS IN GENERAL OR TO THE PROGRAMS WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

Hypothetical Correlation Analysis between the Trust and the LBGI

(5-Year Period Ended August 30, 2008)

The chart below shows that the trust’s hypothetical returns would not have been negatively correlated with the LBGI.  In fact, the trust performed independently, in a statistical sense, in the period shown.  As the pie chart shows, in 60%, or 36 out of 60 months, the trust’s hypothetical rates of return would have been in the opposite direction of the LBGI.

Past performance, including hypothetical performance, is not necessarily indicative of future results.

Trading futures is speculative , involves substantial risk, and is not suitable for all investors.

The NFA requires the following disclaimer:  HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.  NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN ABOVE.  IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS FREQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.  ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT.  IN ADDITION, HYPOTHETICAL TRADING DOES

NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING.  FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS.  THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE PROGRAMS WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

The following chart compares the trust’s hypothetical composite performance for the five-year period ended August 30, 2008 with the S&P 500® Stock Index (assuming the reinvestment of all dividends) and a portfolio consisting of 50% of the trust and 50% of the S&P 500® Stock Index (assuming the reinvestment of all dividends) on a monthly basis.

Past performance, including past non-correlation patterns, is not necessarily indicative of future results.

Hypothetical Performance Information of the Trust versus the
S&P 500® Stock Index and an Equally-Weighted Portfolio of the Trust and the
S&P 500® Stock Index for the 5-Year Period Ended August 30, 2008

Past performance, including hypothetical performance, is not necessarily indicative of future results.

The comparison of the trust, an actively managed investment, to passive indices of general securities returns has certain inherent material limitations.

The NFA requires the following disclaimer:  HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.  NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN ABOVE.  IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS FREQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.  ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT.  IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING.  FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS.  THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE PROGRAMS WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

Graphic comparisons of securities indices and the trust may not adequately reflect all differences between the securities and futures markets or between passive and managed investments.

Neither the managing owner nor its trading advisors recommend that any investor allocate 50% of his or her portfolio to the trust.

Volatility

Volatility, as measured by the standard deviation of returns, is a common investment industry measure of risk. To understand how the trust is positioned in the marketplace when comparing historical volatility among other indices, “upside” and “downside” volatility must be defined.  Downside volatility is movement from the mean downwards. Upside volatility is movement from the mean upwards. In other words, downside volatility reflects the performance below the average monthly return and upside volatility reflects performance above the average monthly return.  During large dislocations in the marketplace, the trust has historically had higher volatility relative to other indices, which means there may be greater risk involved when invested in the trust, but there is a greater potential for higher returns overall.

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The Trust and Selected Indices versus the Best and Worst 40 Months of the S&P 500® Stock Index for the 5-Year Period Ended August 30, 2008

Past performance, including hypothetical performance, is not necessarily indicative of future results.

The NFA requires the following disclaimer:  HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.  NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN ABOVE.  IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS FREQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.  ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT.  IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING.  FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS.  THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE PROGRAMS WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

The overall volatility is the standard deviation of all of the hypothetical composite returns over the five-year period ended August 30, 2008 for the trust and the indices shown above.  The upside volatility for the trust and each of the indices shown in the chart above was derived by taking the standard deviation of all the returns greater than the mean for that specific product.  The downside volatility for the trust and each of the indices shown in the chart above was derived by taking the standard deviation of all the returns less than the mean for that specific product.

Efficient Frontier

As discussed above and in Part One of this two part prospectus, by allocating a portion of the risk segment of a traditional portfolio of stocks and bonds to the trust, an investor has the potential, if the trust is successful, to enhance the prospects for superior performance of an overall portfolio as well as to reduce the volatility of the portfolio over time.

The following graph, prepared by Liberty Funds Group and the managing owner, demonstrate the potential effects of adding managed futures, as represented by the trust, to a diversified stock portfolio, represented by the S&P 500® Stock Index.  Adding futures has the potential to increase the portfolio’s overall returns while decreasing the standard deviation of returns (a common measure of risk).  The two graphs were prepared using the trust’s hypothetical composite performance for the five-year period ended August 30, 2008.

The following graph does not reflect the risk of the Trust incurring sudden, major losses as the graph is based on statistical averages over time.

Past performance, including hypothetical performance, is not necessarily indicative of future results.

Standard Deviation measures the variability of a probability distribution and is widely used as a measure of risk.  Figures are annualized using the hypothetical composite monthly rates of return of the trust on a compounded basis for the five-year period ended August 30, 2008.

MAX DD means maximum drawdown.

The NFA requires the following disclaimer:  HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.  NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN ABOVE.  IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS FREQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.  ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT.  IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING.  FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS.  THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE PROGRAMS WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

The foregoing graph is provided for illustrative purposes only.  Prospective investors should note that neither the managing owner nor the commodity trading advisors have managed any pools or accounts consisting of the portfolio mixes shown in the above charts and that the charts are presented only as an illustration of the potential advantage of adding a managed futures component to a portfolio of stocks or a portfolio of stock and bonds, not as a recommendation that any investor should allocate more than 10% of his or her portfolio to managed futures.  For a portfolio consisting of managed futures, stocks and bonds to outperform a portfolio consisting solely of stocks or of stocks and bonds, the managed futures component itself must outperform stocks or bonds over the period being measured.  There can be no assurance that that will, in fact, occur.

RJO GLOBAL TRUST

EIGHTH AMENDED AND RESTATED
DECLARATION AND AGREEMENT OF TRUST

Dated as of September 26, 2008

RJO GLOBAL TRUST
EIGHTH AMENDED AND RESTATED
DECLARATION AND AGREEMENT OF TRUST

A-i

A-ii

RJO GLOBAL TRUST
EIGHTH AMENDED AND RESTATED
DECLARATION AND AGREEMENT OF TRUST

This EIGHTH AMENDED AND RESTATED DECLARATION AND AGREEMENT OF TRUST (“Declaration and Agreement of Trust”) of RJO Global Trust (the “Trust”) is made and entered into as of this 26th day of  September, 2008 by and among R.J. O’Brien Fund Management, LLC, a Delaware corporation, as a managing owner (the “Managing Owner”), Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”), and each other party who shall execute a counterpart of this Declaration and Agreement of Trust as an owner of a unit of beneficial interest of the Trust (“Units”) or who becomes a party to this Declaration and Agreement of Trust as a unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a unitholder (individually, a “Unitholder” and, collectively, the “Unitholders”).

WITNESSETH:

WHEREAS, the parties hereto desire to operate the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in speculative trading, buying, selling or otherwise acquiring, holding or disposing of futures and forward contracts on currencies, interest rate, energy and agricultural products, metals and stock indices, hybrid instruments, swaps, any rights pertaining thereto and any options thereon or on physical commodities, with the objective of capital appreciation through speculative trading, and to amend and restate the Seventh Amended and Restated Declaration and Agreement of Trust of the Trust in its entirety, except with respect to the First Amendment to the Sixth Amended and Restated Declaration and Agreement of Trust.  The First Amendment to the Sixth Amended and Restated Declaration and Agreement of Trust, which only pertains to investors in the Trust as of October 12, 2005 and has no impact on investments made after such date, shall survive for its limited purpose and shall be a part of the Eighth Amended and Restated Declaration and Agreement of Trust.

NOW THEREFORE, the parties hereto agree as follows:

1.  Declaration of Trust.

The Trustee hereby declares that it holds the investments in the Trust in trust upon and subject to the conditions set forth herein for the use and benefit of the Unitholders.  It is the intention of the parties hereto that the Trust shall be a statutory trust under the Delaware Statutory Trust Act (the “Act”), and that this Declaration and Agreement of Trust shall constitute the governing instrument of the Trust.  The Trustee has filed the Certificate of Trust required by Section 3810 of the Act and is hereby authorized and directed to file a Restated Certificate of Trust to effectuate the change in the name of the Trust from JWH Global Trust to RJO Global Trust.

Nothing in this Declaration and Agreement of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the “Code”), and applicable state and local tax laws.  Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws.  Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

2.  The Trustee.

(a)  Term; Resignation.   (i)   Wilmington Trust Company has been appointed and has agreed to serve as the Trustee of the Trust.  The Trust shall have only one trustee unless otherwise determined by the Managing Owner.  The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2(e) hereof.

(ii)  The Trustee may resign at any time upon the giving of at least 60 days’ advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2(e) hereof.  If the Managing Owner does not act within such 60 day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

(b)  Powers.   Except to the extent expressly set forth in this Section 2, the duty and authority of the Trustee to manage the business and affairs of the Trust are hereby delegated to the Managing Owner.  The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust.  The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust, and to maintain all necessary records of the Trust as required by the Act.  The Trustee shall provide prompt notice to the Managing Owner of the Trustee’s performance of any of the foregoing.  The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

(c)  Compensation and Expenses of the Trustee.  The Trustee shall be entitled to receive from the Trust or, if the assets of the Trust are insufficient, from the Managing Owner, reasonable compensation for its services hereunder in accordance with the Trustee’s standard fee schedule, and shall be entitled to be reimbursed by the Trust or, if the assets of the Trust are insufficient, by the Managing Owner, for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

(d)  Indemnification.   The Managing Owner agrees, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties.  The indemnities contained in this Section 2(d) shall survive the termination of this Declaration and Agreement of Trust or the removal or resignation of the Trustee.  In addition, the Indemnified Parties shall be entitled to indemnification from any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which the Trust is a party (the “Trust Estate”) to the extent such expenses are attributable to the formation, operation or termination of the Trust as set forth above, and to secure the same the Trustee shall have a lien against the Trust Estate which shall be prior to the rights of the Managing Owner and the Unitholders to receive distributions from the Trust Estate.  The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

(e)  Successor Trustee.   Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee.  Any successor Trustee must satisfy the requirements of Section 3807 of the Act.  Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid.  Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Declaration and Agreement of Trust, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Declaration and Agreement of Trust.

(f)  Liability of the Trustee.   Except as otherwise provided in this Section 2, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration and Agreement of Trust and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof.  The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee’s gross negligence or willful misconduct.  In particular, but not by way of limitation:

(i)  the Trustee shall have no liability or responsibility for the validity or sufficiency of this Declaration and Agreement of Trust or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

(ii)   the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

(iii)   the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

(iv)   the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, any trading advisor, any selling agent, any additional selling agent, “wholesaler” selling agent or “correspondent” selling agent;

(v)   no provision of this Declaration and Agreement of Trust shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(vi)   under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Declaration and Agreement of Trust or any other agreements to which the Trust is a party;

(vii)   the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration and Agreement of Trust, or to institute, conduct or defend any litigation under this Declaration and Agreement of Trust or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

(viii)   notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

(g)  Reliance by the Trustee and the Managing Owner; Advice of Counsel.  (i)   In the absence of bad faith on the part of the Trustee or negligence or misconduct on the part of the Managing Owner, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Declaration and Agreement of Trust in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Declaration and Agreement of Trust.  The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice-president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

(ii)   In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Declaration and Agreement of Trust, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust.  The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

(h)  Not Part of Trust Estate.   Amounts paid to the Trustee from the Trust Estate, if any, pursuant to this Section 2 shall not be deemed to be part of the Trust Estate immediately after such payment.

3.  Principal Office.

The address of the principal office of the Trust is c/o R.J. O’Brien Fund Management, LLC, 222 South Riverside Plaza, Suite 900, Chicago, IL  60606.  The Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:  Corporate Trust Administration.  The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address.  In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

4.  Business.

The Trust’s business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of all futures contracts including, but not limited to, those on currencies, interest rates, energy and agricultural products, metals and stock indices; spot and forward contracts in currencies and precious metals; any rights pertaining thereto and any options thereon or on physical commodities; as well as securities and any rights pertaining thereto and any options thereon, and to engage in all activities necessary, convenient or incidental thereto.  The Trust may also engage in “hedge,” arbitrage and cash trading of any of the foregoing instruments.  The Trust may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that the Trust’s participation in any of the foregoing has no adverse economic or liability consequences for the Unitholders, which consequences would not be present had the Trust engaged in that same business or purpose directly.

The objective of the Trust’s business is appreciation of its assets through speculative trading.  The Trust shall have the power to engage in all activities which are necessary, suitable, desirable, convenient or incidental to the accomplishment to the foregoing business and purpose.  The Trust shall do so under the direction of the Managing Owner.

The Managing Owner may designate a trading advisor or trading advisors for the Trust and may apportion to such trading advisor(s) the management of such Net Assets as the Managing Owner shall determine in its absolute discretion.

5.  Term, Dissolution, Fiscal Year and Net Asset Value.

(a)  Term.  The term of the Trust commenced on the day on which the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2026; (2) receipt by the Managing Owner of the determination by Unitholders owning more than 50% of the Units then outstanding to dissolve the Trust, notice of which is sent by certified mail, return receipt requested, to the Managing Owner not less than 90 days prior to the effective date of such dissolution; (3) 120 days after either (i) the date of filing by, or against, the Managing Owner of a petition for relief under the bankruptcy laws, or (ii) the notice of the retirement, resignation, or withdrawal of the Managing Owner is provided pursuant to the last sentence of this Section 5(a), unless prior to such 120th day (A) Unitholders owning more than 50% of the Units then outstanding vote (or agree in writing) to approve the appointment of one or more successor managing owners to continue the business of the Trust, or (B) in the event of (i) above, the bankruptcy court approves the sale and assignment of the interests of the Managing Owner to a purchaser/assignor and the purchaser/assignor assumes the duties and obligations of “Managing Owner” and the purchaser/assignor begins serving as the successor Managing Owner, or (4) 90 days after either (i) the insolvency of the Managing Owner, or (ii) any other event that would cause the Managing Owner to cease to be managing owner of the Trust, unless prior to such 90th day Unitholders owning more than 50% of the Units then outstanding vote (or agree in writing) to approve the appointment of one or more successor managing owners to continue the business of the Trust; (5) the dissolution of the Managing Owner; (6) the insolvency or bankruptcy of the Trust; (7) a decline in the aggregate Net Assets (as defined below) of the Trust to less than $2,500,000 (except as provided in Section 12); (8) a decline in the Net Asset Value per Unit (as defined below) to $50 or less (except as provided in Section 12); (9) dissolution of the Trust pursuant hereto; or (10) any other event which shall make it unlawful for the existence of the Trust to be continued or require dissolution of the Trust. The Managing Owner shall have no right to retire, resign or withdraw without first providing not less than 120 days’ prior written notice to all Unitholders of such proposed action. The Managing Owner shall be responsible for seeking the requisite vote of (or signatures from) Unitholders during the applicable period of time for the events covered by Section 5(a)(3) or 5(a)(4) above.

(b)  Dissolution.   Upon the occurrence of an event causing the dissolution of the Trust, the Trust shall be dissolved and its affairs wound up.  Upon the dissolution of the Trust, the Managing Owner or, in the event that dissolution of the Trust pursuant to Section 5(a)(5) has caused the Managing Owner to cease to be managing owner of the Trust, a person or persons approved by the affirmative vote of more than 50% of the Units then owned by Unitholders, shall wind up the Trust’s affairs and, in connection therewith, shall distribute the Trust’s assets in the following manner and order:

(i)   FIRST TO payment and discharge of all claims of creditors of the Trust (including, to the extent otherwise permitted by law, creditors who are Unitholders), including by the creation of any reserve that the Managing Owner (or its successor), in its sole discretion, may consider reasonably necessary for any losses, contingencies, liabilities or other matters of or relating to the Trust; provided, however, that if and when the cause for such reserve ceases to exist, the monies, if any, then in such reserve shall be distributed in the manner hereinafter provided; and

(ii)   SECOND TO distribution in cash of the remaining assets to the Unitholders in proportion to their capital accounts, after giving effect to the allocations pursuant to Section 8 hereof as if the date of distribution were the end of a calendar year.

(c)  Fiscal Year.   The fiscal year of the Trust shall begin on January 1 of each year and end on the following December 31.

(d)  Net Asset Value.  The Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles.  The Net Asset Value per Unit is the Net Assets of the Trust divided by the number of Units outstanding, subject to the provision of Section 8(a) hereof.

A futures or futures option contract traded on a United States commodity exchange shall be valued at the settlement price on the date of valuation.  If such a contract held by the Trust cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable.  The liquidating value of a futures, forward or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of such contract.

The Managing Owner may only cause the Trust to invest in joint ventures, entities or partnerships which conform to the foregoing valuation principles.

Organizational and initial offering cost reimbursement shall not reduce Net Asset Value for any purpose, including calculating the redemption value of Units; however, the amount of organizational and initial offering costs amortized at each month-end during the amortization period will reduce Net Asset Value as of each such month-end.

Accrued incentive fees shall reduce the Net Asset Value of the Trust.

6.  Net Worth of Managing Owner.

The Managing Owner agrees that at all times so long as it remains the managing owner of the Trust, it will maintain a net worth at an amount not less than 5% of the total contributions by all Unitholders to the Trust and all entities of which the Managing Owner is general partner or managing owner.  In no event shall the Managing Owner be required to maintain a net worth in excess of the greater of (i) $1,000,000 or (ii) the amount which the Managing Owner is advised by counsel as necessary or advisable to ensure that the Trust is taxed as a partnership for federal income tax purposes.

7.  Capital Contributions; Units; Managing Owner’s Liability.

(a) Capital Contributions; Units.  The beneficial interests in the Trust shall consist of two types:  a general liability interest and limited liability Units.  The Managing Owner shall acquire the general liability interest, and investors shall all acquire limited liability Units.

Upon the initial contribution by the Managing Owner to the Trust, the Managing Owner became the holder of the general liability interest of the Trust.

No certificates or other evidences of beneficial ownership of the Units will be issued.  The Unitholders’ respective capital contributions to the Trust shall be as shown on the books and records of the Trust.

Every Unitholder, by virtue of having purchased or otherwise acquired Units, shall be deemed to have expressly consented and agreed to be bound by the terms of this Declaration and Agreement of Trust.

Any Units acquired by the Managing Owner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

The general liability interest in the Trust held by the Managing Owner will be non-voting.

(b)  Managing Owner’s Liability.  The Managing Owner shall have unlimited liability for the repayment, satisfaction and discharge of all debts, liabilities and obligations of the Trust to the full extent, and only to the extent, of the Managing Owner’s assets.

The Managing Owner shall be liable for the acts, omissions, obligations and expenses of the Trust, to the extent not paid out of the assets of the Trust, to the same extent that the Managing Owner would be so liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were the general partner of such partnership.  The obligations of the Managing Owner under this paragraph shall be evidenced by its ownership of the general liability interest.

The Managing Owner, so long as it is generally liable for the obligations of the Trust, shall invest in the Trust, as a general liability interest, no less than 1% of the total capital contributions to the Trust (including the Managing Owner’s contributions).  The Managing Owner may (i) withdraw any interest it may have in excess of such requirement as of any month-end or (ii) redeem any Units which it may acquire, in each case on the same terms as any Unitholder (although without early redemption charges).

8.  Allocation of Profits and Losses.

(a)  Capital Accounts and Allocations.  A capital account shall be established for each Unit and for the Managing Owner.  The initial balance of each capital account shall be the aggregate amount contributed to the Trust with respect to a Unit, which amount shall be equal to the Net Asset Value per Unit on the date each Unit is purchased after all accrued fees, expenses and Incentive Fee allocations (other than unamortized organizational and initial offering costs).

As of the close of business (as determined by the Managing Owner) on the last business day of each month, any increase or decrease in the Trust’s Net Assets as compared to the last such determination of Net Assets shall be credited or charged equally to the Units of all Unitholders.

In making the month-end adjustments to the capital accounts described in the preceding paragraph, capital accounts of all Units shall be adjusted to reflect the Brokerage Fee as defined in Section 8(c).

(b)  Allocation of Profit and Loss for Federal Income Tax Purposes.  As of the end of each fiscal year, the Trust’s income and expense and capital gain or loss shall be allocated among the Unitholders (including the Managing Owner on a Unit-equivalent basis) pursuant to the following provisions of this Section 8(b) for federal income tax purposes.  Allocations of profit and loss shall be pro rata from net capital gain or loss and net ordinary income or loss realized by the Trust unless allocation of items of gain or income or loss or expense are necessary to satisfy the requirements in Sections 8(b)(1)(B) and 8(b)(1)(D) that sufficient profit and loss be allocated to tax accounts such that tax accounts attributable to redeemed Units equal distributions in redemption of such Units.  Notwithstanding the foregoing requirement that annual allocations of profit and loss be pro rata from capital and ordinary income, gain, loss and expense, adjustments to such allocations shall be made to reflect the extent to which income or expense is otherwise determined and periodically allocated to the Unitholders, and such periodic allocations and adjustment shall be determined in a manner that in the judgment of the Managing Owner is consistent with the intent of this Section 8(b).

(1)  Trust profit and loss shall be allocated as follows:

(A)  For the purpose of allocating profit or loss among the Unitholders, there shall be established a tax account with respect to each outstanding Unit and with respect to the Managing Owner.  The initial balance of each tax account shall be the amount contributed to the Trust for each Unit and the amount contributed by the Managing Owner.  As of the end of each of the first sixty months after the Trust begins operations, the balance of such tax account shall be reduced by each Unit’s allocable share of the amount of organizational and initial offering cost reimbursements amortized as of the end of such month by the Trust, as provided in Section 8(c).  As of the end of each month after the Trust begins operations, the balance of such tax account shall be further reduced by each Unit’s allocable share of any amount payable by the Trust in respect of that month for the costs of the ongoing offering of Units.  The adjustment to reflect the amortization of organizational and initial offering cost reimbursements as well as ongoing offering costs shall be made prior to the following allocations of Trust profit and loss (and shall be taken into account in making such allocations).  Tax accounts shall be adjusted as of the end of each fiscal year and as of the date a Unitholder redeems any Units as follows:

(i)          Each tax account shall be increased by the amount of profit allocated to the Unitholder pursuant to Section 8(b)(1)(B) and 8(b)(1)(C) below.

(ii)          Each tax account shall be decreased by the amount of loss allocated to the Unitholder pursuant to Section 8(b)(1)(D) and 8(b)(1)(E) below and by the amount of any distributions the Unitholder has received with respect to such Unit.

(iii)          When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations set forth in Section 8(b)) shall be eliminated.

(B)  Profits shall be allocated first to each Unitholder who has redeemed any Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units over the amount in the Unitholder’s tax account attributable to the redeemed Units.

(C)  Profit remaining after the allocation thereof pursuant to Section 8(b)(1)(B) shall be allocated next among all Unitholders who hold Units outstanding at the end of the applicable fiscal year whose capital accounts with respect to such Units are in excess of their tax accounts in the ratio that each such Unitholder’s excess bears to all such Unitholders’ excesses.  Profit remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders in proportion to their holdings of outstanding Units.

(D)  Loss shall be allocated first to each Unitholder who has redeemed any Units during the fiscal year up to the excess, if any, of the amount in such Unitholder’s tax account attributable to the redeemed Units over the amount received upon redemption of the Units.

(E)  Loss remaining after the allocation thereof pursuant to Section 8(b)(1)(D) shall be allocated next among all Unitholders who hold Units outstanding at the end of the applicable fiscal year whose tax accounts with respect to such Units are in excess of their capital accounts in the ratio that each such Unitholder’s excess bears to all such Unitholders’ excesses.  Loss remaining after the allocation pursuant to the preceding sentence shall be allocated among all Unitholders in proportion to their holding of outstanding Units.

(2)  In the event that a Unit has been assigned, the allocations prescribed by this Section 8(b) shall be made with respect to such Unit without regard to the assignment, except that in the year of assignment the allocations prescribed by this Section 8(b) shall, to the extent permitted for federal income tax purposes, be allocated between the assignor and assignee using the interim closing of the books method.

(3)  The allocation for federal income tax purposes of profit and loss, as set forth herein, is intended to allocate taxable profit and loss among Unitholders generally in the ratio and to the extent that net profit and net loss are allocated to such Unitholders under Section 8(a) hereof so as to eliminate, to the extent possible, any disparity between a Unitholder’s capital account and his tax account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c) of the Code.

(4)  Notwithstanding anything herein to the contrary, in the event that at the end of any Trust taxable year any Unitholder’s capital account is adjusted for, or such Unitholder is allocated, or there is distributed to such Unitholder any item described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) in an amount not reasonably expected at the end of such year, and such treatment creates a deficit balance in such Unitholder’s capital account, then such Unitholder shall be allocated all items of income and gain of the Trust for such year and for all subsequent taxable years of the Trust until such deficit balance has been eliminated.  In the event that any such unexpected adjustments, allocations or distributions create a deficit balance in the capital accounts of more than one Unitholder in any Trust taxable, all items of income and gain of the Trust for such taxable year and all subsequent taxable years shall be allocated among all such Unitholders in proportion to their respective deficit balances until such deficit balances have been eliminated.

(5)  The allocations of profit and loss to the Unitholders shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

The Managing Owner may adjust the allocations set forth in this Section 8(b), in the Managing Owner’s discretion, if the Managing Owner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

(c)  Expenses.

The Trust shall pay no later than the tenth Business Day of each month to the Managing Owner the monthly Brokerage Fee at an annual rate of 5.0% (or approximately 0.4167% per month) of the Trust’s assets (after deduction of the management fee(s) payable to the Trust’s trading advisor(s)) as of the immediately preceding month-end (the “Brokerage Fee Rate”).

Any goods and services provided to the Trust by the Managing Owner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm’s-length negotiations.  All of the expenses which are for the Trust’s account shall be billed directly to the Trust, as appropriate.  Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Managing Owner.

The Trust shall bear the costs of the continuous offering of the Units (other than selling commissions and ongoing compensation), as incurred; provided that the Managing Owner shall absorb, without reimbursement from the Trust, all such costs to the extent that such costs exceed 0.5% of the Trust’s average month-end Net Assets in any fiscal year.  The amount of any such costs borne by the Trust shall be allocated on a pro rata basis to each Unit outstanding at any month-end (determined prior to any redemptions).

Net Assets, for purposes of calculating the 0.5% limitations on continuous offering costs set forth in this Section 8(c), shall be calculated in the same manner as calculation of the redemption value of a Unit, i.e., net of all accrued fees and expenses including any accrued Incentive Fee(s) (but prior to redemption charges).

In no event shall organizational and offering expenses (including redemption fees, but excluding ongoing compensation) exceed 15% of the capital contributions to the Trust.

The Managing Owner shall not allocate any of its internal expenses or overhead to the account of the Trust.

(d)  Limited Liability of Unitholders.  Each Unit, when purchased in accordance with this Declaration and Agreement of Trust, shall, except as otherwise provided by law, be fully-paid and nonassessable.  Any provisions of this Declaration and Agreement of Trust to the contrary notwithstanding, Unitholders (including the Managing Owner, except to the extent otherwise provided herein) shall be entitled to the same limitation on personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

The Trust will indemnify, to the full extent permitted by law, each Unitholder (other than the Managing Owner in the event that the Managing Owner acquires Units) against any claims of liability asserted against such Unitholder solely because such Unitholder is a beneficial owner of the Trust (other than in respect of taxes due from such Unitholder as such a beneficial owner).

Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of any of the foregoing are not binding upon the Unitholders individually but are binding only upon the assets and property of the Trust, and that no resort shall be had to the Unitholders’ personal property for the satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Declaration and Agreement of Trust and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Unitholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking.

(e)  Return of Capital Contributions.  No Unitholder or subsequent assignee shall have any right to demand the return of its capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein.  In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

9.  Management of the Trust.

(a)  Authority of the Managing Owner.  Pursuant to Section 3806 of the Act, the Trust shall be managed by the Managing Owner, and the conduct of the Trust’s business shall be controlled and conducted solely by the Managing Owner in accordance with this Declaration and Agreement of Trust.

The Managing Owner, to the exclusion of all other Unitholders, shall control, conduct and manage the business of the Trust.  The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and shall supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

The Managing Owner may, in furtherance of the business of the Trust, cause the Trust to buy, sell, hold or otherwise acquire or dispose of commodities, futures contracts, options on futures contracts, and spot and forward contracts traded on exchanges or otherwise, arbitrage positions, repurchase agreements, interest-bearing securities, deposit accounts and similar instruments and other assets, and cause the trading of the Trust to be limited to only certain of the foregoing instruments.  The Managing Owner is specifically authorized to enter into brokerage, custodial and margining arrangements as described in the prospectus relating to the public offering of the Units, as it may be supplemented or updated from time to time (the “Prospectus”).  The Managing Owner may engage, and compensate on behalf of the Trust from funds of the Trust, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Declaration and Agreement of Trust) the Managing Owner and any affiliated person or entity, as the Managing Owner in its sole judgment shall deem advisable for the conduct and operation of the business of the Trust; provided, that no such arrangement shall allow brokerage commissions paid by the Trust in excess of such amount as permitted under the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (the “NASAA Guidelines”) in effect as of the date of the Prospectus (i.e., 14% annually — including pit brokerage and service fees — of the Trust’s average Net Assets, excluding the assets, if any, not directly related to trading activity).  The Managing Owner shall reimburse the Trust, on an annual basis, to the extent that the Trust’s brokerage commissions have exceeded 14% of the Trust’s average Net Assets during the preceding year.

During any fiscal year of the Trust, if the management fee exceeds the 6% annual management fee contemplated by the NASAA Guidelines, the Managing Owner shall reimburse the Trust for such excess.

The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

Any material change in the Trust’s basic investment policies or structure shall require the approval of Unitholders owning more than 50% of the Units then outstanding.  In addition, the Managing Owner shall notify Unitholders of any material changes relating to the Trust as provided in Section 10 hereof.

The Managing Owner is hereby authorized to perform all duties imposed by Sections 6221 through 6232 of the Code on the Managing Owner as the “tax matters partner” of the Trust.

(b)  Fiduciary Duties.  The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust, provided that the Managing Owner shall not be obligated to engage in any conduct on behalf of the Trust to the detriment of any other commodity pool to which the Managing Owner owes similar fiduciary duties.  Except as otherwise provided herein or disclosed in the Prospectus, the Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law.  The Managing Owner’s fiduciary duty includes, among other things, the safekeeping of all funds and assets of the Trust and the use thereof for the benefit of the Trust.   The funds of the Trust will not be commingled with the funds of any other person or entity (deposit of funds with a commodity or securities broker, clearinghouse or forward dealer shall not be deemed to constitute “commingling” for these purposes).  The Managing Owner will take no actions with respect to the property of the Trust which do not benefit the Trust.  The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest.

(c)  Loans; Investments.  Except as otherwise provided in Section 8(c), the Trust shall not make loans to any party.  The Managing Owner shall make no loans to the Trust unless approved by the Unitholders in accordance with Section 19(a).  If the Managing Owner makes a loan to the Trust, the Managing Owner shall not receive interest in excess of its interest costs, nor may the Managing Owner receive interest in excess of the amounts which would be charged to the Trust (without reference to the Managing Owner’s financial resources or guarantees) by unrelated banks on comparable loans for the same purpose.  The Managing Owner shall not receive “points” or other financing charges or fees regardless of the amount.  The Trust shall not invest in any debt instruments other than Government Securities and other Commodity Futures Trading Commission (CFTC)-authorized investments, or invest in any equity security without prior notice to Unitholders.

(d)  Certain Conflicts of Interest Prohibited.   No person or entity may receive, directly or indirectly, any advisory or management fees, profit shares or any profit-sharing allocation, from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any commodity brokerage commissions paid by the Trust; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor, manager or joint venturer, or to the Managing Owner or any of its affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements.  No trading advisor shall be affiliated with the Trust’s commodity broker or any of its affiliates.

(e)  Certain Agreements. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner, or a trading advisor, shall be terminable by the Trust, without penalty, on no more than 60 days’ written notice.

In addition to any specific contract or agreements described herein, the Trust and the Managing Owner on behalf of the Trust may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Unitholders, notwithstanding any other provisions of this Declaration and Agreement of Trust, the Act or any applicable laws, rules or regulations; provided, however, any material change in the Trust’s basic investment policies or structure shall require the approval of Unitholders owning more than 50% of the Units then outstanding and the Managing Owner shall notify Unitholders of any material changes relating to the Trust as provided in Section 10 hereof.

The Managing Owner shall not enter into any advisory agreement with any trading advisor that does not satisfy the relevant experience requirements under the NASAA Guidelines (i.e., a minimum of three years’ experience in the managed futures industry).

The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive the final closing of the sale of the Units, shall not exceed one year.

The brokerage commissions paid by the Trust shall be competitive.  The Trust shall seek the best price and services available for its commodity transactions.

R.J. O’Brien & Associates, LLC credits the Trust with interest at 100% of the Trust’s average daily U.S. dollar balances on deposit with R.J. O’Brien & Associates, LLC during each month at 75% of the average 91-day Treasury bill rate and at LIBOR less 1.0% in respect of non-U.S. dollar deposits, or as otherwise disclosed in the prospectus.  The economic benefit from the possession of the Trust’s assets in excess of the interest credited by R.J. O’Brien & Associates, LLC to the Trust will be retained by R.J. O’Brien & Associates, LLC.  The Trust and the Managing Owner reserve the right to deposit, at any time, a portion of the Trust assets with a custodian and engage the services of a third-party cash manager to manage such assets with the goal of enhancing net return on such assets.”

(f)  Prohibition on “Pyramiding.”  The Trust is prohibited from employing the trading technique commonly known as “pyramiding.”  A trading manager or advisor of the Trust taking into account the Trust’s open-trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in “pyramiding.”

(g)  Freedom of Action.  The Managing Owner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forgo any profits from any such activity, whether or not in competition with the Trust.  Neither the Trust nor any of the Unitholders shall have any rights by virtue of this Declaration and Agreement of Trust in and to such independent ventures or the income or profits derived therefrom.  Unitholders may similarly engage in any such other business activities.  The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to conduct the Trust’s business and affairs.

10.  Audits and Reports to Unitholders.

The Trust’s books shall be audited annually by an independent certified public accountant.  The Trust shall cause each Unitholder to receive (i) within 90 days after the close of each fiscal year certified financial statements for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Unitholder to complete its federal income tax return and (iii) such other annual and monthly information as the CFTC may by regulation require.  The Managing Owner shall include in the annual reports sent to Unitholders an approximate estimate (calculated as accurately as may be reasonably practicable) of the round-turn equivalent brokerage commission rate paid by the Trust during the preceding year (including forward contracts on a futures-equivalent basis for purposes of such calculation).

Unitholders or their duly authorized representatives may inspect the books and records of the Trust, (which do not include records of the Trust’s trades) during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that upon request by the Managing Owner, the requesting Unitholder shall represent that the inspection and/or copies of such records will not be used for commercial purposes unrelated to such Unitholder’s interest as a beneficial owner of the Trust.  The Managing Owner shall have the right to keep confidential from the Unitholders, for such period of time as the Managing Owner deems reasonable, any information that the Managing Owner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Managing Owner in good faith believes is not in the best interest of the Trust or could damage the Trust or its business or which the Trust is required by law or by agreement with a third party to keep confidential.

The Managing Owner shall calculate the Net Asset Value per Unit on a monthly basis and sell and redeem Units at Net Asset Value.

The Managing Owner shall notify the Unitholders of (i) changes to the trading method of the Trust’s trading advisor(s) which the Managing Owner believes to be material, (ii) changes in Brokerage Fee, incentive fee(s) or other fees paid by the Trust or (iii) material changes in the basic investment policies or structure of the Trust.  The Managing Owner shall so notify Unitholders, by certified mail or other means of notification providing for evidence of delivery, prior to any such change.  Such notification shall contain a ballot (if applicable), a description of the Unitholders’ voting and redemption rights, and a description of any material effect of such change.  The Managing Owner will send written notice to each Unitholder within seven days of any decline in the Net Asset Value per Unit to 50% or less of such value as of the previous month-end.  Any such notice shall contain a description of the Unitholders’ voting and redemption rights.  The Trust shall pay the cost of any notification delivered pursuant to this paragraph.

The Managing Owner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Trust.  The Managing Owner shall cause the Trust to pay any taxes payable by the Trust; provided, however, that such taxes need not be paid if the Managing Owner or the Trust is in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof, and such contest does not materially endanger any right or interest of the Trust.

The Managing Owner shall maintain and preserve all required records relating to the Trust for a period of not less than six years from the receipt of such records.

In particular, and not by way of limitation, the Managing Owner will retain all Subscription Agreement and Power of Attorney Signature Pages submitted by persons admitted as Unitholders, and all other records necessary to substantiate that Units are sold only to purchasers for whom the Units are a suitable investment, for at least six years after Units are sold to such persons.

The Managing Owner shall seek the best price and services for the Trust’s trading, and will, with the assistance of the Trust’s commodity broker(s), make an annual review of the commodity brokerage arrangements applicable to the Trust.  Not by way of qualifying the Managing Owner’s obligations to ensure that the Trust’s brokerage arrangements are competitive, but rather as a means of providing additional information to the Unitholders, in connection with such review, the Managing Owner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust, in order to assess whether the rates charged the Trust are reasonable in light of the services it receives and the terms upon which the Trust was promoted to subscribers.  If, as a result of such review, the Managing Owner determines that such rates are unreasonable in light of the services provided to the Trust and the terms upon which the Trust was promoted, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner’s opinion, comparable to the Trust.  The Managing Owner shall also make an annual review of the spot and forward trading arrangements for the Trust in an attempt to determine whether such arrangements are competitive with those of other comparable pools in light of the circumstances.

In addition to the undertakings in the preceding paragraph, the Trust will seek the best price and services available on its commodity brokerage transactions.  All brokerage transactions will be effected at competitive rates.  Brokerage commissions may not exceed the cap set forth in Section 9(a).  The Managing Owner will annually review the brokerage rates paid by the Trust to guarantee that the criteria set forth in this paragraph are followed.  The Managing Owner may not rely solely on the rates charged by other major commodity pools in complying with this paragraph.

11  Assignability of Units.

Each Unitholder expressly agrees that it will not assign, transfer or dispose of, by gift or otherwise, any of its Units or any part or all of its right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or, except by involuntary operation of law, without giving written notice to the Managing Owner.  No assignment, transfer or disposition by an assignee of Units or of any part of its right, title and interest in the capital or profits of the Trust shall be effective against the Trust, the Trustee or the Managing Owner until the Managing Owner has received the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice.  The Managing Owner may, in its sole discretion, waive any such notice.  No such assignee, except with the consent of the Managing Owner, may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 12 hereof.  The Managing Owner’s consent is required for the admission of a substituted Unitholder, and the Managing Owner intends to so consent; provided, that the Managing Owner and the Trust receive an opinion of counsel to the Managing Owner and of counsel to the Trust that such admission will not adversely affect the classification of the Trust as a partnership for federal income tax purposes; and provided further, that an assignee shall not become a substituted Unitholder without first having executed an instrument reasonably satisfactory to the Managing Owner accepting and adopting the terms and provisions of this Declaration and Agreement of Trust, including a Subscription Agreement and Power of Attorney Signature Page, a counterpart signature page to this Declaration and Agreement of Trust or other comparable document, and without having paid to the Trust a fee sufficient to cover all reasonable expenses of the Trust in connection with its admission as a substituted Unitholder.  Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder.  If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which its assignor would otherwise have been entitled.  No assignment, transfer or disposition of Units shall be effective against the Trust or the Managing Owner until the last day of the month in which the Managing Owner receives notice of such assignment, transfer or disposition.

12.  Redemptions.

A Unitholder (including the Managing Owner except to the extent that its power to redeem is limited by any other provision of this Declaration and Agreement of Trust) to the extent that it owns Units or any assignee of Units of whom the Managing Owner has received written notice as described above, may redeem all or part of its Units, effective as of the close of business (as determined by the Managing Owner) on the last day of any month, provided, that (i) all liabilities, contingent or otherwise, of the Trust, except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them, (ii) the Unitholder redeems at least $1,000 of Units, (iii) in the case of partial redemption, such Unitholder’s investment in the Trust after the partial redemption will be at least $1,000, and (iv) the Managing Owner shall have timely received a request for redemption (as provided below).  If Units are redeemed by a Unitholder at a time when there are accrued incentive fee(s) due to the Trust’s trading advisor(s), the amount of such accrual attributable to the Units being redeemed will be deducted from the redemption proceeds payable to the redeeming Unitholder and paid to the Trust’s trading advisor(s).  Units redeemed on or before the end of the eleventh full calendar month after such Units are issued by the Trust are subject to early redemption charges of 2% of the Net Asset Value at which they are redeemed.  Such charges will be deducted from redemption proceeds due to the Unitholder making the redemption and will be paid to the Managing Owner.  Units are issued, for purposes of determining whether an early redemption charge is due, as of the date as of which the subscription price of such Units is invested in the Trust, not when subscriptions are submitted by Unitholders or accepted by the Managing Owner or subscription funds are accepted into escrow.  No redemption charges shall be applicable to Unitholders who redeem because the Trust’s expenses have been increased.

In the event that a Unitholder acquires Units as of the end of more than one month, such Units will be treated on a “first-in, first-out” basis for purposes of identifying which of such Units are being redeemed so as to determine whether early redemption charges apply.

Requests for redemption as of any month-end must be received by the Managing Owner on or before the fifth business day prior to the month-end of redemption (including the last business day of the month), or such later date as shall be acceptable to the Managing Owner.

If as of the close of business (as determined by the Managing Owner) on any day, the Net Asset Value of a Unit has decreased to less than 50% of the Net Asset Value per Unit as of the previous highest month-end Net Asset Value per Unit or to $50 or less, after adding back all distributions, the Managing Owner shall cause the Trust to liquidate all open positions as expeditiously as possible and suspend trading.  Within ten business days after the suspension of trading, the Managing Owner shall declare a Special Redemption Date.  Such Special Redemption Date shall be a business day within 30 business days from the suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice as described above, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have its Units redeemed on such Date (only entire, not partial, interests in the Trust may be redeemed on a Special Redemption Date, unless otherwise determined by the Managing Owner).  Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice as described above, shall receive from the Trust an amount equal to the Net Asset Value of its Units, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date.  No redemption charges shall be assessed on any such Special Redemption Date.  As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Managing Owner has received written notice as described above of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed.  If, after a Special Redemption Date, the Net Assets of the Trust are at least $1,000,000 and the Net Asset Value per Unit is in excess of $25, the Trust may, in the discretion of the Managing Owner, resume trading.

The Managing Owner may at any time and in its discretion declare a Special Redemption Date, should the Managing Owner determine that it is in the best interests of the Trust to do so.  If the Managing Owner declares a Special Redemption Date, the Managing Owner shall not be required to again call a Special Redemption Date (whether or not a Special Redemption Date would otherwise be required to be called as described above); and the Managing Owner in its notice of a Special Redemption Date may, at its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the Managing Owner, irrespective of the provisions of the preceding paragraph.  The Managing Owner may also, in its discretion, declare additional regular redemption dates for Units, permit certain Unitholders to redeem at other than at month-end and waive the notice period otherwise required to effect redemptions.

Redemption payments will be made within ten business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Trust from commodity brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to the proportionate part of the Trust’s aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder’s Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold “plan assets” under the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the Code, with respect to any “employee benefit plan” subject to ERISA or with respect to any “plan” or “account” subject to Section 4975 of the Code.

13.  Offering of Units.

The Managing Owner, on behalf of the Trust shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner may deem advisable or necessary, with the Securities and Exchange Commission for the registration and continuous public offering of the Units, (ii) use its best efforts to qualify the Units for sale under the securities laws of such States of the United States or other jurisdictions as the Managing Owner may deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the Managing Owner may deem advisable or necessary.

Fractional Units, calculated to five decimal places, may be sold.

All sales of Units in the United States will be conducted by registered brokers.

The Managing Owner shall not accept any subscriptions for Units if doing so would cause the Trust to hold “plan assets” under ERISA or the Code with respect to any “employee benefit plan” subject to ERISA or with respect to any “plan” or “account”

subject to Section 4975 of the Code.  If a subscriber has its subscription reduced for such reason, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

All subscriptions will be held in escrow by The Bank of New York Mellon Corporation (the “Escrow Agent”) until released as of the last business day of the month. The interest actually earned on subscriptions funds while held by the Escrow Agent will be invested in the Trust, and each subscriber will be issued additional Units reflecting the subscriber’s attributable share of such interest.  The Managing Owner may terminate any offering of Units at any time.  The aggregate of all capital contributions shall be available to the Trust to carry on its business, and no interest shall be paid by the Trust on any such contributions after such contributions are released by the Escrow Agent.

14.  Additional Offerings.

The Managing Owner may, in its discretion, continue, suspend or discontinue the public offering of the Units, as well as make additional public or private offerings of Units, provided that the net proceeds to the Trust of any such sales shall in no event be less than the Net Asset Value per Unit (as defined in Section 5(d)) at the time of sale (unless the new Unit’s participation in the profits and losses of the Trust is appropriately adjusted).  No Unitholder shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

15.  Special Power of Attorney.

Each Unitholder by virtue of having purchased or otherwise acquired Units does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with full power of substitution, as its true and lawful attorney-in-fact, in its name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on its behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law):  (i) this Declaration and Agreement of Trust, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust.  The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on its authority to act as contemplated by this Section 15) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

16.  Withdrawal of a Unitholder.

The Trust shall be dissolved upon the death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner, or any other event that causes the Managing Owner to cease to be the managing owner of the Trust, unless the Trust is continued pursuant to the terms of Section 5(a)(3).  In addition, the Managing Owner may withdraw from the Trust, without any breach of this Declaration and Agreement of Trust, at any time upon 120 days’ written notice by first class mail, postage prepaid, to the Trustee, each Unitholder and each assignee of whom the Managing Owner has notice.  If the Managing Owner withdraws from the Trust and all Unitholders agree in writing to continue the business of the Trust and to the appointment, effective as of the date of withdrawal of the Managing Owner, of one or more managing owners, the Managing Owner shall pay all expenses incurred as a result of its withdrawal.  Upon removal or withdrawal, the Managing Owner shall be entitled to redeem its interest in the Trust at its Net Asset Value on the next valuation date following the date of removal or withdrawal.

The Managing Owner may not assign its general liability interest or its obligation to manage the Trust without the consent of each Unitholder; provided, however, that the consent of Unitholders is not required if the Managing Owner assigns its general liability interest and its obligation to manage the Trust to an entity controlling, controlled by or under common control with the Managing Owner, provided that such entity (i) expressly assumes all obligations of the Managing Owner under this Declaration and Agreement of Trust and (ii) is entitled to act in the capacity of managing owner for the benefit of the Trust.  The Managing Owner shall notify all Unitholders of such assignment.  The Managing Owner will notify all Unitholders of any change in the principals of the Managing Owner.

The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a beneficial owner (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, the Unitholder’s estate, custodian or personal representative shall have no right to redeem or value such Unitholder’s interest except as provided in Section 12 hereof.  Each Unitholder that is a natural person expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and directs the legal representatives of his or her estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust.  Nothing in this Section 16 shall, however, waive any right given elsewhere in this Declaration and Agreement of Trust for Unitholders to be informed of the Net Asset Value of their Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

17.  Benefit Plan Investors.

Each Unitholder or assignee that is an “employee benefit plan” as defined in and subject to ERISA, or a “plan” as defined in Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), and each fiduciary thereof who has caused the Plan to become a Unitholder or assignee (a “Plan Fiduciary”), represents and warrants that:  (a) the Plan Fiduciary has considered an investment in the Trust by such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust by the Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the investment in the Trust by the Plan does not violate, and is not otherwise inconsistent with, the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, the Trustee, the Escrow Agent, any of their respective affiliates or any of their respective agents or employees:  (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary:  (i) is authorized to make, and is responsible for, the decision of the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the Managing Owner, the Trustee, the Escrow Agent, and any of their respective affiliates; and (iii) is qualified to make such investment decision.

18.  Standard of Liability; Indemnification.

(a)  Standard of Liability for the Managing Owner.  The Managing Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates, if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

(b)  Indemnification of the Managing Owner by the Trust.  To the fullest extent permitted by law, subject to this Section 18, the Managing Owner and its Affiliates shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

For the purposes of this Section 18, the term “Affiliates” shall mean any person acting on behalf of or performing services on behalf of the Trust who:  (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied:  (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 18(a).

In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Declaration and Agreement of Trust.

In no event shall any indemnification permitted by this subsection (b) of Section 18 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects.  Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein.  Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder.  Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

In no event shall any indemnification obligations of the Trust under this subsection (b) of Section 18 subject a Unitholder to any liability in excess of the capital contributed by such Unitholder, his or her share of undistributed profits and assets and the amount of any distributions wrongfully distributed to such Unitholder.

(c)  Indemnification by the Unitholders.  In the event that the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any activities of a Unitholder, obligations or liabilities unrelated to the business of the Trust or as a result of or in connection with a transfer, assignment or other disposition or an attempted transfer, assignment or other disposition by a Unitholder or an assignee of its Units or of any part of its right, title and interest in the capital or profits of the Trust in violation of this Declaration and Agreement of Trust, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys’ fees.

The Managing Owner shall indemnify and hold the Trust harmless from all loss or expense which the Trust may incur (including, without limitation, any indemnify payments) as a result of the difference between the standard of liability and indemnity under the Trading Advisory Agreement(s) and the Customer Agreement, on the one hand, and the Managing Owner’s standards of liability as set forth herein, on the other hand.

19.  Amendments; Meetings.

(a)  Amendments with Consent of the Managing Owner.  If at any time during the term of the Trust the Managing Owner shall deem it necessary or desirable to amend this Declaration and Agreement of Trust, the Managing Owner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the Managing Owner and, pursuant to a vote called by the Managing Owner, by the holders of Units representing a majority of the outstanding Units.  Such vote shall be taken at least 30 but not more than 60 days after delivery by the Managing Owner to each Unitholder of record by certified mail of notice of the proposed amendment and voting procedures.  Notwithstanding the foregoing, the Managing Owner may amend this Declaration and Agreement of Trust without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Declaration and Agreement of Trust and the Prospectus), (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Declaration and Agreement of Trust required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Declaration and Agreement of Trust which the Managing Owner deems advisable, provided that such amendment is for the benefit of and not adverse to the Unitholders or the Trustee, or that is required by law, (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to avoid causing the assets of the Trust from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any “employee benefit plan,” as defined in and subject to ERISA, or of a “plan,” as defined in and subject to Section 4975 of the Code.

 (b)  Amendments and Actions without Consent of the Managing Owner.  In any vote called by the Managing Owner or pursuant to subsection (c) of this Section 19, upon the affirmative vote (which may be in person or by proxy) of more than 50% of the Units then owned by Unitholders, the following actions may be taken with respect to the Trust, irrespective of whether the Managing Owner concurs:  (i) this Declaration and Agreement of Trust may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 19 or extending the term of the Trust; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Declaration and Agreement of Trust without such Unitholder’s or assignee’s written consent; (ii) the Trust may be dissolved; (iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved and, as a result, terminated upon 60 days’ notice.

(c)  Meetings; Other.   Any Unitholder upon request addressed to the Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes.  Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of all Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Declaration and Agreement of Trust, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within 15 days after such receipt, call a meeting of the Trust.  Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.  Such notice shall establish a record date for Units entitled to vote at the meeting, which shall be not more than 15 days prior to the date established for such meeting.

The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

 (d) Consent by Trustee.   The Trustee’s written consent to any amendment of this Declaration and Agreement of Trust shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Declaration and Agreement of Trust or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated hereby to which the Trustee is a party; provided further, that the Trustee may not withhold consent for any action listed in subsections 19(b)(ii)-(vi).  Notwithstanding anything to the contrary contained in this Declaration and Agreement of Trust, the Trustee may immediately resign if, in its sole discretion, the Trustee determines that the Unitholders’ actions pursuant to subsections 19(b)(i)-(vi) would adversely affect the Trustee in any manner.

20.  Governing Law.

The validity and construction of this Declaration and Agreement of Trust shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that causes of action for violations of federal or state securities laws shall not be governed by this Section 20.

21.  Miscellaneous.

(a)  Notices.   All notices under this Declaration and Agreement of Trust shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mails.

(b)  Binding Effect.   This Declaration and Agreement of Trust shall inure to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives.  For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

(c)  Captions.   Captions in no way define, limit, extend or describe the scope of this Declaration and Agreement of Trust nor the effect of any of its provisions.  Any reference to “persons” in this Declaration and Agreement of Trust shall also be deemed to include entities, unless the context otherwise requires.

22.  Certain Definitions.

[Reserved]

23.  No Legal Title to Trust Estate.

The Unitholders shall not have legal title to any part of the Trust Estate.

24.  Legal Title.

Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

25.  Creditors.

No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

IN WITNESS WHEREOF, the undersigned have duly executed this Eighth Amended and Restated Declaration and Agreement of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY
     not individually by solely as Trustee

By:	/s/
Name: Joseph B. Feil
Title: Vice President

R.J. O’BRIEN FUND MANAGEMENT, LLC
     as Managing Owner

By:	/s/
Name: Annette A. Cazenave
Title: Senior Vice President

All Unitholders now and hereafter admitted as Unitholders of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner.

By:            R.J. O’BRIEN FUND MANAGEMENT, LLC
     as Attorney-in-Fact

By:	/s/
Name: Annette A. Cazenave
Title: Senior Vice President

EXHIBIT B

RJO GLOBAL TRUST
____________________

SUBSCRIPTION REQUIREMENTS

By executing a Subscription Agreement and Power of Attorney Signature Page for RJO Global Trust  (the “Trust”), each purchaser (“Purchaser”) of units of beneficial interest (“Units”) in the Trust subscribes for Units at the net asset value per Unit, as described in the Trust’s current Prospectus (the “Prospectus”).  The minimum initial subscription is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts.  Incremental subscriptions will be accepted in multiples of $100 in excess of such minimums.  Existing unitholders may make additional investments in the Trust in $1,000 minimums, also with $100 increments.  Units are sold in fractions calculated to five decimal places.

Purchaser is herewith delivering to Purchaser’s selling agent (hereinafter, “Selling Agent”) an executed Subscription Agreement and Power of Attorney Signature Page and either (i) delivering a check in the full amount of the Purchaser’s subscription or (ii) hereby authorizing such Selling Agent to debit Purchaser’s customer securities account maintained with such Selling Agent for the full amount of Purchaser’s subscription in accordance with the procedures described under “Plan of Distribution — Subscription Procedure” in the Prospectus.  If Purchaser’s Subscription Agreement and Power of Attorney is accepted by R.J. O’Brien Fund Management, LLC, the managing owner of the Trust (the “Managing Owner”), Purchaser agrees to contribute Purchaser’s subscription to the Trust and to be bound by the terms of the Trust’s Eighth Amended and Restated Declaration and Agreement of Trust (Exhibit A to the Prospectus), including, without limitation, the provisions of Sections 9(a), 11 and 15 thereof.  Purchaser agrees to reimburse the Trust and the Managing Owner for any expense or loss incurred by either as a result of the cancellation of Purchaser’s Units due to a failure of the Purchaser to deliver good funds in the amount of the subscription price of any or all of such Units.

If the undersigned is acting on behalf of an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any “plan,” as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such employee benefit plan and plan, a “Plan”), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing a Unit (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in the Trust does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, the trading advisors, R.J. O’Brien & Associates, LLC, any Selling Agent, wholesaler or correspondent, The Bank of New York Mellon Corporation (the “Escrow Agent”), Wilmington Trust Company (the “Trustee”), any of their respective affiliates or any of their respective agents or employees (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (ii) is independent of the Managing Owner, the trading advisors, R.J. O’Brien & Associates, any Selling Agent, wholesaler or correspondent, the Escrow Agent, the Trustee, and any of their respective affiliates, and (iii) is qualified to make such investment decision.  The undersigned will, at the request of the Managing Owner, furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

B-1

Investor Suitability

Purchaser understands that the purchase of Units may be made only by persons who, at a minimum, have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (similarly calculated) of at least $70,000.

It is recommended that no individual Purchaser should invest more than 10% of his or her net worth in the Units, and no entity Purchase, including ERISA plans, should invest more than 10% of its liquid net worth (readily marketable securities) in the Units.

Residents of the following states must meet the specific requirements set forth below (net worth is, in all cases, to be calculated exclusive of home, furnishings and automobiles).

1.	California
Annual gross income of at least $65,000 and a net worth of at least $250,000, or a net worth of at least $500,000.  A California Purchaser may not invest more than 10% of his or her net worth in the Units.

2.	Iowa	An Iowa Purchaser may not invest more than 10% of his or her liquid net worth in the Trust and its affiliates.
3.	Kansas
Net worth of at least $250,000 or a net worth of at least $70,000 and an annual gross income of at least $70,000.  It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.  Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

4.	Kentucky
Liquid net worth of at least $300,000, or a combined liquid net worth of $85,000 and annual income of $85,000.  A Kentucky Purchaser may not invest more than 10% of his or her liquid net worth in the Units.

5.	Maine	Minimum subscription per investment, both initial and subsequent, of $5,000.
6.	New Jersey
Annual gross income of at least $65,000 and a net worth of at least $250,000, or a net worth of at least $500,000.  A New Jersey Purchaser may not invest more than 10% of his or her net worth in the Units.

7.	Pennsylvania	A Pennsylvania Purchaser may not invest more than 10% of his or her net worth in the Units.
8.	South Carolina	Net worth of at least $100,000 or a net income in the preceding year some portion of which was subject to maximum federal and state income tax.
____________
In the case of IRA and SEP plans, the foregoing suitability standards are applicable to the beneficiary of the plan for whose account the Units are being acquired.  In the case of a custodian purchasing Units for a minor, the Units will be either a gift to the minor and not paid with funds of the minor or the minor must meet the foregoing suitability standards.

The foregoing suitability standards are regulatory minimums only.  Merely because Purchaser meets such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as the Trust is, in fact, suitable for Purchaser.

B-2

EXHIBIT C-A

RJO GLOBAL TRUST
____________________

SUBSCRIPTION INSTRUCTIONS
FOR
CLASS A UNITS OF BENEFICIAL INTEREST

Any person considering subscribing for Class A units of beneficial interest (“Class A Units”) should carefully read and review the Prospectus, including the Privacy Policy of the Managing Owner contained therein.  The Prospectus must be accompanied by the most recent Account Statement of the Trust (current within 60 calendar days).

The Class A Units are speculative and involve a high degree of risk.  It is recommended that no subscriber should invest more than 10% of such subscriber’s net worth (which excludes home, furnishings and automobiles) in the Trust.

Attached to these subscription instructions is a detachable carbonless copy set of the Subscription Agreement and Power of Attorney Signature Page (the “Signature Page”) with the Subscription Agreement and Power of Attorney on the reverse side.  The Signature Page is the document which you must execute if you wish to subscribe for Class A Units.  One copy of such Signature Page should be retained by you for your records and the others delivered to your Financial Advisor.

FILL IN ALL THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLUE OR BLACK INK ONLY, AS FOLLOWS:

Item 1	•	Enter the whole dollar amount of the subscription (no cents).
Item 2	•	Enter the investor’s securities account number and check the appropriate box to indicate if this is an additional investment.
Item 3	•	Enter the Social Security or Taxpayer ID Number of the investor.
Items 4 through 8	•	The following specific instructions are provided for certain ownership types identified on the Signature Page:

Trust — Enter the trust’s name in Item 4 and the trustee’s name in Item 5, followed by “Ttee.”

Custodian Under Uniform Gifts to Minors Act — Complete Item 4 with the name of minor followed by “UGMA.”  Enter the minor’s Social Security Number in Item 3.  In Item 8, enter the custodian’s name followed by “Custodian.”  Be sure to furnish the Taxpayer ID Number of the Custodian.

Partnership or Corporation — The partnership’s or corporation’s name is required in Item 4.  Enter a partner’s or officer’s name in Item 5.  Enter the Taxpayer ID Number of the partnership or corporation in Item 3.

Non-Taxable Investor — If applicable, complete Item 8 for the Custodian.  Be sure to furnish the Taxpayer ID Number of the Custodian as well as the Custodian name and address.  The Custodian must sign in the space provided.

	•	Complete residence address in Item 6 and mailing address (if different) in Item 7.
•
Check the appropriate box to indicate the type of ownership (Tax Category) for the entity that is subscribing.  In the case of joint ownership, either Social Security Number may be used.  If the Non-Taxable Investor is a plan or IRA of a Financial Advisor, check the box for “Other” and indicate “Selling Agent Plan” in the space provided.

•
The investor(s) must review the representations relating to backup withholding tax (“United States Investors Only” section) or non-resident alien status (“Non-United States Investors Only” section) following Item 8.  Check box if applicable.

Item 9	•	U.S. investors must check the box, as appropriate. Non-U.S. investors must sign the indicated line, as appropriate.
Item 10	•	Maine investors must initial the indicated lines, as appropriate.
Item 11	•	All investor(s) must sign where indicated.
Item 12	•	Financial Advisor must complete.

The Financial Advisor’s copy of the Subscription Agreement and Power of Attorney Signature Page
may be required to be retained in the Branch Office.

C-A-1

RJO GLOBAL TRUST
CLASS A UNITS OF BENEFICIAL INTEREST

BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT OF 1933
OR THE SECURITIES EXCHANGE ACT OF 1934

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
RJO GLOBAL TRUST c/o The Bank of New York Mellon Corporation P.O. Box 1148 Newark, NJ 07101-1148	For Overnight Mail: The Bank of New York Mellon Corporation 101 Barclay Street, A-Level New York, NY 10007 Attn: R.J. O’Brien – RJO Global Trust
Dear Sirs:
1.   Subscription for Units.   I hereby subscribe for the dollar amount of Class A units of beneficial interest (“Class A Units”) in RJO Global Trust (the “Trust”) set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto (minimum $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts), at a purchase price per Class A Unit of net asset value.  Incremental subscriptions in excess of the foregoing minimums are permitted in $100 multiples.  Existing investors may subscribe for additional Class A Units in $1,000 minimums, also with $100 increments.  Fractional Class A Units will be issued to five decimal places.  The terms of the offering of the Class A Units are described in the current Prospectus of the Trust (the “Prospectus”).  I have either (i) authorized my financial advisor to debit my customer securities account in the amount of my subscription or (ii) delivered a check to my Financial Advisor made payable to “The Bank of New York Mellon Corporation, Escrow Agent for RJO Global Trust.”  If I have chosen to subscribe by account debit, I acknowledge that I must have my subscription payment in such account when I submit my subscription.  My financial advisor shall debit my account and the amounts so debited will be transmitted directly to the Escrow Agent.  R.J. O’Brien Fund Management, LLC (the “Managing Owner”) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.  All Class A Units are offered subject to prior sale.

Subscriptions generally must be received by the Managing Owner no later than five business days before month-end (including the last business day of the month) in order to be invested in the Class A Units as of the end of the month.

2.   Representations and Warranties of Subscriber.  (INITIAL AS APPROPRIATE):

________	I have received the Prospectus and an account statement (current within 60 days) relating to the Trust.
________	I acknowledge that I satisfy the applicable requirements relating to net worth and annual income as set forth in "Exhibit B – Subscription Requirements" to the Prospectus.

________	I am purchasing the Class A Units for my own account.

________	I understand that my investment in the Trust is not liquid except for limited redemption provisions.

________	(FOR EMPLOYEE BENEFIT PLANS ONLY): The investment in the Class A Units by such employee benefit plan is in compliance with all federal laws relating to such plans.

________
(FOR TRUSTS UNDER EMPLOYEE BENEFIT PLANS ONLY): None of the Trustee, the Managing Owner, the Trading Advisor, the Futures Broker, the Foreign Currency Broker, any Selling Agent, Wholesaler or correspondent, or the Escrow Agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of such trust being used to purchase Class A Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such trust assets for a fee and pursuant to an agreement or understanding that such advice will be based on the particular investment needs of the trust; or (iii) is an employer maintaining or contributing to the trust.

________
(FOR NON-INDIVIDUAL SUBSCRIBERS ONLY): Subscriber is authorized to invest in the Trust and the person signing the Subscription Agreement and Power of Attorney Signature Page on behalf of the subscriber is duly authorized to execute such Signature Page.

________	Subscriber is registered with the Commodity Futures Trading Commission and is a member of National Futures Association in all capacities that subscriber is required to be registered or such a member.

________
(FOR CUSTODIANS OF MINORS ONLY): The Class A Units purchased will be either a gift to the minor and not paid with funds of the minor or the minor meets the net worth and annual income requirements set forth in “Exhibit B — Subscription Requirements” to the Prospectus.

________
(FOR MAINE INVESTORS ONLY): I have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth of at least $70,000 (exclusive of home, furnishings and automobiles).  If a subscriber is an individual purchaser, subscriber is not investing more than 10% of his or her net worth (exclusive of home, furnishings and automobiles) in the Class A Units.  If subscriber is an entity purchaser, including an ERISA plan, subscriber is not investing more than 10% of its liquid net worth (readily marketable securities) in the Class A Units.

________
(FOR KANSAS INVESTORS ONLY): I have (i) a net worth of at least $250,000 (exclusive of home, furnishings, and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth of at least $70,000 (exclusive of home, furnishings, and automobiles).  It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.  Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

3.   Power of Attorney.   In connection with my purchase of Class A Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Eighth Amended and Restated Declaration and Agreement of Trust of the Trust, including, without limitation, the execution of the said Agreement itself and the execution of all amendments permitted by the terms thereof.  The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Class A Units.
4.   Governing Law.   Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney derives from a business  initiated in and concluded in the United States of America and shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.
5.   Risks.  These securities are speculative and involve a high degree of risk.  It is recommended that you should invest no more than 10% of your net worth (excluding home, furnishings and automobiles) in the Trust.  Risk factors relating to the Class A Units include the following:
(i) You could lose all or substantially all of your investment in the Trust; (ii) the Trust is speculative and it takes positions with total values that are bigger than the total amount of the Trust’s assets; the face value of the Trust’s positions typically range from two to fifteen times its aggregate Net Asset Value; (iii) performance has been volatile; past performance is not necessarily indicative of future results; (iv) the Trust must generate trading profits, after taking into account estimated interest income, of 7.79% to 8.14% with respect to Class A Units to cover its expenses and break even; (v) there is no market for the Class A Units; Class A Units may only be redeemed as of the end of a calendar month subject to a 1.5% redemption charge through the end of the eleventh month after issuance; (vi) the Trust trades to a substantial degree on non-U.S. markets which are not subject to the same degree of regulation as U.S. markets; (vii) investors are required to make representations and warranties in connection with their investment; and (viii) each prospective investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.

See “The Risks You Face” beginning at page 11 of the Prospectus.

PLEASE COMPLETE THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE WHICH ACCOMPANIES THIS PROSPECTUS CAREFULLY AND ENSURE THAT YOUR FINANCIAL ADVISOR KNOWS WHETHER YOU ARE SUBSCRIBING BY CHECK OR ACCOUNT DEBIT.

C-A-2

RJO GLOBAL TRUST
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
CLASS A UNITS
(See Subscription Instructions on Cover)

The investor named below, by executing and delivering this Signature Page and by payment of the purchase price for Class A units of beneficial interest (“Class A Units”) in RJO Global Trust (the “Trust”), and by either (i) enclosing a check payable to “The Bank of New York Mellon Corporation, as Escrow Agent for RJO Global Trust” or (ii) authorizing the Selling Agent (or Additional Selling Agent, as the case may be) to debit investor’s securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price of 100% of the net asset value per Unit.

The named investor further acknowledges receipt of the current Prospectus of the Trust (the “Prospectus”), together with a recent Account Statement relating to the Trust (current within 60 calendar days) and the Trust’s most recent Annual Report if not included in the Prospectus.  The Prospectus includes the Trust’s Eighth Amended and Restated Declaration and Agreement of Trust, Subscription Requirements and Subscription Agreement and Power of Attorney, the terms of which govern the investment in the Class A Units being subscribed for hereby.

1) Investment Amount $	2) Investor’s securities account: Account #
(minimum $5,000, except $2,000 minimum for IRAs and other qualified accounts; $1,000 minimum for additional investments; $100 increments)	□	Check box if debiting investor’s securities account
	□	Check box if manking an additional investment

3) Social Security # |___|___|___| - |___|___| - |___|___|___|___|	or	Taxpayer ID # |___|___|- |___|___|___|___|___|___|___|
Taxable Investors (check one)
□	Individual Investor	□	Community Property	□	Partnership	□	Tenants in Common	□	Estate
□	Joint Tenants with Right of Survivorship	□	Limited Liability Company	□	UGMA/UTMA (Minor)	□	Corporation	□	Trust
Non-Taxable Investors — Custodian Signature Required (check one)
□	IRA	□	IRA Rollover	□	Profit Sharing	□	SEP IRA	□	401(k)
□	Roth IRA	□	Pension	□	Defined Benefit	□	Other

4) Investor(s) Name(s):

5) Additional Information (For Estates, Partnerships, Trusts and Corporations)

6)     Residence Address of Unitholder:

Street (P.O. Box numbers are not acceptable for residence address)	City	State	Zip

7)     Mailing Address (if different):

Street	City	State	Zip

8) Custodian Information:	Taxpayer ID# |___|___| -|___|___|___|___|___|___|___|	Custodian Account Number

Name	Street	City	State	Zip

9)
UNITED STATES INVESTORS ONLY
I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: □.  Under penalty of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person.
NON-UNITED STATES INVESTORS ONLY
Under penalties of perjury, by signature below I hereby certify that I am not a U.S. Person (including (a) a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) a United States corporation, partnership, estate or trust).  Moreover, under penalties of perjury, by signature below I certify that I am (or am authorized to sign for) the beneficial owner (as defined in the Internal Revenue Code) of all the income to which this form relates.  I have attached an original Form W-8.

10)
 MAINE INVESTOR(S) ONLY MUST INITIAL
_______
I/We have received the current Prospectus of the Trust (the "Prospectus"), including the Eighth Amended and Restated Declaration and Agreement of Trust and a Subscription Agreement and Power of Attorney, the terms of which govern my investment in the Class A Units, together with the Trust's most recent Annual Report (unless the information in such Annual Report has been included in the Prospectus).

_______	I/We meet the minimum income and net worth standards as set forth in Exhibit B to the Prospectus with respect to Maine investors.
_______	I/We am/are purchasing Units for my/our own account.
_______	If this investment is for a qualified employee benefit plan, an individual retirement account or other tax-exempt investor, in making this investment on behalf of each entity, I/we have satisfied myself/ourselves as to the potential tax consequences on this investment.
11)
 INVESTOR(S) MUST SIGN
The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to avoid backup withholding set forth after Section 8 above.

Signature	Date	Signature of Joint Investor (if any)	Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

12)
FINANCIAL ADVISOR MUST SIGN
I hereby certify that I have provided the investor with a copy of the Prospectus and informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Class A Units, as set forth in the Prospectus.  I have also informed the investor of the unlikelihood of a public trading market developing for the Class A Units and the restrictions on the redemption of Class A Units.  I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.  The Financial Advisor MUST sign below in order to substantiate compliance with Rule 2810 of the NASD.

X			X
Financial Advisor Signature	Date	CRD#	Office Manager Signature (if required)	Date

13) Broker-Dealer Firm:	Financial Advisor:
First M.I. Last

Financial Advisor Mailing Address:
	Street (P.O. Box numbers are not acceptable for residence address)	City	State	Zip

|___|___|___|-|___|___|___|-|___|___|___|___|	|___|___|___|-|___|___|___|-|___|___|___|___|
Financial Advisor Phone	Financial Advisor Fax	E-mail address

C-A-3

EXHIBIT C-B

RJO GLOBAL TRUST
____________________

SUBSCRIPTION INSTRUCTIONS
FOR
CLASS B (zero commission class) UNITS OF BENEFICIAL INTEREST

Any person considering subscribing for Class B units of beneficial interest (“Class B Units”) should carefully read and review the Prospectus, including the Privacy Policy of the Managing Owner contained therein.  The Prospectus must be accompanied by the most recent Account Statement of the Trust (current within 60 calendar days).

The Class B Units are speculative and involve a high degree of risk.  It is recommended that no subscriber should invest more than 10% of such subscriber’s net worth (which excludes home, furnishings and automobiles) in the Trust.

Attached to these subscription instructions is a detachable carbonless copy set of the Subscription Agreement and Power of Attorney Signature Page (the “Signature Page”) with the Subscription Agreement and Power of Attorney on the reverse side.  The Signature Page is the document which you must execute if you wish to subscribe for Class B Units.  One copy of such Signature Page should be retained by you for your records and the others delivered to your Financial Advisor.

FILL IN ALL THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLUE OR BLACK INK ONLY, AS FOLLOWS:

Item 1	•	Enter the whole dollar amount of the subscription (no cents).
Item 2	•	Enter the investor’s securities account number and check the appropriate box to indicate if this is an additional investment.
Item 3	•	Enter the Social Security or Taxpayer ID Number of the investor.
Items 4 through 8	•	The following specific instructions are provided for certain ownership types identified on the Signature Page:

Trust — Enter the trust’s name in Item 4 and the trustee’s name in Item 5, followed by “Ttee.”

Custodian Under Uniform Gifts to Minors Act — Complete Item 4 with the name of minor followed by “UGMA.”  Enter the minor’s Social Security Number in Item 3.  In Item 8, enter the custodian’s name followed by “Custodian.”  Be sure to furnish the Taxpayer ID Number of the Custodian.

Partnership or Corporation — The partnership’s or corporation’s name is required in Item 4.  Enter a partner’s or officer’s name in Item 5.  Enter the Taxpayer ID Number of the partnership or corporation in Item 3.

Non-Taxable Investor — If applicable, complete Item 8 for the Custodian.  Be sure to furnish the Taxpayer ID Number of the Custodian as well as the Custodian name and address.  The Custodian must sign in the space provided.

	•	Complete residence address in Item 6 and mailing address (if different) in Item 7.
•
Check the appropriate box to indicate the type of ownership (Tax Category) for the entity that is subscribing.  In the case of joint ownership, either Social Security Number may be used.  If the Non-Taxable Investor is a plan or IRA of a Financial Advisor, check the box for “Other” and indicate “Selling Agent Plan” in the space provided.

•
The investor(s) must review the representations relating to backup withholding tax (“United States Investors Only” section) or non-resident alien status (“Non-United States Investors Only” section) following Item 8.  Check box if applicable.

Item 9	•	U.S. investors must check the box, as appropriate. Non-U.S. investors must sign the indicated line, as appropriate.
Item 10	•	Maine investors must initial the indicated lines, as appropriate.
Item 11	•	All investor(s) must sign where indicated.
Item 12	•	Financial Advisor must complete.

The Financial Advisor’s copy of the Subscription Agreement and Power of Attorney Signature Page
may be required to be retained in the Branch Office.

C-B-1

RJO GLOBAL TRUST
CLASS B UNITS OF BENEFICIAL INTEREST

BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT OF 1933
OR THE SECURITIES EXCHANGE ACT OF 1934

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
RJO GLOBAL TRUST c/o The Bank of New York Mellon Corporation P.O. Box 1148 Newark, NJ 07101-1148	For Overnight Mail: The Bank of New York Mellon Corporation 101 Barclay Street, A-Level New York, NY 10007 Attn: R.J. O’Brien – RJO Global Trust
Dear Sirs:
1.   Subscription for Units.   I hereby subscribe for the dollar amount of Class B units of beneficial interest (“Class B Units”) in RJO Global Trust (the “Trust”) set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto (minimum $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts), at a purchase price per Unit of net asset value.  Incremental subscriptions in excess of the foregoing minimums are permitted in $100 multiples.  Existing investors may subscribe for additional Class B Units in $1,000 minimums, also with $100 increments.  Fractional Class B Units will be issued to five decimal places.  The terms of the offering of the Class B Units are described in the current Prospectus of the Trust (the “Prospectus”).  I have either (i) authorized my financial advisor to debit my customer securities account in the amount of my subscription or (ii) delivered a check to my Financial Advisor made payable to “The Bank of New York Mellon Corporation, Escrow Agent for RJO Global Trust.”  If I have chosen to subscribe by account debit, I acknowledge that I must have my subscription payment in such account when I submit my subscription.  My financial advisor shall debit my account and the amounts so debited will be transmitted directly to the Escrow Agent.  R.J. O’Brien Fund Management, LLC (the “Managing Owner”) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.  All Class B Units are offered subject to prior sale.

Subscriptions generally must be received by the Managing Owner no later than five business days before month-end (including the last business day of the month) in order to be invested in the Class B Units as of the end of the month.

2.   Representations and Warranties of Subscriber.  (INITIAL AS APPROPRIATE):

________	I have received the Prospectus and an account statement (current within 60 days) relating to the Trust.
________	I acknowledge that I satisfy the applicable requirements relating to net worth and annual income as set forth in "Exhibit B – Subscription Requirements" to the Prospectus.

________	I am purchasing the Class B Units for my own account.

________	I understand that my investment in the Trust is not liquid except for limited redemption provisions.

________	(FOR EMPLOYEE BENEFIT PLANS ONLY): The investment in the Class B Units by such employee benefit plan is in compliance with all federal laws relating to such plans.

________
(FOR TRUSTS UNDER EMPLOYEE BENEFIT PLANS ONLY): None of the Trustee, the Managing Owner, the Trading Advisor, the Futures Broker, the Foreign Currency Broker, any Selling Agent, Wholesaler or correspondent, or the Escrow Agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of such trust being used to purchase Class B Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such trust assets for a fee and pursuant to an agreement or understanding that such advice will be based on the particular investment needs of the trust; or (iii) is an employer maintaining or contributing to the trust.

________
(FOR NON-INDIVIDUAL SUBSCRIBERS ONLY): Subscriber is authorized to invest in the Trust and the person signing the Subscription Agreement and Power of Attorney Signature Page on behalf of the subscriber is duly authorized to execute such Signature Page.

________	Subscriber is registered with the Commodity Futures Trading Commission and is a member of National Futures Association in all capacities that subscriber is required to be registered or such a member.

________
(FOR CUSTODIANS OF MINORS ONLY): The Class B Units purchased will be either a gift to the minor and not paid with funds of the minor or the minor meets the net worth and annual income requirements set forth in “Exhibit B — Subscription Requirements” to the Prospectus.

________
(FOR MAINE INVESTORS ONLY): I have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth of at least $70,000 (exclusive of home, furnishings and automobiles).  If a subscriber is an individual purchaser, subscriber is not investing more than 10% of his or her net worth (exclusive of home, furnishings and automobiles) in the Class B Units.  If subscriber is an entity purchaser, including an ERISA plan, subscriber is not investing more than 10% of its liquid net worth (readily marketable securities) in the Class B Units.

________
(FOR KANSAS INVESTORS ONLY): I have (i) a net worth of at least $250,000 (exclusive of home, furnishings, and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth of at least $70,000 (exclusive of home, furnishings, and automobiles).  It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.  Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

3.   Power of Attorney.   In connection with my purchase of Class B Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Eighth Amended and Restated Declaration and Agreement of Trust of the Trust, including, without limitation, the execution of the said Agreement itself and the execution of all amendments permitted by the terms thereof.  The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Class B Units.
4.   Governing Law.   Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney derives from a business initiated in and concluded in the United States of America and shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.
5.   Risks.  These securities are speculative and involve a high degree of risk.  It is recommended that you should invest no more than 10% of your net worth (excluding home, furnishings and automobiles) in the Trust.  Risk factors relating to the Class B Units include the following:
(i) You could lose all or substantially all of your investment in the Trust; (ii) the Trust is speculative and it takes positions with total values that are bigger than the total amount of the Trust’s assets; the face value of the Trust’s positions typically range from two to fifteen times its aggregate Net Asset Value; (iii) performance has been volatile; past performance is not necessarily indicative of future results; (iv) the Trust must generate trading profits, after taking into account estimated interest income, of 5.79% to 6.14% with respect to Class B Units to cover its expenses and break even; (v) there is no market for the Class B Units; Class B Units may only be redeemed as of the end of a calendar month subject to a 1.5% redemption charge through the end of the eleventh month after issuance; (vi) the Trust trades to a substantial degree on non-U.S. markets which are not subject to the same degree of regulation as U.S. markets; (vii) investors are required to make representations and warranties in connection with their investment; and (viii) each prospective investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.

See “The Risks You Face” beginning at page 11 of the Prospectus.

PLEASE COMPLETE THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE WHICH ACCOMPANIES THIS PROSPECTUS CAREFULLY AND ENSURE THAT YOUR FINANCIAL ADVISOR KNOWS WHETHER YOU ARE SUBSCRIBING BY CHECK OR ACCOUNT DEBIT.

C-B-2

RJO GLOBAL TRUST
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
CLASS B UNITS
(See Subscription Instructions on Cover)

The investor named below, by executing and delivering this Signature Page and by payment of the purchase price for Class B units of beneficial interest (“Class B Units”) in RJO Global Trust (the “Trust”), and by either (i) enclosing a check payable to “The Bank of New York Mellon Corporation, as Escrow Agent for RJO Global Trust” or (ii) authorizing the Selling Agent (or Additional Selling Agent, as the case may be) to debit investor’s securities account in the amount set forth below, hereby subscribes for the purchase of Class B Units at a purchase price of 100% of the net asset value per Unit.

The named investor further acknowledges receipt of the current Prospectus of the Trust (the “Prospectus”), together with a recent Account Statement relating to the Trust (current within 60 calendar days) and the Trust’s most recent Annual Report if not included in the Prospectus.  The Prospectus includes the Trust’s Eighth Amended and Restated Declaration and Agreement of Trust, Subscription Requirements and Subscription Agreement and Power of Attorney, the terms of which govern the investment in the Class B Units being subscribed for hereby.

1) Investment Amount $	2) Investor’s securities account: Account #
(minimum $5,000, except $2,000 minimum for IRAs and other qualified accounts; $1,000 minimum for additional investments; $100 increments)	□	Check box if debiting investor’s securities account
	□	Check box if manking an additional investment

3) Social Security # |___|___|___| - |___|___| - |___|___|___|___|	or	Taxpayer ID # |___|___|- |___|___|___|___|___|___|___|
Taxable Investors (check one)
□	Individual Investor	□	Community Property	□	Partnership	□	Tenants in Common	□	Estate
□	Joint Tenants with Right of Survivorship	□	Limited Liability Company	□	UGMA/UTMA (Minor)	□	Corporation	□	Trust
Non-Taxable Investors — Custodian Signature Required (check one)
□	IRA	□	IRA Rollover	□	Profit Sharing	□	SEP IRA	□	401(k)
□	Roth IRA	□	Pension	□	Defined Benefit	□	Other

4) Investor(s) Name(s):

5) Additional Information (For Estates, Partnerships, Trusts and Corporations)

6)     Residence Address of Unitholder:

Street (P.O. Box numbers are not acceptable for residence address)	City	State	Zip

7)     Mailing Address (if different):

Street	City	State	Zip

8) Custodian Information:	Taxpayer ID# |___|___| -|___|___|___|___|___|___|___|	Custodian Account Number

Name	Street	City	State	Zip

9)
UNITED STATES INVESTORS ONLY
I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: □.  Under penalty of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person.
NON-UNITED STATES INVESTORS ONLY
Under penalties of perjury, by signature below I hereby certify that I am not a U.S. Person (including (a) a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) a United States corporation, partnership, estate or trust).  Moreover, under penalties of perjury, by signature below I certify that I am (or am authorized to sign for) the beneficial owner (as defined in the Internal Revenue Code) of all the income to which this form relates.  I have attached an original Form W-8.

10)
 MAINE INVESTOR(S) ONLY MUST INITIAL
_______
I/We have received the current Prospectus of the Trust (the "Prospectus"), including the Eighth Amended and Restated Declaration and Agreement of Trust and a Subscription Agreement and Power of Attorney, the terms of which govern my investment in the Class B Units, together with the Trust's most recent Annual Report (unless the information in such Annual Report has been included in the Prospectus).

_______	I/We meet the minimum income and net worth standards as set forth in Exhibit B to the Prospectus with respect to Maine investors.
_______	I/We am/are purchasing Class B Units for my/our own account.
_______
If this investment is for a qualified employee benefit plan, an individual retirement account or other tax-exempt investor, in making this investment on behalf of each entity, I/we have satisfied myself/ourselves as to the potential tax consequences on this investment.

11)
 INVESTOR(S) MUST SIGN
The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to avoid backup withholding set forth after Section 8 above.

Signature	Date	Signature of Joint Investor (if any)	Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

12)
FINANCIAL ADVISOR MUST SIGN

I hereby certify that I have provided the investor with a copy of the Prospectus and informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Class B Units, as set forth in the Prospectus.  I have also informed the investor of the unlikelihood of a public trading market developing for the Class B Units and the restrictions on the redemption of Class B Units.  I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.  The Financial Advisor MUST sign below in order to substantiate compliance with Rule 2810 of the NASD.

X			X
Financial Advisor Signature	Date	CRD#	Office Manager Signature (if required)	Date

13) Broker-Dealer Firm:	Financial Advisor:
First M.I. Last

Financial Advisor Mailing Address:
	Street (P.0. Box numbers are not acceptable for residence address)	City	State	Zip

|___|___|___|-|___|___|___|-|___|___|___|___|	|___|___|___|-|___|___|___|-|___|___|___|___|
Financial Advisor Phone	Financial Advisor Fax	E-mail address

C-B-3

RJO GLOBAL TRUST
UNITS OF BENEFICIAL INTEREST
REQUEST FOR REDEMPTION

 ________________________________
Date

RJO GLOBAL TRUST c/o The Bank of New York Mellon Corporation P.O. Box 1148 Newark, NJ 07101-1148	For Overnight Mail: The Bank of New York Mellon Corporation 101 Barclay Street A-Level New York, NY 10007 Attn: R.J. O’Brien – RJO Global Trust

Dear Sirs:

The undersigned hereby requests redemption subject to all the terms and conditions of the Eighth Amended and Restated Declaration and Agreement of Trust (the “Declaration and Agreement of Trust”) of RJO GLOBAL TRUST (the “Trust”) of either Class A or Class B Units of Beneficial Interest (“Units”) in the Trust.  (Insert class and number of Units to be redeemed below.  Unitholders need not redeem all of their Units, provided that at least $1,000 of Units are redeemed and a minimum investment of $1,000 is maintained after any partial redemption.  If no number of Units is indicated, ALL Units held by the undersigned will be redeemed.)  Units are redeemed at the Net Asset Value per Unit, as defined in the Declaration and Agreement of Trust, less any applicable redemption charge (see below).  Redemption shall be effective as of the end of the current calendar month, provided this Request for Redemption is received no later than five business days before the end of such month (including the last business day of the month).  Payment of the redemption proceeds will generally be made within ten business days of the date of redemption.

The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request for Redemption relates, with full power and authority to request redemption of such Units.  Such Units are not subject to any pledge or otherwise encumbered in any fashion.

Units redeemed at or prior to the end of the eleventh full month after such Units are sold are subject to redemption charges of 1.5% of the Net Asset Value of Units at which they are redeemed.  Such charges will be deducted from the redemption proceeds and paid to R.J. O’Brien Fund Management, LLC, the Trust’s Managing Owner.  If the undersigned has purchased Units at more than one closing, such Units will be treated on a first-in/first-out basis for purposes of determining whether redemption charges continue to be applicable to such Units.
__________________

United States Unitholders Only:

The undersigned has checked the following box if he, she or it is subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: □.  Under the penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person.

Non-United States Unitholders Only:

Under penalties of perjury, by signature: below, the undersigned hereby certifies that he, she or it is not a U.S. person (including (a) a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) a United States corporation, partnership, estate or trust).  Moreover, under penalties of perjury, by signature below the undersigned certifies that he, she or it is (or is authorized to sign for) the beneficial owner (as defined in the Internal Revenue Code) of all the income to which this form relates.  The undersigned has attached the appropriate Form W-8 as instructed by his, her or its Financial Advisor. X_______________________________________.

D-1

Tax ID – SS# or Fed No. (No hyphens): ___________________    Account Number: _________________________

Account Name: _______________________________________________________________________________

Type of Account: _____________________________________________________________________________
   (i.e., IRA, Individual, Trust, Joint Tenant)

Please note that custodial signatures & medallion stamps are required for all IRA accounts

Account Mailing Address (this must match mailing address on account):

Street or P.O. Box ____________________________________________________________________________

City _______________________________________________________________________________________

State ___________________________  Zip_________________________  Country_______________________

Phone______________________________________________________________________________________

RJO Global Trust:

Redeem: Class of Units (write “A” or “B”): ________________________________________________________

Number of Units (Write “ALL” for full redemption): ________________________________________________

(Check one)

__________ Mail check to the address above

__________ Credit my customer securities account at:
(custodial accounts can ONLY be credited back to the customer’s securities account)

Name of Broker Dealer:  ______________________________________________________

Account Name: ____________________________________________________________

Account Number: __________________________________________________________

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED.

___________________________________________________
Individual Unitholder (required in all cases)

___________________________________________________
Individual Unitholder (if Joint Tenant account)

___________________________________________________
Authorized Corporate Officer, Partner, Trustee, or Custodian

Please place custodian medallion stamp in box below

D-2

No person is authorized to give any information or to make any representation not contained in this prospectus in connection with the matters described herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer by any person within any jurisdiction in which such offer is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom such offer would be unlawful. The delivery of this prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date of its issue.

Until 90 days from the date of this prospectus, all dealers that effect transaction in these securities, or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART TWO
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following is an estimate of the costs incurred in connection with preparing and filing this Registration Statement.  The Trust will pay all such costs.

Approximate Amount
Registration Fee	$2,490.00
NASD Fee	$8,612.00
Printing Expenses	$12,000.00
Fees of Certified Public Accountants	$5,000.00
Blue Sky Expenses (Excluding Legal Fees)	$110,000.00
Fees of Counsel	$60,000.00
Escrow Fees	$0.00
Advertising and Sales Literature	$13,000.00
Miscellaneous Offering Costs	$8,000.00

Total	$219,102.00

Item 14.  Indemnification of Directors and Officers

Section 18 of the Eighth Amended and Restated Declaration and Agreement of Trust, as amended (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of the Managing Owner, certain of its affiliates and certain of their respective directors, officers and controlling persons by the Registrant in certain circumstances.  Such indemnification is limited to claims sustained by such persons in connection with the Registrant, provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its affiliates, directors, officers and controlling persons.  The Registrant is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above.  Advances of Registrant funds to cover legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

Item 15.  Recent Sales of Unregistered Securities

There have been no unregistered sales of the securities of the Registrant within the last three years.

Item 16.  Exhibits and Financial Statement Schedules

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement.

(a)	Exhibits.

The following documents are filed herewith and are made a part of this Registration Statement:

Exhibit	Description of Document
3.01	Eighth Amended and Restated Declaration and Agreement of Trust, dated as of September 26, 2008 (included as Exhibit A to the Prospectus).
10.01	Forms of Subscription Agreement and Power of Attorney (included as Exhibits C-A and C-B to the Prospectus).
10.02*	Amended and Restated Advisory Agreement, made as of September 16, 2008, among JWH Global Trust, R.J. O’Brien Fund Management, LLC, and John W. Henry & Company, Inc.
10.03*	Advisory Agreement, made as of August 25, 2008, among JWH Global Trust, R.J. O’Brien Fund Management, LLC, and Abraham Trading, L.P.
10.04*	Advisory Agreement, made as of August 25, 2008, among JWH Global Trust, R.J. O’Brien Fund Management, LLC, and AIS Futures Management, LLC.
10.05*	Advisory Agreement, made as of August 25, 2008, among JWH Global Trust, R.J. O’Brien Fund Management, LLC, and Global Advisors L.P.
10.06*	Advisory Agreement, made as of August 25, 2008, among JWH Global Trust, R.J. O’Brien Fund Management, LLC, and Peninsula LP.
23.01	Consent of CF & Co., L.L.P.
23.02	Consent of KPMG LLP.
____________
* Confidential Treatment has been requested with respect to the omitted portions of this exhibit.

  The following exhibit is incorporated by reference herein from the exhibit of the same description and number filed on September 30, 2008 on Form 8-K.

3.01	Restated Certificate of Trust.
99.01	Financial Statements of R.J. O’Brien Fund Management, LLC.

  The following exhibit is incorporated by reference herein from the exhibit of the same description and number filed on March 20, 2008 on Form 10-K.

1.01
Amended and Restated Selling Agreement among R.J. O’Brien  Securities, LLC (the “Lead Selling Agent”), JWH Global Trust (the “Registrant”), R.J. O’Brien Fund Management LLC (the “Managing Owner”), and R.J. O'Brien & Associates, LLC.

13.01	Annual Report to Unitholders for Fiscal Year 2007.
14.01	R.J. O'Brien Fund Management, LLC Code of Ethics.

  The following exhibit is incorporated by reference herein from the exhibit of the same description and number filed on September 19, 2007 with the Registration Statement on Form S-1 (Reg. No. 333-146177).

10.02	Subscription and Transfer Agent Agreement, dated as of April 2, 2007, by and among The Bank of New York, the Managing Owner, and JWH Global Trust.

  The following exhibit is incorporated by reference herein from the exhibit of the same description and number filed on July 5, 2007 on Form 10-K.

10.04	Customer Agreement between Registrant and R.J. O'Brien & Associated, Inc., dated as of September 27, 2006.
 ____________

 (b)           Financial Statement Schedules.

The financial statements of the Registrant are incorporated by reference from Exhibit 13.01 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 20, 2008.

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

(a)(1)  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)  Insofar as indemnification from liabilities under the Securities Act of 1933 may be permitted to the directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 3rd day of October, 2008.

JWH GLOBAL TRUST
By: R.J. O’Brien Fund Management, LLC,
its Managing Owner

By:  /s/ Annette A. Cazenave
Name:  Annette A. Cazenave
Title:  Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gerald Corcoran	Managing Owner of the Registrant R.J. O' Brien Fund Management, LLC
R.J. O’Brien Fund Management, LLC		October 3, 2008

/s/ Gerald Corcoran	Chief Executive Officer and Director, R.J. O’Brien Fund Management, LLC	October 3, 2008
Gerald Corcoran

/s/ Thomas J. Anderson	Chief Financial Officer and Director, R.J. O’Brien Fund Management, LLC	October 3, 2008
Thomas J. Anderson
/s/ Colleen Knupp	President and Director, R.J. O’Brien Fund Management, LLC	October 3, 2008
Colleen Mitchell Knupp

/s/ Annette A. Cazenave	Senior Vice President and Director, R.J. O’Brien Fund Management, LLC	October 3, 2008
Annette A. Cazenave